As filed with the Securities and Exchange Commission on August 11, 1997

                                                   Registration No. 333-30203
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 2 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              (Including Exhibits)

                             RIVERVIEW BANCORP, INC.
                    (Exact name of registrant in its charter)


        Washington                        6035                   91-1838969
-------------------------------     ----------------           ----------------
(State or other jurisdiction of     (Primary SIC No.)         (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             700 N.E. Fourth Avenue
                             Camas, Washington 98607
                                 (360) 834-2231
        (Address and telephone number of principal executive offices and place of business)

                          John F. Breyer, Jr., Esquire
                          Victor L. Cangelosi, Esquire
                                BREYER & AGUGGIA
                               1300 I Street, N.W.
                                 Suite 470 East
                             Washington, D.C. 20005
                                 (202) 737-7900

            (Name, address and telephone number of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



=========================================================================================================================
                                              Calculation of Registration Fee
=========================================================================================================================
Title of Each Class        Proposed Maximum                                   Proposed Maximum
of Securities              Amount Being             Proposed Offering         Aggregate Offering         Amount of
Being Registered           Registered(1)            Price(1)                  Price(1)                   Registration Fee
-------------------------------------------------------------------------------------------------------------------------

Common Stock,
  $0.01 Par Value          6,127,938                $10.00                    $61,279,380                $18,570(2)

Participation Interests       50,000                   --                         --                        (3)
=========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

(2)  $16,507 previously paid.

(3) The securities of Riverview Bancorp, Inc. to be purchased by the Riverview Savings Bank, FSB 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1


1.  Front of Registration                               Front of Registration Statement;
    Statement and Outside Front                         Outside Front Cover Page
    Cover of Prospectus

2.  Inside Front and Outside Back                       Inside Front Cover Page; Outside Back
    Cover Pages of Prospectus                           Cover Page

3.  Summary Information and Risk Factors                Prospectus Summary; Risk Factors

4.  Use of Proceeds                                     Use of Proceeds; Capitalization

5.  Determination of Offering Price                     Market for Common Stock; The Conversion and
                                                        Reorganization -- Stock Pricing, Exchange Ratio and
                                                        Number of Shares to be Issued

6.  Dilution                                            *

7.  Selling Security-Holders                            *

8.  Plan of Distribution                                The Conversion and Reorganization

9.  Legal Proceedings                                   Business of the Savings Bank -- Legal Proceedings

10. Directors, Executive Officers,                      Management of the Holding Company; Management of
    Promoters and Control Persons                       the Savings Bank

11. Security Ownership of Certain Beneficial            *
    Owners and Management

12. Description of Securities                           Description of Capital Stock of the Holding Company

13. Interest of Named Experts and                       Legal and Tax Opinions; Experts
    Counsel

14. Disclosure of Commission Position                   Part II -- Item 17
    on Indemnification for Securities
    Act Liabilities

15. Organization Within Last                            Business of the Savings Bank
    Five Years

16. Description of Business                             Business of the Holding Company;
                                                        Business of the Savings Bank

17. Management's Discussion and                         Management's Discussion and Analysis of
    Analysis or Plan of Operation                       Financial Condition and Results of Operations

18. Description of Property                             Business of the Savings Bank -- Properties


19. Certain Relationships and                           Management of the Savings Bank -- Transactions
    Related Transactions                                with the Savings Bank

20. Market Price for Common Equity                      Outside Front Cover Page; Market for
    and Related Stockholder Matters                     Common Stock; Dividend Policy

21. Executive Compensation                              Management of the Savings Bank -- Executive
                                                        Compensation; and -- Benefits

22. Financial Statements                                Financial Statements; Pro Forma Data

23. Changes  in  and  Disagreements                     *
    with Accountants  on  Accounting
    and Financial Disclosure

----------

*Item is omitted because answer is negative or item inapplicable.

PROSPECTUS SUPPLEMENT

                             RIVERVIEW BANCORP, INC.

                           RIVERVIEW SAVINGS BANK, FSB
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Riverview Savings Bank, FSB Employees' Savings and Profit Sharing Plan ("Plan" or "401(k) Plan") of participation interests and shares of Riverview Bancorp, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed reorganization of Riverview Savings Bank, FSB ("Savings Bank" or "Employer") from the mutual holding company form of organization to a wholly owned subsidiary of a stock savings and loan holding company, Riverview Bancorp, Inc. (the "Holding Company") has been formed. The reorganization of the Savings Bank as a wholly-owned subsidiary of the Holding Company, the exchange of shares of Savings Bank common stock ("Savings Bank Common Stock") by public stockholders of the Savings Bank (the "Public Stockholders") for Common Stock and the sale of Common Stock to the public (the "Conversion Offerings") are herein referred to as the "Conversion and Reorganization." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion and Reorganization.

     The Prospectus dated ______, 1997 of the Holding Company ("Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion and Reorganization, the Conversion Offerings, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion and Reorganization through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION AND REORGANIZATION" and "-- Limitations on Purchases of Shares" in the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus Supplement is ______, 1997.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                                                TABLE OF CONTENTS

                                                                                                               PAGE

The Offering
       Securities Offered..........................................................................................
       Election to Purchase Common Stock in the Conversion.........................................................
       Value of Participation Interests............................................................................
       Method of Directing Transfer................................................................................
       Time for Directing Transfer.................................................................................
       Irrevocability of Transfer Direction........................................................................
       Treatment of Savings Bank Common Stock Held in the Plan.....................................................
       Direction to Purchase Common Stock After the Conversion.....................................................
       Purchase Price of Common Stock..............................................................................
       Nature of a Participant's Interest in the Holding Company Common Stock......................................
       Voting and Tender Rights of Common Stock....................................................................

Description of the Plan
       Introduction................................................................................................
       Eligibility and Participation...............................................................................
       Contributions Under the Plan................................................................................
       Limitations on Contributions................................................................................
       Investment of Contributions.................................................................................
       The Employer Stock Fund.....................................................................................
       Benefits Under the Plan.....................................................................................
       Withdrawals and Distributions from the Plan.................................................................
       Administration of the Plan..................................................................................
       Reports to Plan Participants................................................................................
       Plan Administrator..........................................................................................
       Amendment and Termination...................................................................................
       Merger, Consolidation or Transfer...........................................................................
       Federal Income Tax Consequences.............................................................................
       Restrictions on Resale......................................................................................

Legal Opinions.....................................................................................................

Investment Form....................................................................................................

                                  THE OFFERING

Securities Offered

     The securities offered hereby are participation interests in the Plan and up to ______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and Reorganization and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 700 N.E. Fourth Avenue, Camas, Washington 98607. The Savings Bank's telephone number is (360) 834-2231.

Election to Purchase Common Stock in the Conversion and Reorganization

     In connection with the Savings Bank's Conversion and Reorganization, each Participant in the 401(k) Plan may direct the trustees of the Plan
(collectively, the "Trustee") to transfer up to ___% of a Participant's beneficial interest in the assets of the Plan to the Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion and Reorganization. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund consists of investments in the Common Stock. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion Offerings is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings. For general information as to the ability of the Participants to purchase shares in the Conversion Offerings, see "THE CONVERSION AND REORGANIZATION-- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a _______ basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

Method of Directing Transfer

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the

Employer Stock Fund to purchase Common Stock issued in connection with the Conversion Offerings, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion Offerings is _______, 1997. The Investment Form should be returned to ___________ at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion Offerings shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Treatment of Savings Bank Common Stock Held in the Plan

     Shares of Savings Bank Common Stock held in the Employer Stock Fund prior to the consummation of the Conversion and Reorganization will treated in the same manner as shares held by other Public Stockholders. Such shares will be exchanged for shares of Common Stock pursuant to the Exchange Ratio. Application of the Exchange Ratio will result in the holders of the outstanding Savings Bank Common Stock owning, in the aggregate, approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization as the percentage of Savings Bank Common Stock owned by them, in the aggregate, immediately prior to the consummation of the Conversion. For additional information regarding the treatment of Savings Bank Common Stock, See, "THE CONVERSION AND REORGANIZATION" in the Prospectus.

Direction to Purchase Common Stock After the Conversion and Reorganization

     After the Conversion and Reorganization, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a monthly basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act").

Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion Offerings.

Nature of a Participant's Interest in the Holding Company Stock

     The Holding Company Stock purchased for an account of a Participant will be held in the name in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Holding Company Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                             DESCRIPTION OF THE PLAN

Introduction

     The Savings Bank adopted the Plan effective April 1, 1997 as an amendment and restatement of the Savings Bank's prior retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirement under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of 1,000 hours of service with the Savings Bank within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1996, approximately _____ employees participated in the Plan.

Contributions Under the Plan

     Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a
Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustee of the Plan on a periodic basis.

     Employer Contributions. The Savings Bank currently matches 50% of a Participant's monthly deferral contributions to a maximum of 3% of Compensation. In addition, the Savings Bank may make discretionary contributions in proportion to each Participant's Compensation.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted periodically under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan
Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

         Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer,
(3) a 5% owner of the employer (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

Investment of Contributions

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his or her Accounts in various managed investment portfolios, as described below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

     Under the Plan, the Accounts of Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:

Investment Fund  A -    A passively  managed,  diversified equity portfolio with
                        the  objective  of  simulating  the  performance  of the
                        Standard & Poor's Composite Index of 500 stocks, managed
                        by Mellon Bank, N.A., as Trustee.  An investment in Fund
                        A  provides  an  opportunity   for   investment   growth
                        generally consistent with that of widely traded common stocks, but with a corresponding risk of decline in value.

Investment Fund  B -    A portfolio of fixed income contracts  primarily managed
                        by Mellon Bank, N.A., with the objective of maximizing income at minimum risk of capital. Contributions are invested in fixed income instruments including but not limited to group annuity contracts issued by insurance companies.

Investment  Fund C -    A passively managed, diversified portfolio of stock with
                        the objective of replicating  the performance of the S &
                        P  MidCap  Index,   managed  by  Mellon  Bank,  N.A.  An
                        investment return generally consistent with that of smaller to medium sized company stocks, with an above average potential for increase or decrease in value.

Investment Fund  D -    A  government  instrument  fund  with the  objective  of
                        maximizing  income  at  minimum  risk  of  capital  with
                        underlying   investments   in   obligations   issued  or
                        guaranteed by the United States government or agencies or instrumentalities thereof, selected by Mellon Bank, N.A., as Trustee.

Investment Fund E -     A portfolio of high quality treasury,  agency, corporate
                        and asset/mortgage-  backed securities managed by Mellon
                        Bank, N.A. with the objective of replicating the total performance of the Lehman Brothers Aggregate Bond index.

     A Participant may also invest all or a portion of his or her Accounts in the portfolios described above and in Fund F, described below:

Investment Fund F -     The Employer Stock Fund which invests in common stock of
                        the Holding Company.

     A Participant may elect, to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other managed portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in Investment Fund D.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined monthly on a quarterly basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

     The Employer Stock Fund consists of investments in Common Stock. In connection with the Conversion Offerings, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. To the extent practicable, all amounts held in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) will be used to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase.

     Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" on pages 1 through 7 in the Prospectus.

Benefits Under the Plan

     Vesting. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her matching contributions account and employer discretionary contributions after the completion of six years of service under the Plan's vesting schedule (20% per year beginning with the completion of two years of service).

Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of

Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustee. The Trustee with respect to Plan assets, other than the Employer Stock Fund, is currently Mellon Bank, N.A. Mellon Bank also serves as custodian of the Employer Stock Fund assets. Members of the Board of Directors of the Savings Bank serve as trustees with respect to the Employer Stock Fund. Except as otherwise indicated by the context, references in this Prospectus Supplement to the Trustee refer to Mellon Bank.

     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Savings Bank.

     The Trustee must render at least annual reports to the Savings Bank and to the Participants in such form and containing information that the Trustee deems necessary.

Reports to Plan Participants

     The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

     The Savings Bank currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

     The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

          (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

          (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short- term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN.
ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Savings Bank's Conversion and Reorganization from the mutual holding company of organization to a wholly-owned subsidiary by the Holding Company.

                                 Investment Form
                              (Employer Stock Fund)

                           RIVERVIEW SAVINGS BANK, FSB
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


Name of Participant:_________________________

Social Security Number:______________________

     1. Instructions. In connection with the proposed reorganization of Riverview Savings Bank, FSB ("Savings Bank") from the mutual holding form of organization to a wholly-owned subsidiary of a savings and loan holding company ("Conversion and Reorganization"), participants in the Riverview Savings Bank, FSB Employees' Savings and Profit Sharing Plan ("Plan") may elect to direct the investment of up to ___% of their ___________, 1997 account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Riverview Bancorp, Inc. ("Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion Offerings and the maximum and minimum limitations set forth in the Plan of Conversion. See the Prospectus for additional information.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion Offerings. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ___________ at the Savings Bank, no later than the close of business on _______, 1997. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact ___________.

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) from my Plan account to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion Offerings. Please transfer this amount from the following investments in the amounts indicated:


     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion and Reorganization. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


--------------------------------               ------------------------------
         Signature                                         Date

                                    * * * * *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.



--------------------------------               ------------------------------
         Plan Administrator                                Date

PROSPECTUS
                             RIVERVIEW BANCORP, INC.
           (PROPOSED HOLDING COMPANY FOR RIVERVIEW SAVINGS BANK, FSB)

                     UP TO 5,328,642 SHARES OF COMMON STOCK

                         $10.00 PURCHASE PRICE PER SHARE


         Riverview Bancorp, Inc. ("Holding Company"), a Washington corporation, is offering up to 5,328,642 shares (which may be increased to 6,127,938 shares under circumstances described in footnote 4 of the table below) of its common stock, par value $.01 per share ("Common Stock"), in connection with (i) the Exchange Offering, described below, to effect the reorganization of Riverview Savings Bank, FSB ("Savings Bank") as a wholly-owned subsidiary of the Holding Company and (ii) the Conversion Offerings, described below, to effect the conversion of Riverview, M.H.C. ("MHC") from a mutual holding company to a stock holding company. The Holding Company, Savings Bank and MHC are collectively referred to herein as the "Primary Parties." The transactions contemplated by the Exchange Offering and the Conversion Offerings, which are collectively referred to herein as the "Conversion and Reorganization," are undertaken pursuant to a Plan of Conversion and Agreement and Plan of Reorganization ("Plan of Conversion") adopted by the Boards of Directors of the Primary Parties.

         THE EXCHANGE OFFERING. Pursuant to the Plan of Conversion, each share of common stock, par value $.01 per share, of the Savings Bank ("Savings Bank Common Stock") held by the MHC (1,407,891 shares, or 58.21% of the outstanding shares, as of the date of this Prospectus) will be canceled and each share of Savings Bank Common Stock held by the Savings Bank's public stockholders ("Public Savings Bank Shares" and "Public Stockholders," respectively) (1,010,610 shares, or 41.79% of the outstanding shares, as of the date of this Prospectus) will be exchanged for shares of Common Stock ("Exchange Shares") pursuant to a ratio ("Exchange Ratio") that will result in the Public Stockholders' aggregate ownership of approximately 41.73% of the outstanding shares of Common Stock before any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) Conversion Shares (as defined below) purchased by the Public Stockholders and by the Savings Bank's employee stock ownership plan ("ESOP") in the Conversion Offerings, described below. As discussed under "Independent Valuation" below, the final Exchange
Ratio will be based on the Public Stockholders' ownership interest and not on the market value of the Public Savings Bank Shares.

                     FOR INFORMATION ON HOW TO SUBSCRIBE FOR
                     SHARES OF COMMON STOCK, CALL THE STOCK
                     INFORMATION CENTER AT (360) ____-_____.

                  FORA DISCUSSION OF CERTAIN RISKS THAT SHOULD
                   BE CONSIDERED BY EACH PROSPECTIVE INVESTOR,
                     SEE "RISK FACTORS" BEGINNING ON PAGE 1.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE SAVINGS
      ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FDIC OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                       (COVER CONTINUED ON FOLLOWING PAGE)

CHARLES WEBB & COMPANY,                           PACIFIC CREST SECURITIES, INC.
A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.


                 The date of this Prospectus is August___, 1997.


                                                                                     Estimated Underwriting
                                                          Purchase                      Commissions and           Estimated Net
                                                          Price(1)                 Other Fees and Expenses(2)       Proceeds(3)

Minimum Price Per Share..................................  $10.00                       $0.36                        $9.64
--------------------------------------------------------------------------------------------------------------------------
Midpoint Price Per Share.................................  $10.00                       $0.32                        $9.68
--------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share..................................  $10.00                       $0.30                        $9.70
--------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share, as adjusted(4)..................  $10.00                       $0.28                        $9.72
--------------------------------------------------------------------------------------------------------------------------
Minimum Total(5).........................................  $22,950,000               $816,000                  $22,134,000
--------------------------------------------------------------------------------------------------------------------------
Midpoint Total(6)........................................  $27,000,000               $871,000                  $26,129,000
--------------------------------------------------------------------------------------------------------------------------
Maximum Total(7).........................................  $31,050,000               $927,000                  $30,123,000
--------------------------------------------------------------------------------------------------------------------------
Maximum Total, as adjusted(4)(8).........................  $35,707,500               $992,000                  $34,715,500
--------------------------------------------------------------------------------------------------------------------------


(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC., Arlington, Virginia ("RP Financial"). See "Independent Valuation" on the cover page of this Prospectus and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

(2) Includes estimated expenses to the Holding Company and the Savings Bank arising from the Conversion and Reorganization, including fees to be paid to Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. ("Webb") in connection with the Conversion Offerings. Such amounts exclude any fees to be paid to Pacific Crest Securities, Inc. ("Pacific Crest") as compensation for its management of the Syndicated Community Offering (as defined below), if any. Webb's fees amount to $309,000, $365,000, $421,000 and $485,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively, which may be deemed to be underwriting fees. Webb and Pacific Crest may be deemed to be underwriters. Expenses, other than fees to be paid to Webb, are estimated to total approximately $506,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may be more or less than estimated amounts. The Holding Company and the Savings Bank have agreed to indemnify Webb against certain liabilities, including liabilities that might arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

(3) Actual net proceeds can vary substantially from the estimated amounts depending upon actual expenses and the relative number of shares sold in the Conversion Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."
(4) Gives effect to an increase in the number of shares that could be sold in the Conversion Offerings resulting from an increase in the pro forma market value of the MHC and the Savings Bank, as converted, up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. The ESOP shall have a first priority right to subscribe for such additional shares up to an aggregate of 8% of the Common Stock issued in the Conversion. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Savings Bank, as converted. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

(5) Assumes the issuance of 2,295,000 Conversion Shares at $10.00 per share.
(6) Assumes the issuance of 2,700,000 Conversion Shares at $10.00 per share.
(7) Assumes the issuance of 3,105,000 Conversion Shares at $10.00 per share.
(8) Assumes the issuance of 3,570,750 Conversion Shares at $10.00 per share.

         THE CONVERSION OFFERINGS. Pursuant to the Plan of Conversion, nontransferable rights to subscribe ("Subscription Rights") for up to 3,105,000 shares (which may be increased to 3,570,750 shares under circumstances described in footnote 4 of the table appearing on the cover page of this Prospectus) of Common Stock ("Conversion Shares") have been granted, in order of priority, to
(i) depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 ("Eligible Account Holders"), (ii) the ESOP, a tax-qualified employee benefit plan, (iii) depositors with $50.00 or more on deposit at the Savings Bank as of June 30, 1997 ("Supplemental Eligible

Account Holders"), and (iv) depositors of the Savings Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of July 31, 1997 ("Voting Record Date"), and borrowers of the Savings Bank with loans outstanding as of October 22, 1993 which continue to be outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR OTHER AGENCY OF THE U.S. GOVERNMENT. Concurrently, but subject to the prior rights of Subscription Rights holders, the Holding Company is offering the Conversion Shares for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference given first to Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons who are permanent residents of Clark, Cowlitz, Klickitat and Skamania Counties of Washington ("Local Community"). It is anticipated that any Conversion Shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Pacific Crest in a syndicated community offering ("Syndicated Community Offering"). The Subscription Offering, Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Conversion Offerings." The Primary Parties reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community Offering or Syndicated Community Offering either at the time of receipt of an order or as soon as practicable following the termination of the Conversion Offerings. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order.

         THE SUBSCRIPTION OFFERING WILL EXPIRE AT ____, PACIFIC TIME, ON ________, 1997 ("EXPIRATION DATE"), UNLESS EXTENDED BY THE PRIMARY PARTIES FOR UP TO ___ DAYS TO __________, 1997. SUCH EXTENSION MAY BE GRANTED WITHOUT ADDITIONAL NOTICE TO SUBSCRIBERS. The Direct Community Offering is also expected to terminate at ______, Pacific Time, on _______, 1997 or at a date thereafter, however, in no event later than ________, 1997. The Holding Company must receive at an office of the Savings Bank by the Expiration Date the accompanying original Stock Order Form and a fully executed Certification Form (collectively, the "Stock Order Form") (facsimile copies and photocopies will not be accepted), along with full payment (or appropriate instructions authorizing a withdrawal from a deposit account at the Savings Bank) of $10.00 per share ("Purchase Price") for all Conversion Shares subscribed for or ordered. Payment by wire transfer will not be accepted. Funds so received will be placed in segregated accounts created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate from the date payment is received until the Conversion and Reorganization is consummated or terminated. Payments authorized by withdrawals from deposit accounts will continue to earn interest at their contractual rate until the Conversion and Reorganization is consummated or terminated, although such funds will be unavailable for withdrawal until the Conversion and Reorganization is consummated or terminated. ORDERS SUBMITTED ARE IRREVOCABLE UNTIL THE CONSUMMATION OR TERMINATION OF THE CONVERSION AND REORGANIZATION. If the Conversion and Reorganization is not consummated within 45 days after the last day of the Subscription and Direct Community Offering (which date will be no later than ________, 1997) and the OTS consents to an extension of time to consummate the Conversion and Reorganization, subscribers will be notified in writing of the time period within which the subscriber must notify the Primary Parties of his or her intention to increase, decrease or rescind his or her subscription. If an affirmative response to any such resolicitation is not received by the Primary Parties from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. If such period is not extended or, in any event, if the Conversion and Reorganization is not consummated by ________, 1997, all subscription funds will be promptly returned, together with accrued interest, and all withdrawal authorizations terminated. Such extensions may not go beyond ________ __, 1999.

         The Primary Parties have engaged Webb as their financial advisor and to assist the Holding Company in the sale of the Conversion Shares in the Conversion Offerings. Webb and Pacific Crest are registered broker-dealers and members of the National Association of Securities Dealers, Inc. ("NASD"). Neither Webb nor Pacific Crest nor any other registered broker-dealer is obligated to take or purchase any Conversion Shares in the Conversion Offerings. See "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

         INDEPENDENT VALUATION. OTS regulations require that the offering of Conversion Shares in the Conversion Offerings be based on an independent valuation of the pro forma market value of the Savings Bank and the MHC, as converted. OTS policy requires that the independent valuation be multiplied by 58.27%, which represents the MHC's percentage ownership interest in the Savings Bank. Accordingly, RP Financial's independent appraisal as of August 1, 1997 states that the aggregate pro forma market value of the Savings Bank and the MHC, as converted, ranged from $23.0 million to $31.1 million, with a midpoint of $27.0 million ("Estimated Valuation Range").

         The Primary Parties' Boards of Directors determined that the Conversion Shares would be sold at $10.00 per share ("Purchase Price"), resulting in a range of 2,295,000 to 3,105,000 shares of Conversion Shares, with a midpoint of 2,700,000 Conversion Shares. Upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 58.27% and 41.73%, respectively, of the total outstanding shares of Common Stock. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to range from 1.6299 to 2.2051, resulting in a range of 1,643,561 Exchange Shares to 2,223,642 Exchange Shares to be issued in the Exchange Offering. The 5,328,642 shares of Common Stock offered hereby include up to 3,105,000 Conversion Shares (subject to adjustment up to 3,570,750 shares as described herein) and up to 2,223,642 Exchange Shares (subject to adjustment up to 2,557,188 shares as described herein). The Estimated Valuation Range may be increased or decreased to reflect changes in market and economic conditions prior to completion of the Conversion and Reorganization, and under certain circumstances specified herein subscribers will be resolicited and given the right to modify or cancel their orders. See "The CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

         PURCHASE LIMITATIONS ON CONVERSION SHARES. Except for the ESOP, which is expected to subscribe for 8% of the shares of Conversion Shares issued in the Conversion Offerings, the Plan of Conversion provides for the following purchase limitations: (i) no person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 1.6% of the Conversion Shares issued in the Conversion Offerings, (ii) no person, together with associates of or persons acting in concert with such person, may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 2% of the Conversion Shares issued in the Conversion Offerings, (iii) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, when combined with any Exchange Shares received, shall not exceed 1.6% of the Common Stock to be issued in the Conversion and Reorganization, and (iv) the maximum number of shares of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with any associate or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 2% of the Common Stock to be issued in the Conversion and Reorganization. The minimum order is 25 Conversion Shares. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offerings and "-- Limitations on Purchase of Conversion Shares."

         MARKET FOR THE COMMON STOCK. The Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "RVSB." Prior to the Conversion and Reorganization, the Public Savings Bank Shares have been listed on the Nasdaq SmallCap Market under the same trading symbol. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                           RIVERVIEW SAVINGS BANK, FSB
                                CAMAS, WASHINGTON



[Map of Washington with enlarged maps of Cowlitz, Clark, Skamania and Klickitat Counties depicting main office and branch office locations for Riverview Savings Bank, FSB, in the cities of Camas, Washougal, Stevenson, White Salmon, Battle Ground, Goldendale, Vancouver and Longview, Washington.]



THE CONVERSION AND REORGANIZATION IS CONTINGENT UPON APPROVAL OF THE PLAN OF CONVERSION BY AT LEAST A MAJORITY OF THE MHC'S ELIGIBLE VOTING MEMBERS, BY THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF SAVINGS BANK COMMON STOCK AND BY THE HOLDERS OF A MAJORITY OF THE PUBLIC SAVINGS BANK SHARES, THE SALE OF AT LEAST 2,295,000 CONVERSION SHARES PURSUANT TO THE PLAN OF CONVERSION, AND THE RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.


                               PROSPECTUS SUMMARY

         THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) PRESENTED ELSEWHERE IN THIS PROSPECTUS. THE PURCHASE OF COMMON STOCK IS SUBJECT TO CERTAIN RISKS. SEE "RISK FACTORS."

RIVERVIEW BANCORP, INC.

         The Holding Company was organized on June 23, 1997 under Washington law at the direction of the Savings Bank to acquire the Savings Bank as a wholly-owned subsidiary upon consummation of the Conversion and Reorganization. The Holding Company has only engaged in organizational activities to date. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the outstanding capital stock of the Savings Bank, 50% of the net investable proceeds of the Conversion Offerings (see table under "PRO FORMA DATA") as permitted by the OTS to be retained by it) and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Conversion Shares issued in the Conversion and Reorganization. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon consummation of the Conversion and Reorganization, the Holding Company will be classified as a unitary savings and loan holding company subject to OTS regulation. See "REGULATION -- Savings and Loan Holding Company Regulations." The main office of the Holding Company is located at 700 N.E. Fourth Avenue, Camas, Washington 98607 and its telephone number is (360) 834-2231.

RIVERVIEW, M.H.C.

         The MHC is the federally-chartered mutual holding company for the Savings Bank. The MHC was formed in October 1993 as a result of the reorganization of the Savings Bank into a federally chartered mutual holding company ("MHC Reorganization"). The members of the MHC consist of depositors of the Savings Bank and those current borrowers of the Savings Bank who had loans outstanding as of the consummation date of the MHC Reorganization (October 22, 1993). Currently, the MHC's sole business activity is holding the 1,407,891 shares of Savings Bank Common Stock, which represents 58.21% of the outstanding shares as of the date of this Prospectus. The MHC's main office is located at 700 N.E. Fourth Avenue, Camas, Washington 98067, and its telephone number is
(360) 834-2231. As part of the Conversion and Reorganization, the MHC will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity.

RIVERVIEW SAVINGS BANK, FSB

         The Savings Bank is a federally-chartered savings bank, founded in 1923 and headquartered in Camas, Washington. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the SAIF. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") system since 1937. The Savings Bank is regulated by the OTS and the FDIC. At March 31, 1997, the Savings Bank had total assets of $224.4 million, total deposit accounts of $169.4 million, and total shareholders' equity of $25.0 million, on a consolidated basis.


                                       (i)

         On October 22, 1993, when the MHC Reorganization was consummated, the Savings Bank completed its initial stock offering by issuing 1,725,000 shares of Savings Bank Common Stock, of which 690,000 shares were purchased by the Public Stockholders and 1,007,400 shares were issued to the MHC. Stock dividends issued and stock options exercised subsequent to the initial public offering have increased the total shares issued and outstanding to 2,418,501 as of the date of this Prospectus, of which 1,010,610 shares are held by the Public Stockholders and 1,407,891 shares are held by the MHC.

         The Savings Bank is a community oriented financial institution offering traditional financial services to the residents of its primary market area. The Savings Bank considers Clark, Cowlitz, Klickitat and Skamania Counties of Washington as its primary market area. The Savings Bank is engaged primarily in the business of attracting deposits from the general public and using such funds to originate fixed-rate mortgage loans and adjustable rate mortgage ("ARM") loans secured by one- to- four family residential real estate located in its primary market area. The Savings Bank is also an active originator of residential construction loans and consumer loans. At March 31, 1997, one- to-four family mortgage loans were $94.5 million, or 62.3% of total net loans receivable and loans held for sale (collectively, "total net loans receivable"), residential construction loans were $32.5 million, or 21.4% of total net loans receivable, and consumer loans were $14.3 million, or 9.4% of total net loans receivable. To a lesser extent, the Savings Bank originates land loans ($7.9 million or 5.2% of total net loans receivable at March 31, 1997) and commercial real estate loans ($9.0 million or 5.9% of total net loans receivable at March 31, 1997). Substantially all of the Savings Bank's real estate loans are secured by real estate located in its primary market area. Construction, consumer, land and commercial real estate loans generally involve a greater risk of loss than one- to- four family mortgage loans. See "RISK FACTORS -- Certain Lending Risks."

         In addition to originating one- to- four family loans for its portfolio, the Savings Bank is an active mortgage broker for several third party mortgage lenders. In recent periods, such mortgage brokerage activities have reduced the volume of fixed-rate one- to- four family loans that are originated and sold by the Savings Bank. See "-- Loan Originations, Sales and Purchases" and "-- Mortgage Brokerage."

         The Savings Bank also invests in short- to- intermediate term U.S. Treasury securities and U.S. Government agency obligations, and mortgage-backed securities issued by U.S. Government agencies. At March 31, 1997, the Savings Bank's investment and mortgage-backed securities portfolio had a carrying value of $53.7 million. See "BUSINESS OF THE SAVINGS BANK -- Investment Securities."

         Deposits have been the primary source of funds for the Savings Bank's investment and lending activities. The Savings Bank plans to continue to fund its operations primarily with deposits, although advances from the FHLB-Seattle have been used as a supplemental source of funds. The Savings Bank has also used FHLB advances to purchase investment securities, with the goal of recognizing income on the difference between the interest rate earned on the investment securities and the interest rate paid on the FHLB advances. See "BUSINESS OF THE SAVINGS BANK -- Deposits and Other Sources of Funds."

         The Savings Bank conducts its operations from its main office and eight branch offices located in Southwest Washington State. See "BUSINESS OF THE SAVINGS BANK -- Properties." The Savings Bank's main office is located at 700 N.E. Fourth Avenue, Camas, Washington, and its telephone number is (360) 834-2231.

THE CONVERSION AND REORGANIZATION

         PURPOSES OF THE CONVERSION AND REORGANIZATION. The Boards of Directors of the Primary Parties believe that the Conversion and Reorganization is in the best interests of the MHC and its members, the Savings Bank and its stockholders, and the communities served by the MHC and the Savings Bank. In their decision to pursue the Conversion and Reorganization, the Boards of Directors considered the various regulatory uncertainties associated with the mutual holding company structure, including the MHC's future ability to waive any dividends from the Savings Bank and the uncertain future of the federal thrift charter. See "RISK FACTORS -- Recent Legislation and the Future of the Thrift Industry." In addition, the Boards of Directors considered the various advantages of the stock

                                      (ii)
holding company form of organization, including: (i) the Holding Company's ability to repurchase shares of its common stock without adverse tax consequences, unlike the Savings Bank; (ii) the Holding Company's greater flexibility under current law and regulations relative to the MHC to acquire other financial institutions and diversify its operations; (iii) the larger capital base of the Holding Company relative to the Savings Bank that will result from the Conversion Offering; and (iv) the potential increased liquidity in the Common Stock relative to the Public Savings Bank Shares because of the larger number of shares of Common Stock to be outstanding upon consummation of the Conversion and Reorganization. Currently, the Boards of Directors of the Primary Parties have no specific plans, arrangements or understandings, written or oral, regarding any stock repurchases, acquisitions or diversification of operations. See "THE CONVERSION AND REORGANIZATION -- Purposes of Conversion and Reorganization."

         DESCRIPTION OF THE CONVERSION AND REORGANIZATION. The Conversion and Reorganization are being undertaken pursuant to the Plan of Conversion that was adopted by the Boards of Directors of the Savings Bank and the MHC on May 21, 1997 and subsequently amended on July 16 and July 25, 1997. Under the Plan of Conversion, (i) the MHC will convert to an interim federal stock savings bank ("Interim A") and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the outstanding shares of Savings Bank Common Stock held by the MHC (1,407,891 shares or 58.21% of the outstanding Savings Bank Common Stock as of the date of this Prospectus) will be canceled, and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Savings Bank, resulting in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (1,010,610 shares or 41.79% of the outstanding Savings Bank Common Stock as of the date of this Prospectus) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately before the consummation of the Conversion and Reorganization, before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) shares of Conversion Shares purchased by the Savings Bank's stockholders in the Conversion Offerings.


         The following diagram outlines the current organizational structure of the Primary Parties' and their ownership interests:

                    ---------------------   ---------------------
                    |        MHC        |   |       Public      |
                    |                   |   |    Stockholders   |
                    ---------------------   ---------------------
                                     |         |
                               58.21%|         |41.79%
                                     |         |
                                ---------------------
                                |   Savings Bank    |
                                |                   |
                                ---------------------
                                          |
                                          |100%
                                          |
                                ---------------------
                                |  Holding Company  |
                                |                   |
                                ---------------------
                                          |
                                          |100%
                                          |
                                ---------------------
                                |    Interim B      |
                                |  (in formation)   |
                                ---------------------


                                      (iii)

         The following diagram reflects the post-Conversion and Reorganization organizational structure of the Holding Company and the Savings Bank and their ownership interests. The ownership interests presented assumes no fractional Exchange Shares are issued, and does not give effect to purchases of any Conversion Shares by the Public Stockholders or the exercise of outstanding stock options.

                    ---------------------   ---------------------
                    | Purchasers of     |   |   Former Public   |
                    | Conversion Shares |   |    Stockholders   |
                    ---------------------   ---------------------
                                     |         |
                               58.21%|         |41.79%
                                     |         |
                                ---------------------
                                |  Holding Company  |
                                |                   |
                                ---------------------
                                          |
                                          |
                                          |
                                ---------------------
                                |   Savings Bank    |
                                |                   |
                                ---------------------

         REQUIRED APPROVALS. The OTS has approved the Plan of Conversion subject to (i) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of the MHC as of the close of business on the Voting Record Date (July 31, 1997) at a special meeting of members called for the purpose of submitting the Plan of Conversion for approval ("Members' Special Meeting"), (ii) the approval of the holders of at least two-thirds of the outstanding shares of Savings Bank Common Stock (including those shares held by the MHC) as of the close of business on the Voting Record Date at a meeting of stockholders called for the purpose of considering the Plan ("Stockholders' Meeting"), and (iii) the approval of the holders of at least a majority of the Public Savings Bank Shares as of the close of business on the Voting Record Date present in person or by proxy at the Stockholders' Meeting. The MHC intends to vote its shares of Savings Bank Common Stock, which amount to 58.21% of the outstanding shares, in favor of the Plan of Conversion at the Stockholders' Meeting. In addition, as of March 31, 1997, directors and executive officers of the Primary Parties as a group (10 persons) beneficially owned 264,768, or 10.64%, of the outstanding shares of Savings Bank Common Stock, which they intend to vote in favor of the Plan of Conversion at the Stockholders' Meeting.

THE CONVERSION OFFERINGS

         The Conversion Offerings, which consist of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering (if any), are being undertaken pursuant to the Plan of Conversion. The Holding Company is offering up to 3,105,000 Conversion Shares in the Conversion Offerings. Conversion Shares are first being offered in the Subscription Offering through the exercise of Subscription Rights issued, in order of priority, to (i) Eligible Account Holders; (ii) the ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. The Subscription Offering will expire at ________, Pacific Time, on _________ __, 1997, unless extended.

         Subject to the prior rights of Subscription Rights holders, Conversion Shares not subscribed for in the Subscription Offering are being offered in the Direct Community Offering to members of the general public with preference given first to Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons who are permanent residents of the Local Community. It is anticipated that shares not subscribed for in the Subscription Offering and Direct Community Offering may be offered to certain members of the general public in the Syndicated Community Offering. The Primary Parties reserve the absolute right to reject or accept any orders in the Direct Community Offering or the Syndicated Community Offering (if any), in whole or in part, either at the time of receipt of an order

                                      (iv)
or as soon as practicable following the Expiration Date. The closing with respect to all shares sold in the Conversion Offerings will occur simultaneously, and all Conversion Shares will be sold at a uniform price of $10.00 per share.

         The Primary Parties have retained Webb as their consultant and advisor in connection with the Conversion Offerings and to assist in soliciting subscriptions in the Conversion Offerings on a best efforts basis. See "The CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Offerings."

BENEFITS OF THE CONVERSION AND REORGANIZATION TO MANAGEMENT

         ESOP. In connection with the MHC Reorganization, the Savings Bank adopted the ESOP, a tax-qualified employee benefit plan for officers and employees, which acquired 55,200 shares of the Savings Bank Common Stock. Upon consummation of the Conversion and Reorganization, the Savings Bank Common Stock held by the ESOP will be converted into Exchange Shares based upon the Exchange Ratio. In connection with the Conversion and Reorganization, the ESOP will purchase 8% of the Conversion Shares (248,400 shares of Common Stock based on the issuance of the maximum of the Estimated Valuation Range). The ESOP's purchase will be funded with the proceeds of a loan from the Holding Company. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan." As a result of the ESOP's acquisition of Common Stock, the Holding Company will recognize compensation expense in an amount equal to the fair market value of the ESOP shares when such shares are committed to be released to participants' accounts. See "RISK FACTORS -- Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."

         MRP. The Holding Company expects to seek stockholder approval of the Riverview Bancorp, Inc. 1997 Management Recognition Plan ("1997 MRP"). The 1997 MRP will reserve a number of shares equal to 4% of the number of shares issued in the Conversion Offerings. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the 1997 MRP within one year of the consummation of the Conversion and Reorganization. If stockholder approval of the 1997 MRP is obtained, it is expected that awards of up to 124,200 shares of Common Stock (based on the issuance of the maximum of the Estimated Valuation Range) will be made to key employees and directors of the Holding Company and the Savings Bank at no cost to the recipient. Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the 1997 MRP is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employee could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the 1997 MRP. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the 1997 MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan."

         STOCK OPTION PLAN. The Holding Company expects to seek stockholder approval of the Riverview Bancorp, Inc. 1997 Stock Option Plan ("1997 Stock Option Plan"). The 1997 Stock Option Plan will reserve a number of shares equal to 10% of the number of shares issued in the Conversion and Reorganization. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the 1997 Stock Option Plan within one year of the consummation of the Conversion and Reorganization. If stockholder approval of the 1997 Stock Option Plan is obtained, it is expected that options to acquire up to 310,500 shares of Common Stock of the Holding Company (based on the issuance of the maximum of the Estimated Valuation Range) will be awarded to key


                                       (v)
employees and directors of the Holding Company and the Savings Bank. Such options will be in addition to options outstanding under the Savings Bank's 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan") that was adopted in connection with MHC Reorganization. Options outstanding under the 1993 Stock Option Plan will be assumed by the Holding Company with appropriate adjustments made to the exercise price and the number of shares of Common Stock underlying each option to reflect the applicable Exchange Ratio. The exercise price of such options will be 100% of the fair market value of the Common Stock on the date the option is granted. Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the 1997 Stock Option Plan is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the 1997 Stock Option Plan. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the 1997 Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. Options are valuable only to the extent that they are exercisable and the market price for the underlying share of Common Stock is in excess of the exercise price. An option effectively eliminates the market risk of holding the underlying securities since no consideration is paid for the option until it is exercised. Therefore, the recipient may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan."


         EMPLOYMENT AND SEVERANCE AGREEMENTS. The MHC and the Savings Bank currently maintain employment agreements with Mr. Patrick Sheaffer (President and Chief Executive Officer of the Savings Bank and the Holding Company) and Ron Wysaske (Executive Vice President and Chief Financial Officer of the Savings Bank and the Holding Company) that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank will enter into three-year employment agreements with Messrs. Sheaffer and Wysaske, which have substantially the same terms as and will replace the existing agreements. The agreements will provide certain benefits in the event of the officers' termination of employment following a change in control of the Holding Company or the Savings Bank. In the event of a change in control of the Holding Company or the Savings Bank, as defined in the agreement, each executive officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change of control occurred as of March 31, 1997, the aggregate value of the severance benefits payable to Messrs. Sheaffer and Wysaske under the agreements would have been approximately $883,000. See "MANAGEMENT OF
THE SAVINGS BANK -- Executive Compensation -- Employment Agreements."

         The MHC and the Savings Bank also currently maintains severance agreements with certain senior officers that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank will enter into new severance agreements with these officers, which have substantially the same terms as and will replace the existing agreements. The severance agreements provide certain benefits in the event of the officers' termination following a change in control of the Holding Company or the Savings Bank. In the event of a change in control of the Holding Company or the Savings Bank, as defined in the agreement, each senior officer will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times their average annual compensation during the five-year period preceding the change in control. Assuming a change of control occurred as of March 31, 1997, the aggregate value of the severance benefits payable to these senior officers under the agreements would have been approximately $552,000. See "MANAGEMENT OF THE SAVINGS
BANK -- Executive Compensation -- Severance Agreements."


         EMPLOYEE SEVERANCE COMPENSATION PLAN. In connection with the Conversion and Reorganization, the Board of Directors of the Savings Bank intends to adopt an Employee Severance Compensation Plan ("Severance

                                      (vi)

Plan") to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Savings Bank. Officers who enter into separate employment or severance agreements with the Holding Company and the Savings Bank will not be eligible to participate in the Severance Plan. The Severance Plan will provide that, in the event of a change in control of the Holding Company or the Savings Bank, eligible employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Savings Bank, subject to certain limits. Assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would have been approximately $674,000. See "MANAGEMENT OF THE SAVINGS BANK -- Executive Compensation -- Employee Severance Compensation Plan."


         For information concerning the possible voting control of officers, directors and employees following the Conversion and Reorganization, see "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING CONVERSION SHARES

         To ensure that each prospective purchaser receives a Prospectus at least 48 hours prior to the Expiration Date as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed later than five days or hand delivered later than two days prior to the Expiration Date. Execution of the Stock Order Form will confirm receipt or delivery of a Prospectus as required by Rule 15c2-8. Stock Order Forms will be distributed only with a Prospectus.

         To ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts, or in the case of Other Members who are only borrowers, loans held at the Savings Bank, on the Stock Order Form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

         Full payment by check, cash (only if delivered in person at an office of the Savings Bank), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Stock Order Form (facsimile copies and photocopies will not be accepted) and a fully executed separate Certification Form. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE STOCK ORDER FORM. See "THE CONVERSION AND REORGANIZATION -- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offering."

PURCHASE LIMITATIONS

         Except for the ESOP, which is expected to subscribe for 8% of the Conversion Shares issued in the Conversion and Reorganization, the Plan of Conversion provides for the following purchase limitations: (i) no person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 1.6% of the Conversion Shares issued in the Conversion Offerings, (ii) no person, together with associates of or persons acting in concert with such person, may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 2% of the Conversion Shares issued in the Conversion Offerings, (iii) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, when combined with any Exchange Shares received, shall not exceed 1.6% of the Common Stock to be issued in the Conversion and Reorganization, and (iv) the maximum number of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion Offerings by any person, together with any associate or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 2% of the Common Stock to be issued in the Conversion and Reorganization. The minimum order is 25 Conversion Shares. For purposes of these purchase limitations, Exchange Shares will be valued at $10.00 per share which is the same price at which the Conversion Shares will be issued in the Conversion Offerings. At any time during the


                                      (vii)

Conversion Offerings, and without furtherapproval by the MHC members or the Public Stockholders, the Primary Parties, in their sole discretion, may increase any of the purchase limitations by up to 5% of the Conversion Shares issued in the Conversion and Reorganization. Under certain circumstances, subscribers may be resolicited in the event of such an increase and given the opportunity to increase, decrease or rescind their orders. If there is an oversubscription in the Conversion Offerings, Conversion Shares will be allocated as set forth in the Plan of Conversion. See "THE CONVERSION AND REORGANIZATION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Procedure for Purchasing Conversion Shares in the Subscription and Direct Community Offerings" and "-- Limitations on Purchases of Conversion Shares." Because the purchase limitations set forth in the Plan of Conversion take into account the Exchange Shares to be issued to the Public Stockholders for their Public Savings Bank Shares, the ability of certain Public Stockholders to purchase Conversion Shares in the Conversion Offerings may be limited.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION AND REORGANIZATION

         OTS regulations require the aggregate purchase price of the Conversion Shares be consistent with the independent appraisal of the estimated pro forma market value of the MHC and the Savings Bank, as converted, which was estimated by RP Financial to range from $23.0 million to $31.1 million as of August 1, 1997, or from 2,295,000 shares to 3,105,000 shares based on the Purchase Price. Because the Public Stockholders will continue to hold the same aggregate percentage ownership interest in the Holding Company as they held in the Savings Bank before the Conversion and Reorganization, before giving effect to the payment of cash in lieu of issuing fractional Exchange Shares and any Conversion Shares purchased by the Public Stockholders in the Conversion Offerings or the ESOP thereafter. The independent appraisal valuation was multiplied by 58.27% (which represents the MHC's percentage interest in the Savings Bank to determine the midpoint of the Estimated Valuation Range, which is $27.0 million, or 2,700,000 shares based on the Purchase Price). The full text of the independent appraisal describes the procedures followed, the assumptions made, limitations on the review undertaken and matters considered, which included but did not depend on the trading market for the Savings Bank Common Stock (see "MARKET FOR COMMON STOCK"). The appraisal will be updated or confirmed at the completion of the Conversion Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of Conversion Shares may be increased to 3,570,750 shares due to material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Shares are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. All Conversion Shares will be sold at the uniform Purchase Price ($10.00 per share), which was established by the Boards of Directors of the Primary Parties. Any increase or decrease in the number of shares of Conversion Stock will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 58.27% and 41.73%, respectively, of the total outstanding shares of Common Stock. See "PRO FORMA DATA" and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." THE APPRAISAL IS NOT INTENDED TO BE AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK IN THE CONVERSION OFFERINGS NOR CAN ASSURANCE BE GIVEN THAT PURCHASERS OF THE COMMON STOCK IN THE CONVERSION OFFERINGS WILL BE ABLE TO SELL SUCH SHARES AFTER CONSUMMATION OF THE CONVERSION AND REORGANIZATION AT A PRICE THAT IS EQUAL TO OR ABOVE THE PURCHASE PRICE. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation. A complete copy of the appraisal is available in the manner set forth under "ADDITIONAL INFORMATION."

                                     (viii)


         Based on the 1,010,610 Public Savings Bank Shares outstanding at the date of this Prospectus, and assuming a minimum of 2,295,000 and a maximum of 3,105,000 Conversion Shares are issued in the Conversion Offerings, the Exchange Ratio is expected to range from approximately 1.6299 Exchange Shares to 2.2051 Exchange Shares for each Public Savings Bank Share issued and outstanding immediately prior to the consummation of the Conversion and Reorganization. The Exchange Ratio will be affected if any stock options to purchase shares of Savings Bank Common Stock are exercised after the date of this Prospectus and before the consummation of the Conversion and Reorganization. If any stock options are outstanding immediately before the consummation of the Conversion and Reorganization, they will be converted into options to purchase shares of Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged. The duration of the options will also be unchanged. As of the date of this Prospectus, there were outstanding options to purchase 88,117 shares of Savings Bank Common Stock at a weighted-average exercise price of $8.88 per share. The Savings Bank has no plans to grant additional stock options before the consummation of the Conversion and Reorganization.

                                                                                  Shares
                         Conversion Shares to        Exchange Stock to            of Common
                                Be Issued(1)               Be Issued(1)           Stock to be     Exchange
                        Amount          Percent      Amount        Percent        Outstanding(1)  Ratio(1)

Minimum..............   2,295,000       58.27%       1,643,561     41.73%         3,938,561       1.6299
Midpoint.............   2,700,000       58.27        1,933,602     41.73          4,633,602       1.9175
Maximum..............   3,105,000       58.27        2,223,642     41.73          5,328,642       2.2051
15% above
 Maximum.............   3,350,750       58.27        2,257,188     41.73          6,127,938       2.5359



(1) Assumes that outstanding options to purchase 72,046 shares of Savings Bank Common Stock at March 31, 1997 are not exercised before consummation of the Conversion and Reorganization. However, assuming exercise, the percentages represented by the Conversion Shares and the Exchange Shares would be 56.58% and 43.42%, respectively, and the Exchange Ratio would be 1.5828, 1.8621, 2.1414, and 2.4626, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

[/R]
DIFFERENCES IN STOCKHOLDER RIGHTS

         The Holding Company is a Washington corporation subject to the provisions of the Washington Business Corporation Act, as amended ("WBCA"), and the Savings Bank is a federally chartered savings bank subject to federal laws and regulations. Upon consummation of the Conversion and Reorganization, the Public Stockholders will become stockholders of the Holding Company and their rights will be governed by the Holding Company's Articles of Incorporation and Bylaws and Washington law, rather than the Savings Bank's Federal Stock Charter and Bylaws, federal law and OTS regulations. The rights of stockholders of the Savings Bank are materially different in certain respects from the rights of stockholders of the Holding Company. See "COMPARISON OF STOCKHOLDERS' RIGHTS" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

USE OF PROCEEDS

         The net proceeds from the sale of the Conversion Shares are estimated to range from $22.1 million to $30.1 million, or to $34.7 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Conversion and Reorganization. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion and Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings from which it will fund the ESOP and the 1997 MRP. This will result in the Holding Company retaining approximately $16.1 million to $15.1 million of the net proceeds, or up to $17.4 million if the Estimated Valuation Range is increased

                                      (ix)
by 15%, from which it will fund the ESOP and the 1997 MRP, and the Savings Bank receiving an equal amount. See "PRO FORMA DATA."

         Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations.

         A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the ESOP to enable it to refinance its existing third party loan used to purchase shares of Savings Bank Common Stock in the MHC Reorganization ($237,000 outstanding balance at March 31, 1997) and to purchase 8% of the shares of Conversion Shares issued in the Conversion and Reorganization. Such loan would fund the entire purchase price of the Conversion Shares to be purchased by the ESOP in the Conversion Offerings ($2.5 million at the maximum of the Estimated Valuation Range) and would be repaid principally from the Savings Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future growth and diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the 1997 MRP), or to provide shares to be issued upon exercise of stock options) to the extent permitted under Washington law and OTS regulations. The Holding Company may consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices and the acquisition of other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any such activities.

MARKET FOR COMMON STOCK

         The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market System under the symbol "RVSB" (the current symbol for the Public Savings Bank Shares, which are listed on the Nasdaq SmallCap Market). Keefe, Bruyette and Pacific Crest have agreed to act as a market makers for the Holding Company's Common Stock following consummation of the Conversion and Reorganization. No assurance can be given that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion and Reorganization. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

DIVIDEND POLICY

         Following consummation of the Conversion and Reorganization, the Holding Company's Board of Directors intends to declare cash dividends on the Common Stock at an initial quarterly rate equal to $0.06 per share divided by the final Exchange Ratio, commencing with the first full quarter following consummation of the Conversion and Reorganization. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to be 1.6299, 1.9175, 2.2051 and
2.5359 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, resulting in an initial quarterly dividend rate of $0.0368, $0.0313, $0.0272 and $0.0237 per share, respectively, following consummation of the Conversion and Reorganization. Declarations of dividends by the Holding Company's Board of Directors will depend upon a number of factors, including the amount of the net proceeds from the Conversion Offerings retained by the Holding Company, investment opportunities available to the Holding Company or the Savings Bank, capital requirements, regulatory limitations, the Holding Company's and the Savings Bank's financial condition and results of operations, tax considerations and general economic conditions. Consequently, there can be no assurance that any dividends will be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods. The Savings Bank intends to continue to pay regular

                                      (x)
quarterly dividends through either the date of consummation of the Conversion and Reorganization (on a pro rata basis) or the end of the fiscal quarter during which the Conversion and Reorganization is consummated. See "DIVIDEND POLICY."

OFFICERS' AND DIRECTORS' COMMON STOCK PURCHASES AND BENEFICIAL OWNERSHIP

         At March 31, 1997, officers and directors of the Savings Bank (10 persons) beneficially owned 264,768 shares of Savings Bank Common Stock. See "MANAGEMENT OF THE SAVINGS BANK -- Beneficial Ownership of Savings Bank Common Stock by Directors and Executive Officers." In addition to an aggregate of 583,839 Exchange Shares to be received by officers and directors of the Savings Bank in the Exchange Offering based on an Exchange Ratio of 2.2051, officers and directors are expected to subscribe for an aggregate of approximately 10,200 Conversion Shares, or less than 1% of the shares based on both the minimum and the maximum of the Estimated Valuation Range, respectively. See "CONVERSION SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS." Furthermore, purchases by the ESOP, allocations under the 1997 MRP, and the exercise of stock options issued under the Riverview Bancorp, Inc. 1997 Stock Option Plan ("1997 Stock Option Plan"), will increase the number of shares beneficially owned by directors, officers and employees. Assuming (i) the Exchange Shares to be received and the Conversion Shares to be subscribed for by officers and directors described above, (ii) implementation of the MRP and the 1997 Stock Option Plan and the exercise of remaining options under the 1993 Stock Option Plan, (iii) the open market purchase of shares on behalf of the 1997 MRP, (iv the purchase by the ESOP of 8% of the Conversion Shares sold in the Conversion Offerings, and (v) the exercise of stock options equal to 10% of the number of Conversion Shares issued in the Conversion and Reorganization, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 24.31% and 23.84% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization.

RISK FACTORS

         See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Conversion and Reorganization that should be considered by all prospective investors.


                                      (xi)

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

         THE FOLLOWING TABLES SET FORTH CERTAIN INFORMATION CONCERNING THE CONSOLIDATED FINANCIAL POSITION AND RESULTS OF OPERATIONS OF THE SAVINGS BANK AND ITS SUBSIDIARIES AT THE DATES AND FOR THE PERIODS INDICATED. THIS INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION CONTAINED IN THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO PRESENTED ELSEWHERE IN THIS PROSPECTUS.

                                                                               At March 31,
                                                   1997         1996         1995            1994         1993
                                                   ----         ----         ----            ----         ----
                                                                          (In thousands)

SELECTED FINANCIAL CONDITION DATA:

Total assets..................................   $224,385      $209,506      $190,609       $131,511     $117,023
Loans receivable, net(1)......................    151,774       128,169       103,772         90,860       83,554
Mortgage-backed certificates held
 to maturity, at amortized cost...............     26,402        28,375        31,922         17,196       11,097
Mortgage-backed certificates available
 for sale, at fair value......................      2,990         2,004            --             --           --
Cash and interest-bearing deposits............      6,951         5,585         6,499          7,363        7,772
Investment securities held to
 maturity, at amortized cost..................     22,212        31,356        38,049         12,294       10,167
Investment securities available for
 sale, at fair value..........................      3,899         3,932            --             --           --
Deposit accounts..............................    169,416       158,159       145,449        106,478      105,953
Federal Home Loan Bank advances...............     27,180        26,050        23,000          5,000           --
Shareholders' equity (retained
 earnings before 1994)(2).....................     25,022        23,086        20,533         18,359        9,803

                                                                            Year Ended March 31,
                                                   1997         1996         1995            1994         1993
                                                   ----         ----         ----            ----         ----
                                                                          (In thousands)

SELECTED OPERATING DATA:

Interest income...............................    $17,476       $15,996       $13,232        $10,305      $10,230
Interest expense..............................      8,923         8,416         5,927          3,840        4,625
                                                  -------       -------       -------        -------      -------
Net interest income...........................      8,553         7,580         7,305          6,465        5,605
Provision for loan losses.....................        180            --            --            200          187
                                                  -------     ---------     ---------        -------      -------
Net interest income after provision
 for loan losses..............................      8,373         7,580         7,305          6,265        5,418
Gains from sale of loans,
 securities and real estate owned.............        106           391           111            342        1,018
Noninterest income............................      1,768         1,624         1,139          1,064        1,185
Noninterest expenses(3).......................      7,204         5,607         4,889          3,936        3,890
                                                  -------       -------       -------        -------      -------
Income before federal income tax
 provision and extraordinary item
Provision for federal income taxes............      1,035         1,375         1,220          1,335        1,350
                                                    -----         -----         -----          -----        -----
Income before extraordinary items.............      2,008         2,613         2,446          2,380        2,381
Cumulative effect of accounting
 changes......................................         --            --            --            170           --
                                                ---------     ---------     ---------        -------     --------
Net income....................................    $ 2,008       $ 2,613       $ 2,446        $ 2,210      $ 2,381
                                                  =======       =======       =======        =======      =======

                                      (xii)





                                                                              Year Ended March 31,
                                                   1997         1996         1995            1994         1993
                                                   ----         ----         ----            ----         ----

PER SHARE DATA (3):

Net income per share:
  Before cumulative effect of
   accounting changes..................           $0.85           $1.11         $1.04         $1.02        N/A
  Cumulative effect of accounting
   change..............................              --              --            --          0.07        N/A
                                          -------------    ------------ -------------         -----        ---
 Net income............................     $      0.85     $      1.11   $      1.04         $1.09        N/A
                                            ===========     ===========   ===========         =====        ===
Dividends per share (4)................     $      0.21     $      0.17   $      0.42            --        N/A
Weighted average shares
 outstanding...........................       2,374,077       2,362,450     2,348,306     2,236,285         --

                                                                               At March 31,
                                                   1997         1996         1995            1994         1993
                                                   ----         ----         ----            ----         ----

SELECTED OTHER DATA:

Number of:
 Real estate loans outstanding.........           3,260           2,939         2,894        2,722         2,723
 Deposit accounts......................          19,300          18,318        16,816       13,877        14,176
 Full service offices..................               9               9             9            6             6

                                                                  At or For the Year Ended March 31,
                                               -----------------------------------------------------
                                                   1997         1996         1995            1994         1993
                                                   ----         ----         ----            ----         ----

SELECTED FINANCIAL RATIOS:

PERFORMANCE RATIOS:

Return on average assets................        0.92%         1.31%          1.41%         2.06%        2.05%
Return on average equity................        8.38         12.02          12.59         18.39        27.58
Dividend payout ratio(4)(5).............       10.56          6.62          16.80           N/A          N/A
Interest rate spread....................        3.72          3.62           4.11          5.11         4.89
Net interest margin.....................        4.19          4.05           4.49          5.25         5.12
Noninterest expense to
 average assets(6)......................        3.30          2.80           2.82          3.17         3.35
Efficiency ratio (non-
 interest expense divided by
 the sum of net interest
 income and noninterest
 income)(7).............................       69.09         58.44          57.15         50.00        49.82

ASSET QUALITY RATIOS:

Average interest-earning assets
 to interest-bearing liabilities........      110.80        109.63         110.39        112.66       105.32
Allowance for loan losses to
 total loans at end of period...........        0.50          0.47           0.58          0.62         0.55


                                     (xiii)




Net charge-offs (recoveries) to
 average outstanding loans during
 the period.............................        0.00          0.00          (0.01)         0.07         0.38
Ratio of nonperforming assets
 to total assets........................        0.10          0.26           0.13          0.38         1.41

CAPITAL RATIOS:

Average equity to average assets........       10.98         10.87          11.20         11.18         7.44
Equity to assets at end of fiscal year..       11.15         11.02          10.77         13.96         8.38

(1)      Includes loans held for sale.
(2       The Savings Bank was not a public company until the consummation of the
         MHC Reorganization on October 22, 1993.
(3)      Includes $947,000 special SAIF assessment in the year ended March 31, 1997.
(4)      All cash dividends paid by the Savings Bank have been waived by the MHC.
(5)      Excludes cash dividends waived by the MHC.
(6)      Noninterest expense to average assets was 2.87% at March 31, 1997 without special SAIF assessment.
(7)      Efficiency ratio was 60.00% at March 31, 1997 without special SAIF assessment.

                                      (xiv)

                                  RISK FACTORS

         BEFORE INVESTING IN SHARES OF THE COMMON STOCK OFFERED HEREBY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS PRESENTED BELOW, IN ADDITION TO MATTERS DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

CERTAIN LENDING RISKS

         CONSTRUCTION LENDING RISKS. Prompted by the high demand for residential housing units in its primary market area, the Savings Bank has been an active originator of residential construction loans, including speculative loans to approximately 50 local residential builders. Residential construction loans have increased from $19.6 million at March 31, 1993 to $32.5 million at March 31, 1997. At March 31, 1997, speculative residential construction loans amounted to $16.8 million, or 49.9% of the residential construction loan portfolio. Subject to market conditions, the Savings Bank intends to continue to be an active originator of residential construction loans.

         Construction lending generally involves greater credit risk than one-to- four family mortgage lending. Construction loans generally have higher loan balances than one- to- four family mortgage loans. In addition, the potential for cost overruns because of the inherent difficulties in estimating construction costs and, therefore, collateral values and the difficulties and costs associated with monitoring construction progress, among other things, are major contributing factors to this greater credit risk. Speculative construction loans have the added risk that there is not an identified buyer for the completed home when the loan is originated, with the risk that the builder will have to service the construction loan debt and finance the other carrying costs of the completed home for an extended time period until a buyer is identified. Furthermore, the demand for construction loans and the ability of construction loan borrowers to service their debt depends highly on the state of the general economy, including market interest rate levels, and the state of the economy of the Savings Bank's primary market area. A material downturn in economic conditions would be expected to have a material adverse effect on the credit quality of the construction loan portfolio, and may require management to reassess the adequacy of the Savings Bank's allowance for loan losses and to establish additional provisions for loan losses, which would have a material adverse effect on net income. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Construction Lending" and "-- Allowance for Loan Losses."

         CONSUMER LENDING RISKS. At March 31, 1997, the Savings Bank's consumer loan portfolio amounted to $14.3 million, or 9.4% of total net loans receivable. Consumer lending is also generally viewed to involve greater credit risk than one- to- four family mortgage lending. Collateral such as automobiles, boats and other personal property depreciate rapidly and are often an inadequate repayment source if a borrower defaults. In addition, consumer loan repayments depend on the borrower's continuing financial stability and are more likely to be adversely affected by job loss, divorce, illness, personal bankruptcy and other financial hardship. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Consumer Lending."

         COMMERCIAL REAL ESTATE LENDING. At March 31, 1997, the Savings Bank's commercial real estate loan portfolio amounted to $9.0 million, or 5.9% of total net loans receivable. Commercial real estate lending generally involves greater credit risk than one- to- four family mortgage lending. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy, among other things. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Real Estate Lending."

         COMMERCIAL BUSINESS LENDING. At March 31, 1997, the Savings Bank's commercial business loan portfolio amounted to $794,000, or 0.5% of total net loans receivable. Subject to market conditions and other factors, the Savings Bank intends to expand its commercial business lending activities within its primary market area. Commercial business lending generally involves greater credit risk than one- to- four family mortgage lending. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation value of these assets in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Business Lending."

         CONCENTRATION OF CREDIT RISK. The Savings Bank has no significant concentration of credit risk other than that a substantial portion of its loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. This concentration of credit risk could have a material adverse effect on the Savings Bank's financial condition and results of operations to the extent there is a material deterioration in that area's economy and real estate values. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

INTEREST RATE RISK

         GENERAL. Like all financial institutions, the Savings Bank's financial condition and results of operations are influenced significantly by general economic conditions, the related monetary and fiscal policies of the federal government and government regulations. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market interest rates. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of housing and the availability of funds. The Savings Bank's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. To better control the impact of changes in interest rates, the Savings Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination and purchase of ARM loans and shorter term construction, commercial real estate, and consumer loans.

         POTENTIAL ADVERSE IMPACT ON RESULTS OF OPERATIONS. The Savings Bank's results of operations would be adversely affected by a material prolonged increase in market interest rates. At March 31, 1997, assuming, for example, an instantaneous 200 basis point increase in market interest rates, the Savings Bank's net portfolio value ("NPV") (the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) would decrease by approximately $5.6 million, or 17%. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

         POTENTIAL ADVERSE IMPACT ON FINANCIAL CONDITION. Changes in the level of interest rates also affect the volume of loans originated or purchased by the Savings Bank and, thus, the amount of loan and commitment fees, as well as the market value of the Savings Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Savings Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

         At March 31, 1997, out of total gross loans of $165.5 million in the Savings Bank's portfolio, $78.2 million were ARM loans, substantially all of which reprice every year. Furthermore, the Savings Bank's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Savings Bank has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment.

Moreover, the Savings Bank's ability to originate or purchase ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans to hedge against future increases in interest rates.

COMPETITION

         The Savings Bank has faced, and will continue to face, strong competition both in making loans and attracting deposits. The Savings Bank's primary market has a high concentration of financial institutions, many of which are branches of large California and Pacific Northwest bank holding companies which have greater financial resources than the Savings Bank and all of which compete with the Savings Bank in varying degrees. Competition for loans principally comes from commercial banks, thrift institutions, credit unions and mortgage banking companies. Historically, commercial banks, thrift institutions and credit unions have been the Savings Bank's most direct competition for deposits. The Savings Bank also competes with short-term money market mutual funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Savings Bank may be forced to offer lower loan interest rates periodically. Conversely, in competing for deposits, the Savings Bank may be forced to offer higher deposit interest rates periodically. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE SAVINGS BANK -- Competition."

RETURN ON EQUITY AFTER CONVERSION AND REORGANIZATION

         Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Savings Bank's return on equity for the year ended March 31, 1997 was, and the Holding Company's post-Conversion and Reorganization return on equity will be, less than the average return on equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Savings Bank's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion and Reorganization. In order for the Holding Company to achieve a return on equity comparable to the historical levels of the Savings Bank, the Holding Company either would have to increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Conversion and Reorganization. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Savings Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the MRP (see "-- New Expenses Associated with ESOP and MRP"), along with other post-Conversion and Reorganization expenses are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Savings Bank intends to deploy the net proceeds of the Conversion Offerings to support its core lending activities to increase earnings per share and book value per share, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions, many of which are not newly converted institutions and have had time to deploy their conversion capital.

EXPENSES ASSOCIATED WITH ESOP AND MRP

         The Savings Bank will recognize material employee compensation and benefit expenses assuming the ESOP and the MRP are implemented. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized, which would occur when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($10.00 per share) as fair market value. Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Employee Stock Ownership Plans," "-- Accounting for Stock-Based Compensation," "MANAGEMENT OF THE SAVINGS BANK - - Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."

ANTI-TAKEOVER CONSIDERATIONS

         PROVISIONS IN THE HOLDING COMPANY'S GOVERNING INSTRUMENTS AND WASHINGTON AND FEDERAL LAW. Certain provisions included in the Holding Company's Articles of Incorporation and in the WBCA might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors. As a result, these provisions may preclude takeover attempts that certain stockholders may deem to be in their best interest and may tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock and supermajority voting requirements for certain business combinations. In addition, the Articles of Incorporation provides for the election of directors to staggered terms of three years, eliminates cumulative voting for directors, and permits the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. Certain provisions of the Articles of Incorporation of the Holding Company cannot be amended by stockholders unless an 80% stockholder vote is obtained. The Articles of Incorporation also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion and Reorganization the ownership of more than 10% of the Savings Bank or the Holding Company without prior OTS approval. Federal law also requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

         VOTING CONTROL BY INSIDERS. In addition to an aggregate of 583,839 Exchange Shares to be received by directors and officers of the Savings Bank and the Holding Company in the Exchange Offering based on an Exchange Ratio of 2.2051, directors and officers expect to subscribe for 10,200 Conversion Shares, or less than 1% of the shares issued in the Conversion Offerings at both the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Conversion and Reorganization through the ESOP (assuming shares have been allocated under the ESOP). Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares. Patrick Sheaffer, President and Chief Executive Officer of the Holding Company and the Savings Bank, and Ron Wysaske, Treasurer of the Holding Company and Executive Vice President of the Savings Bank, serve as the ESOP trustees.

         At a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion and Reorganization, the Holding Company expects to seek approval of the 1997 MRP, which is a non- tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Savings Bank. The Holding Company expects to acquire common stock of the Holding Company on behalf of the

1997 MRP in an amount equal to 4% of the Common Stock issued in the Conversion and Reorganization, or 91,800 and 124,200 shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases through a trust established in conjunction with the 1997 MRP or from authorized but unissued shares of Common Stock. A committee of the Board of Directors of the Holding Company will administer the 1997 MRP, the members of which would also serve as trustees of the 1997 MRP trust, if formed. Under the terms of the 1997 MRP, the 1997 MRP committee or the MRP trustees, will have the power to vote unallocated and unvested shares. In addition, the Holding Company intends to reserve for future issuance pursuant to the Riverview Bancorp, Inc. 1997 Stock Option Plan ("1997 Stock Option Plan") a number of authorized shares of Common Stock equal to 10% of the Conversion Shares issued in the Conversion and Reorganization (229,500 and 310,500 shares at the minimum and the maximum of the Estimated Valuation Range, respectively). The Holding Company also intends to seek approval of the 1997 Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion and Reorganization.

         Assuming (i) the receipt of Exchange Shares and the purchase of Conversion Shares by the directors and officers described above, (ii) the implementation of the 1997 MRP and the 1997 Stock Option Plan, (iii) the open market purchase of shares on behalf of the 1997 MRP, (iv) the purchase by the ESOP of 8% of the Conversion Shares sold in the Conversion Offerings, and (v) the exercise of stock options equal to 10% of the number of shares of Conversion Shares issued in the Conversion and Reorganization, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 24.31% and 23.84% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management.

         PROVISIONS OF EMPLOYMENT AND SEVERANCE AGREEMENTS AND SEVERANCE PLAN. The employment and severance agreements of Patrick Sheaffer, Chairman of the Board, President and Chief Executive Officer of the Holding Company and the Savings Bank, and Ron Wysaske, Treasurer and Chief Financial Officer of the Holding Company and Executive Vice President and Chief Financial Officer of the Savings Bank, and other senior officers of the Holding Company and the Savings Bank provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Savings Bank. Assuming a change of control occurred as of March 31, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $1.4 million. In addition, assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Savings Bank's Severance Plan would have been approximately $674,000. These agreements and plans may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Savings Bank.

         See "MANAGEMENT OF THE SAVINGS BANK -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

POSSIBLE DILUTIVE EFFECT OF BENEFIT PROGRAMS

         The 1997 MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the Conversion Shares issued in the Conversion and Reorganization. Such shares of Common Stock may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock of the Holding Company. If the 1997 MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The 1997 MRP is subject to approval by the Holding Company's stockholders.

         The 1997 Stock Option Plan will provide for options to acquire up to a number of shares of Common Stock of the Holding Company equal to 10% of the Conversion Shares issued in the Conversion and Reorganization. Such shares may be authorized but unissued shares of Common Stock of the Holding Company and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan." The 1997 Stock Option Plan is subject to approval by the Holding Company's stockholders.

         The Savings Bank maintains a 1993 Stock Option Plan ("1993 Stock Option Plan") that was implemented in connection with the MHC Reorganization. As of the date of this Prospectus, no shares of Savings Bank Common Stock remain reserved for issuance under the 1993 Stock Option Plan and options for 88,117 shares have been granted to optionees, which are exercisable but remain unexercised. Upon consummation of the Conversion and Reorganization, the 1993 Stock Option Plan will be assumed by the Holding Company and shares of Common Stock will be issued in lieu of shares of Savings Bank Common Stock pursuant to the terms of the 1993 Stock Option Plan.

         Assuming implementation of the 1997 MRP with authorized but unissued shares acquired from the Holding Company, the implementation of the 1997 Stock Option Plan, and the exercise of all outstanding stock options under the 1993 Stock Option Plan, the voting control of the shareholders of the Holding Company would be diluted by 9.42%, 9.14%, 8.93% and 8.76% at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively.

         Pursuant to OTS requirements, the Plan of Conversion provides that the limitations on the purchase of Conversion Shares in the Conversion Offerings take into account the Exchange Shares issued to the Public Stockholders in exchange for their Public Savings Bank Shares. As a result, the ability of certain Public Stockholders to purchase Conversion Shares may be limited. Consequently, such Public Stockholders may be prevented from purchasing Conversion Shares so as to maintain their current ownership percentage in the Savings Bank as a result of the Conversion and Reorganization. See "THE CONVERSION AND REORGANIZATION -- Limitations on Purchases of Conversion Shares."

ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK

         The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Prior to the Conversion and Reorganization, the Public Savings Bank Shares have been listed on the Nasdaq Smallcap Market under the symbol "RVSB." Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market also under the symbol "RVSB," there can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.
See "MARKET FOR COMMON STOCK."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

         The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the Conversion Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 3,570,750 Conversion Shares at the Purchase Price would be issued for an aggregate price of up to $35,707,500. This increase in the number of shares would decrease a subscriber's pro forma net income per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net income per share. See "PRO FORMA DATA."





POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

         If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Savings Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income) to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the Subscription Rights in an amount equal to such value. Additionally, the Savings Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Savings Bank has been advised by RP Financial that such rights have no value; however, RP Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Tax Effects."

                             RIVERVIEW BANCORP, INC.

         The Holding Company was organized on June 23, 1997 under Washington law at the direction of the Savings Bank to become the holding company for the Savings Bank upon consummation of the Conversion and Reorganization. The Holding Company has received conditional OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Savings Bank. Prior to the Conversion and Reorganization, the Holding Company will not engage in any material operations. After the Conversion and Reorganization, the Holding Company will be classified as a unitary savings and loan holding company subject to regulation by the OTS, and its principal business will be the ownership of the Savings Bank. Immediately following the Conversion and Reorganization, the only significant assets of the Holding Company will be the capital stock of the Savings Bank, 50% of the net investable proceeds of the Conversion Offerings as permitted by the OTS to be retained by it, and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the

Common Stock issued in the Conversion and Reorganization. See "PRO FORMA DATA" and "BUSINESS OF THE HOLDING COMPANY."

         The holding company structure will permit the Holding Company to expand the financial services currently offered through the Savings Bank. Management believes that the holding company structure and retention of a portion of the proceeds of the Conversion Offerings will, should it decide to do so, facilitate the expansion and diversification of its operations. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions, including waiting periods. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. See "REGULATION -- Savings and Loan Holding Company Regulations."

                           RIVERVIEW SAVINGS BANK, FSB

         The Savings Bank is a federally-chartered savings bank, founded in 1923 and headquartered in Camas, Washington. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the SAIF. The Savings Bank has been a member of the FHLB system since 1937. The Savings Bank is regulated by the OTS and the FDIC. At March 31, 1997, the Savings Bank had total assets of $224.4 million, total deposit accounts of $169.4 million, and total shareholders' equity of $25.0 million, on a consolidated basis.

         The Savings Bank is a community oriented financial institution offering traditional financial services to the residents of its primary market area. The Savings Bank considers the Local Community as its primary market area. The Savings Bank is engaged primarily in the business of attracting deposits from the general public and using such funds to originate fixed-rate mortgage loans and ARM loans secured by one- to- four family residential real estate located in its primary market area. The Savings Bank is also an active originator of residential construction loans and consumer loans. At March 31, 1997, one- to-four family mortgage loans were $94.5 million, or 62.3% of total net loans receivable, residential construction loans were $32.5 million, or 21.4% of total net loans receivable, and consumer loans were $14.3 million, or 9.4% of total net loans receivable. To a lesser extent, the Savings Bank originates land loans ($7.9 million, or 5.2%, of total net loans receivable at March 31, 1997) and commercial real estate loans ($9.0 million or 5.9% of total net loans receivable at March 31, 1997). Substantially all of the Savings Bank's real estate loans are secured by real estate located in its primary market area. Construction, consumer, land and commercial real estate loans generally involve a greater risk of loss than one- to- four family mortgage loans.
See "RISK FACTORS -- Certain Lending Risks."

         The Savings Bank also invests in short- to- intermediate term U.S. Treasury securities and U.S. Government agency obligations, and mortgage-backed securities issued by U.S. Government agencies. At March 31, 1997, the Savings Bank's investment and mortgage-backed securities portfolio had a carrying value of $53.7 million. See "BUSINESS OF THE SAVINGS BANK -- Investment Securities."

         Deposits have been the primary source of funds for the Savings Bank's investment and lending activities. The Savings Bank plans to continue to fund its operations primarily with deposits, although advances from the FHLB-Seattle have been used as a supplemental source of funds. The Savings Bank has also used FHLB advances to purchase investment securities, with the goal of recognizing income on the difference between the interest rate earned on the investment securities and the interest rate paid on the FHLB advances. See "BUSINESS OF THE SAVINGS BANK -- Deposits and Other Sources of Funds."

         The Savings Bank conducts its operations from its main office and eight branch offices located in Southwest Washington State. See "BUSINESS OF THE SAVINGS BANK -- Properties."

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $22.1 million to $30.1 million, or up to $34.7 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion and Reorganization in exchange for 50% of the net proceeds of the Conversion Offerings, from which it will fund the ESOP and the 1997 MRP. This will result in the Holding Company retaining approximately $11.1 million to $15.1 million of net proceeds, or up to $17.4 million if the Estimated Valuation Range is increased by 15%, from which it will fund the ESOP and the 1997 MRP, and the Savings Bank receiving an equal amount. See "PRO FORMA DATA."

         Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations.

         In connection with the Conversion and Reorganization and the ESOP, the Holding Company intends to loan the ESOP the amount necessary to refinance the ESOP's existing third party loan used to purchase shares of Savings Bank Common Stock in the MHC Reorganization ($237,000 outstanding balance at March 31, 1997) and to purchase 8% of the shares of Common Stock sold in the Conversion Offerings. The Holding Company's loan to fund the ESOP's purchase of shares of Common Stock in the Conversion Offerings may range from $1.8 million to $2.5 million based on the sale of 183,600 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 248,400 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 3,570,750 Conversion Shares, are sold in the Conversion and Reorganization, the Holding Company's loan to the ESOP would be approximately $2.9 million (based on the sale of 285,660 shares to the ESOP). It is anticipated that the ESOP loan will have a ten-year term with interest payable at the prime rate as published in THE WALL STREET JOURNAL on the closing date of the Conversion and Reorganization. The loan will be repaid principally from the Savings Bank's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

         The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations or in a deposit account either at the Savings Bank or another financial institution. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Washington law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

         Following consummation of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to adopt plans for repurchases of Common Stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Savings Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases and current OTS policy with respect thereto, see "THE CONVERSION AND REORGANIZATION -- Restrictions on Repurchase of Stock."

                                 DIVIDEND POLICY

GENERAL

         Upon completion of the Conversion and Reorganization, the Holding Company's Board of Directors will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. Following consummation of the Conversion and Reorganization, the Board of Directors of the Holding Company intends to pay cash dividends on the Common Stock at an initial quarterly rate equal to $0.06 per share divided by the Exchange Ratio. Based upon the Estimated Valuation Range, the Exchange Ratio is expected to be 1.6299, 1.8175, 2.2051 and 2.5359 at the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, respectively, resulting in an initial quarterly dividend rate of $0.0368, $0.0313, $0.0272 and $0.0237 per share, respectively, commencing with the first full quarter following consummation of the Conversion and Reorganization. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Savings Bank to the Holding Company discussed below. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

CURRENT RESTRICTIONS

         Dividends from the Holding Company will depend, in part, upon receipt of dividends from the Association because the Holding Company initially will have no source of income other than dividends from the Association and earnings from the investment of the net proceeds from the Conversion retained by the Holding Company. OTS regulations require the Association to give the OTS 30 days advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. In addition, the Association may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Association below the amount required for the liquidation account to be established pursuant to the Association's Plan of Conversion. See "REGULATION -- Dividend Limitations," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association -- Liquidation Account" and Note 13 of Notes to the Consolidated Financial Statements included elsewhere herein.

         Under Washington law, the Holding Company is prohibited from paying a dividend if, as a result of its payment, the Holding Company would be unable to pay its debts as they become due in the normal course of business, or if the Holding Company's total liabilities would exceed its total assets.

         The Holding Company has committed to the OTS not to make any tax-free distributions to stockholders in the form of a return of capital, or take any action in contemplation of any such distributions, within the first year following the consummation of the Conversion and Reorganization.

TAX CONSIDERATIONS

         In addition to the foregoing, retained earnings of the Savings Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Savings Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Savings Bank at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 10 of Notes to the Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Savings Bank that would result in a recapture of the Savings Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                             MARKET FOR COMMON STOCK

         The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market System under the symbol "RVSB," there can be no assurance that the Holding Company will meet Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Keefe, Bruyette and Pacific Crest have agreed to make a market for the Common Stock following consummation of the Conversion and Reorganization and will assist the Holding Company in seeking to encourage at least one additional market maker to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Based on the level of market making in the Public Savings Bank Shares, the Holding Company anticipates that prior to the completion of the Conversion and Reorganization it will be able to obtain the commitment from at least one additional broker-dealer to act as market maker for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the Nasdaq National Market System as contemplated.


         Since October 22, 1993, the Public Savings Bank Shares have been listed on the Nasdaq SmallCap Market under the symbol "RVSB." The following table sets forth the high and low trading prices, as reported by Nasdaq, and cash dividends paid for each quarter during the 1996 and 1997 fiscal years. Stock dividends of 10% were also declared and paid in fiscal years 1996 and 1997. Trading prices and cash dividends declared have been adjusted retroactively for all stock dividends paid since the consummation of the MHC Reorganization. At March 31, 1997, there were four market makers in the Public Savings Bank Shares as reported by the Nasdaq Stock Market.


                                                                                    Cash Dividend
Fiscal Year Ended March 31, 1996                     High              Low            Declared
--------------------------------                     ----              ---            --------
Quarter  Ended June 30, 1995.....................$11.57            $ 9.50           $0.041
Quarter  Ended Sept. 30, 1995....................$12.40            $11.15           $0.041
Quarter  Ended Dec. 31, 1995.....................$14.46            $11.77           $0.041
Quarter  Ended March 31, 1996....................$15.08            $13.43           $0.045

                                                                                    Cash Dividend
Fiscal Year Ended March 31, 1997                     High              Low            Declared
--------------------------------                     ----              ---            --------

Quarter  Ended June 30, 1996.....................$15.45            $13.18            $0.05
Quarter  Ended Sept. 30, 1996....................$14.55            $13.18            $0.05
Quarter  Ended Dec. 31, 1996.....................$15.91            $14.09            $0.05
Quarter  Ended March 31, 1997....................$23.00            $15.23           $0.055

                                 CAPITALIZATION

      The following table presents the historical capitalization of the Savings Bank at March 31, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION AND REORGANIZATION WOULD MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.


                                                                     Holding Company Pro Forma Consolidated Capitalization
                                                                                    Based Upon the Sale of
                                                                 2,295,000        2,700,000         3,105,000         3,570,750
                                            Capitalization       Shares at        Shares at         Shares at         Shares at
                                                  at             $10.00           $10.00            $10.00            $10.00
                                           March 31, 1997        Per Share(1)     Per Share(1)      Per Share(1)      Per Share(2)
                                                                                  (In thousands)

Deposits(3).............................      $169,416           $169,416           $169,416          $169,416         $169,416
FHLB advances...........................        27,180             27,180             27,180            27,180           27,180
ESOP debt(4)............................           237                 --                 --                --               --
                                            ----------       ------------       ------------      ------------     ------------
Total deposits and
 borrowed funds.........................      $196,833           $196,596           $196,596          $196,596         $196,596
                                              ========           ========           ========          ========         ========

Stockholders' equity:

   Preferred stock:
     250,000 shares, $.01
     par value per share,
     authorized; none issued
     or outstanding.....................       $    --            $    --            $    --           $    --          $    --

   Common Stock:
     50,000,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(5).....................         2,416                 39                 46                53               61

   Additional paid-in capital...........        16,043             40,554             44,542            45,529           53,113

   Retained earnings(6).................         7,033              7,127              7,127             7,127            7,127
   Unrealized loss on securities
    available-for-sale, net of tax......           (84)               (84)               (84)              (84)             (84)
   Less:
     Savings Bank Common Stock
      acquired by ESOP in MHC
      Reorganization....................          (386)                --                 --                --               --
     Common Stock acquired
      by ESOP(7)........................            --             (2,222)            (2,546)           (2,870)          (3,242)
     Common Stock to be acquired
      by MRP(8).........................            --               (918)            (1,080)           (1,242)          (1,428)
                                             ---------            --------           --------          --------         --------

Total stockholders' equity..............       $25,022            $44,496            $48,005           $51,513          $55,547
                                               =======            =======            =======           =======          =======

---------------
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the 1997 Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company if the aggregate number of Conversion Shares issued in the Conversion and Reorganization is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Conversion Shares are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) Represents outstanding balance on third party loan used by ESOP to acquire shares of Savings Bank Common Stock in the MHC Reorganization.
(5) The Savings Bank's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Conversion and Reorganization.
(6) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders at the consummation of the Conversion and Reorganization and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank -- Liquidation Account."
(7) Assumes that 8% of the Conversion Shares sold in the Conversion and Reorganization will be acquired by the ESOP with funds borrowed from the Holding Company. Under generally accepted accounting principles ("GAAP"), the amount of Conversion Shares to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."
(8) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed 1997 MRP, of a number of shares equal to 4% of the shares of Conversion Shares issued in the Conversion and Reorganization at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of such additional Conversion Shares of the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the ownership interest of stockholders by 2.28%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The 1997 MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

         The following table presents the Savings Bank's historical and pro forma capital position relative to its capital requirements at March 31, 1997. The amount of capital infused into the Savings Bank for purposes of the following table is 50% of the net proceeds of the Conversion Offerings. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the 1997 MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the OTS capital regulations as discussed under "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements."

                           PRO FORMA AT MARCH 31, 1997

                                                                                                                     15% above
                                            Minimum of Estimated  Midpoint of Estimated  Maximum of Estimated   Maximum of Estimated
                                               Valuation Range      Valuation Range        Valuation  Range     Valuation Range
                                               2,295,000 Shares    2,700,000 Shares      3,105,000 Shares      3,570,750 Shares
                           March 31, 1997    at $10.00 Per Share  at $10.00 Per Share   at $10.00 Per Share   at $10.00 Per Share
                        ------------------- --------------------- --------------------  ------------------- ----------------------
                                Percent of            Percent of           Percent of           Percent of                Percent of
                                 Adjusted              Adjusted             Adjusted             Adjusted                  Adjusted
                                  Total                 Total                Total                Total                     Total
                        Amount   Assets (1)  Amount    Assets (1)  Amount   Assets (1)  Amount   Assets (1)    Amount     Assets (1)
                        ------  -----------  ------   -----------  ------  -----------  ------  -----------    ------    -----------
                                                                (Dollars in thousands)

GAAP capital(2)........$25,022   11.15%     $33,429   14.25%      $34,491   14.78%     $36,452    15.30%       $38,189      15.88%
                       =======   =====      =======   =====       =======   =====      =======    =====        =======      =====

Tangible capital(2).... 22,777   10.25       31,184   13.43        32,696   13.97       34,207    14.50         35,944      15.10
Tangible capital         3,330    1.50        3,484    1.50         3,511    1.50        3,539     1.50          3,571       1.50
  requirement          -------   -----      -------   -----       -------   -----      -------    -----        -------      -----
Excess.................$19,447    8.75%     $27,700   11.93%      $29,185   12.47%     $30,668    13.00%       $32,373      13.60%
                       =======   =====      =======   =====       =======   =====      =======    =====        =======      =====

Core capital(2)........ 22,777   10.25       31,184   13.43        32,696   13.97       34,207    14.50         35,944      15.10
Core capital             6,664    3.00        6,968    3.00         7,023    3.00        7,078     3.00          7,141       3.00
  requirement (3)      -------   -----      -------   -----       -------   -----      -------    -----        -------      -----
Excess.................$16,113    7.25%     $24,216   10.43%      $25,673   10.97%     $27,129    11.50%       $28,803      12.10%
                       =======   =====      =======   =====       =======   =====      =======    =====        =======      =====

Total capital(4).......$22,986   20.89%     $31,393   28.06%      $32,905   29.31%     $34,416    30.56%       $36,153      31.98%
Risk-based
 capital requirement...  8,804    8.00        8,951    8.00         8,980    8.00        9,010     8.00          9,043       8.00
                       -------   -----      -------   -----       -------   -----      -------    -----        -------      -----
Excess.................$14,182   12.89%     $22,442   20.06%      $23,924   21.31%     $25,406    22.56%       $27,110      23.98%
                       =======   =====      =======   =====       =======   =====      =======    =====        =======      =====

-------------------
(1) Based upon total tangible assets of $222.0 million at March 31, 1997 and $231.1 million, $232.7 million, $234.4 million and $236.2 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible capital requirement, upon total adjusted assets of $222.1 million at March 31, 1997 and $231.1 million, $232.7 million, $234.4 million and $236.2 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, and upon risk-weighted assets of $110.0 million at March 31, 1997 and $111.7 million, $112.0 million, $112.3 million and $112.7 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.
(2) An unrealized loss on securities available-for-sale, net of taxes, of $84,000 and a core deposit intangible asset of $2.3 million account for the difference between GAAP capital and both tangible capital and core capital.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts. See
     Note 13 of Notes to Consolidated Financial Statements.
(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

         Under the Plan of Conversion, the Conversion Shares must be sold at a price equal to the estimated pro forma market value of the MHC and the Savings Bank, as converted, based upon an independent valuation. The Estimated Valuation Range as of August 1, 1997 is from a minimum of $23.0 million to a maximum of $31.1 million with a midpoint of $27.0 million or, at a price per share of $10.00, a minimum number of shares of 2,295,000, a maximum number of shares of 3,105,000 and a midpoint number of shares of 2,700,000. The actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion and Reorganization is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Webb will receive fees of $309,000, $365,000, $421,000 and $485,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively (see "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings); (ii) all of the Conversion Shares will be sold in the Subscription and Direct Community Offerings; and
(iii) Conversion and Reorganization expenses, excluding the fees paid to Webb, will total approximately $506,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.

         The pro forma consolidated net income of the Savings Bank for the year ended March 31, 1997 has been calculated as if the Conversion and Reorganization had been consummated at the beginning of the period and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at 6.00% at the beginning of the period, which represents the yield on the one-year U.S. Treasury Bill at March 31, 1997. Although OTS regulations require the use of the arithmetic average of the average yield on all interest-earning assets and the average rate paid on all deposits in computing investment returns on net proceeds, the yield on the one-year U.S. Treasury Bill is used because management believes it more appropriately reflects a market rate of return.
 As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Conversion Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 3.96% is used for both the Holding Company and the Savings Bank for the period, after giving effect to an incremental combined federal and state income tax rate of 34.0% for the year ended March 31, 1997. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at March 31, 1997, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

         The following tables summarize the historical net income and retained earnings of the Savings Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the date indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the 1997 Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization; (ii) withdrawals from deposit accounts for the purpose of purchasing Conversion Shares in the Conversion Offerings; (iii) the issuance of shares from authorized but unissued shares to the 1997 MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion and Reorganization; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan" and "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares Issued." Conversion Shares may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund such purchases.

         THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE CONVERSION AND REORGANIZATION AT THE DATE ON WHICH THE CONVERSION AND REORGANIZATION ACTUALLY OCCURS AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNTS OF CONSOLIDATED ASSETS AND LIABILITIES OF THE HOLDING COMPANY COMPUTED ACCORDING TO GAAP. STOCKHOLDERS' EQUITY HAS NOT BEEN INCREASED OR DECREASED TO REFLECT THE DIFFERENCE BETWEEN THE CARRYING VALUE OF LOANS AND OTHER ASSETS AND MARKET VALUE. STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT FAIR MARKET VALUE NOR DOES IT REPRESENT AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.



                                                                     At or For the Year Ended March 31, 1997
                                             Minimum of       Midpoint of       Maximum of       15% Above
                                             Estimated        Estimated         Estimated        Maximum of
                                             Valuation        Valuation         Valuation        Estimated
                                             Range            Range             Range            Valuation Range
                                             ---------        ---------         ---------        ---------------
                                             2,295,00         2,700,000         3,105,000        3,570,750
                                             Shares           Shares            Shares           Shares
                                             at $10.00        at $10.00         at $10.00        at $10.00
                                             Per Share        Per Share         Per Share        Per Share
                                             ---------        ---------         ---------        ---------
                                                              (In Thousands, Except Per Share Amounts)

Gross proceeds.............................. $22,950         $27,000            $31,050          $35,708
Less: estimated expenses....................     816             871                927              992
                                             -------         -------            -------          -------
Estimated net proceeds......................  22,134          26,129             30,123           34,716
Less: Common Stock acquired by ESOP ........  (1,836)         (2,160)            (2,484)          (2,857)
Less: Common Stock to be acquired by
       1997 MRP.............................    (918)         (1,080)            (1,242)          (1,428)
Add:   Assets consolidated from MHC.........      94              94                 94               94
                                             -------         -------            -------          -------
     Net investable proceeds................ $19,474         $22,983            $26,491          $30,525
                                             =======         =======            =======          =======

Consolidated net income:
 Historical.................................  $2,008          $2,008             $2,008           $2,008
 Pro forma income on net proceeds(2)........     771             910              1,049            1,209
 Pro forma ESOP adjustments(3)..............    (121)           (143)              (164)            (189)
 Pro forma 1997 MRP adjustments(4)..........    (121)           (143)              (164)            (189)
                                              -------         -------            -------          -------
   Pro forma net income.....................  $2,537          $2,632             $2,729           $2,839
                                              ======          ======             ======           ======

Consolidated net income per share (5)(6):
 Historical.................................   $0.53           $0.45              $0.39            $0.34
 Pro forma income on net proceeds...........    0.20            0.20               0.20             0.20
 Pro forma ESOP adjustments(3)..............   (0.03)          (0.03)             (0.03)           (0.03)
 Pro forma 1997 MRP adjustments(4)..........   (0.03)          (0.03)             (0.03)           (0.03)
                                               ------          ------             ------           ------
   Pro forma net income per share...........   $0.67           $0.59              $0.54            $0.48
                                               =====           =====              =====            =====

Consolidated stockholders' equity (book value):
 Historical(10)............................. $25,116         $25,116            $25,116          $25,116
 Estimated net proceeds.....................  22,134          26,129             30,123           34,716
 Less: Common Stock acquired by ESOP........  (1,836)         (2,160)            (2,484)          (2,857)
 Less: Common Stock to be acquired by
        1997 MRP(4).........................    (918)         (1,080)            (1,242)          (1,428)
                                             --------        --------           --------         --------
   Pro forma stockholders' equity(7)........ $44,496         $48,005            $51,513          $55,547
                                             =======         =======            =======          =======

Consolidated stockholders' equity per share(6)(8):
 Historical(6)(10)..........................   $6.38           $5.42              $4.71            $4.10
 Estimated net proceeds.....................    5.62            5.64               5.66             5.66
 Less: Common Stock acquired by ESOP........   (0.47)          (0.47)             (0.47)           (0.47)
 Less: Common Stock to be acquired by
        1997 MRP(4).........................   (0.23)          (0.23)             (0.23)           (0.23)
                                              -------         -------            -------          -------
   Pro forma stockholders' equity per share(9)$11.30          $10.36             $ 9.67           $ 9.09
                                              ======          ======             ======           ======

Consolidated tangible stockholders' equity per share:
 Historical(6)(10)..........................   $6.38           $5.42              $4.71            $4.10
 Estimated net proceeds.....................    5.62            5.64               5.65             5.67
 Less:  Common stock acquired by ESOP.......   (0.47)          (0.47)             (0.47)           (0.47)
 Less:  Common stock to be acquired by 1997 MRP(0.23)          (0.23)             (0.23)           (0.23)
 Less:  Core deposit intangible (11)........   (0.59)          (0.50)             (0.44)           (0.38)
                                              -------         -------            -------          -------
Pro forma tangible stockholders' equity per share$10.71       $ 9.86             $ 9.22           $ 8.69
                                                 ======       ======             ======           ======

Purchase Price as a percentage of pro forma
 stockholders' equity per share.............   85.50%          96.53%            103.41%          110.38%
                                               =====           =====              =====           ======

Purchase Price as a percentage of pro forma
 tangible stockholders' equity per share....   93.37%         101.42%            108.34%          115.21%
                                               =====           =====             ======           ======

Purchase Price as a multiple of pro forma
 net income per share.......................  14.93x          16.95x             18.52x           20.83x
                                              =====           =====              =====            =====

                      (FOOTNOTES ON SECOND FOLLOWING PAGE)

-------------------
(1) Gives effect to the sale of an additional 465,750 Conversion Shares in the Conversion and Reorganization, which may be issued to cover an increase in the pro forma market value of the MHC and the Savings Bank, as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the MHC and the Savings Bank, as converted. See "THE CONVERSION AND REORGANIZATION -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Conversion Shares. Since funds on deposit at the Savings Bank may be withdrawn to purchase shares of Common Stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Savings Bank for investment following receipt of the net proceeds of the Conversion Offerings will be reduced by the amount of such withdrawals.
(3) It is assumed that 8% of the Conversion Shares issued in the Conversion and Reorganization will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in THE WALL STREET JOURNAL on the closing date of the Conversion and Reorganization, which rate is currently 8.50%) from the net proceeds from the Conversion Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Savings Bank intends to make contributions to the ESOP at least equal to the principal and interest requirement of the debt. As the debt is repaid, stockholders' equity will be increased. The Savings Bank's payment of the ESOP debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 34.0%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Savings Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."

(4) In calculating the pro forma effect of the 1997 MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the 1997 MRP at the beginning of the period presented in open market purchases at the Purchase Price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 34.0%. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.28% and pro forma net income per share would be $0.67, $0.59, $0.53 and $0.48 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended March 31, 1997, respectively, and pro forma stockholders' equity per share would be $11.27, $10.35, $9.67 and $9.09 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at March 31, 1997, respectively. Shares issued under the 1997 MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the 1997 MRP, total 1997 MRP expense would increase. SEE "RISK FACTORS -- New Expenses Associated with ESOP and MRP." The total estimated 1997 MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax 1997 MRP expense of $183,600, $216,000, $248,400 and $285,660 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended March 31, 1997, respectively. No effect has been given to the shares reserved for issuance under the proposed 1997 Stock Option Plan. If stockholders approve the 1997 Stock Option Plan following the Conversion and Reorganization, the Holding Company will have reserved for issuance under the 1997 Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the Conversion Shares sold in the Conversion Offerings. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting interests of existing stockholders would be diluted by approximately 5.51%. Assuming stockholder approval of the 1997 Stock Option Plan and that all options were exercised at the end of the year ended March 31, 1997 at an exercise price of $10.00 per share, pro forma net earnings per share would be $0.66, $0.58, $0.53 and $0.48, respectively, for the year ended March 31, 1997, and pro forma stockholders' equity per share would be $11.23, $10.34, $9.69 and $9.12, respectively, for the year ended March 31, 1997 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 3,764,141, 4,428,402, 5,092,662 and 5,856,561 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended March 31, 1997, respectively, which includes the Conversion Shares sold in the Conversion and Reorganization, less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion and Reorganization.

(6) Historical per share amounts have been computed as if the Conversion Shares expected to be issued in the Conversion and Reorganization had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion and Reorganization, the additional ESOP expense or the proposed 1997 MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion and Reorganization, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization to Stock Form on Depositors and Borrowers of the Savings Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(8) Per share amounts are based upon shares outstanding of 3,938,561, 4,633,602, 5,328,642 and 6,127,938 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(9) Does not represent possible future price appreciation or depreciation of the Common Stock.
(10) Historical book value includes $94,000 of assets held by the MHC, which will be consolidated with the Savings Bank's book value upon consummation of the Conversion and Reorganization.

(11) At March 31, 1997, there was a core deposit intangible asset of $2.3 million related to the acquisition of certain branch offices in 1994. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended March 31, 1997 and 1996 -- Noninterest Expense" and "BUSINESS OF THE SAVINGS BANK -- Properties."

                        CONVERSION SHARES TO BE PURCHASED
                  BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

         The following table sets forth, for each director and executive officer and for all of the directors and executive officers as a group, (i) Exchange Shares to be held upon consummation of the Conversion and Reorganization, based upon their beneficial ownership of Savings Bank Common Stock as of March 31, 1997, (ii) proposed purchases of Conversion Shares, assuming shares available to satisfy their subscriptions, and (iii) total shares of Common Stock to be held upon consummation of the Conversion and Reorganization, in each case assuming that 2,700,000 Conversion Shares are sold at the midpoint of the Estimated Valuation Range. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and executive officers and their associates may not purchase in excess of 31% of the shares sold in the Conversion and Reorganization. Directors, officers and employees will pay the Purchase Price ($10.00 per share) for each share for which they subscribe.

                                      Number of
                                      Exchange           Proposed Purchase of                Total Common Stock
                                      Shares to             Conversion Shares                        to be Held
                                       be Held                           Number            Number          Percentage
                                       (1)(2)          Amount           of Shares         of Shares         of Total
                                    ------------       ------           ---------         ---------       ----------

Patrick Sheaffer                   102,567             $--              --              102,567          2.2%
  President, Chief Executive
  Officer and Chairman of the Board
Robert K. Leick                      3,744              --               --                3,744           *
  Director
Roger Malfait                       30,495             --               --                30,495          *
  Director
Gary R. Douglass                    13,399             50,000           5,000             18,399          *
  Director
Paul L. Runyan                      75,553             --               --                75,553          1.6
  Director
Dale E. Scarbrough                  30,495             --               --                30,495          *
  Director
Ronald Wysaske                      66,550             --               --                66,550          1.4
  Executive Vice President and Director
Michael C. Yount                    25,771             7,200            720               26,491          *
  Senior Vice President of Operations
Karen Nelson                        17,700             40,000           4,000             21,700          *
  Vice President of Lending
Phyllis Kreibich                    3,265               5,000           500               3,765           *
  Corporate Secretary

All directors and executive         369,539            102,000          379,739          379,739         8.2
officers as a group (10 persons)


(1) Excludes shares which may be received upon the exercise of outstanding stock options granted under the 1993 Stock Option Plan. Based upon the Exchange Ratio of 1.9175 Exchange Shares for each Public Savings Bank Share at the midpoint of the Estimated Valuation Range, the persons named in the table would have options to purchase Common Stock as follows: Mr. Sheaffer, 39,755 shares; Mr. Leick, 7,395 shares; Mr. Malfait, 7,395 shares; Mr. Douglass, 1,760 shares; Mr. Runyan, 3,071 shares; Mr. Scarbrough, 7,395 shares; Mr. Wysaske, 31,249 shares; Mr. Yount, 24,037 shares; Ms. Nelson, 16,085 shares; Ms. Kreibich, none; and all directors and executive officers as a group, 138,148 shares.
(2) Excludes stock options that may be granted under the 1997 Stock Option Plan and awards that may be granted under 1997 MRP if such plans are approved by stockholders at an annual or special meeting at least six months following the Conversion and Reorganization. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits."
(*)      Less than 1%.

                   RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

         THE FOLLOWING CONSOLIDATED STATEMENTS OF INCOME OF RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY FOR THE FISCAL YEARS ENDED MARCH 31, 1997, 1996 AND 1995 HAVE BEEN AUDITED BY DELOITTE & TOUCHE LLP, PORTLAND, OREGON, INDEPENDENT AUDITORS, WHOSE REPORT THEREON APPEARS ELSEWHERE IN THIS PROSPECTUS. THESE STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE HEREIN.

                                                               1997               1996               1995
INTEREST INCOME:
 Interest and fees on loans receivable..................... $13,339,000        $11,252,000        $ 9,223,000
 Interest on investment securities.........................   1,832,000          2,528,000          2,180,000
 Interest on mortgage-backed securities....................   2,135,000          2,020,000          1,586,000
 Other interest and dividends..............................     170,000            196,000            243,000
                                                            -----------        -----------        -----------

  Total interest income....................................  17,476,000         15,996,000         13,232,000
                                                            -----------        -----------        -----------

INTEREST EXPENSE:
 Interest on deposit accounts..............................   7,034,000          6,583,000          5,121,000
 Interest on borrowings....................................   1,889,000          1,833,000            806,000
                                                            -----------        -----------        -----------

  Total interest expense...................................   8,923,000          8,416,000          5,927,000
                                                            -----------        -----------        -----------

  Net interest income......................................   8,553,000          7,580,000          7,305,000

Less provision for loan losses.............................     180,000                 --                 --
                                                            -----------      -------------      -------------

  Net interest income after provision for loan losses......   8,373,000          7,580,000          7,305,000
                                                            -----------        -----------        -----------

NONINTEREST INCOME:
 Fees and service charges..................................   1,368,000          1,182,000            693,000
 Loan servicing income.....................................     279,000            342,000            358,000
 Gain on sale of mortgage-backed and
  other securities available for sale......................      37,000            216,000                 --
 Gain on sale of loans held for sale.......................      69,000            180,000             85,000
 Trading activity gains (losses)...........................          --             (5,000)            26,000
 Other.....................................................     121,000            100,000             88,000
                                                            -----------        -----------        -----------

  Total noninterest income.................................   1,874,000          2,015,000          1,250,000
                                                            -----------        -----------        -----------

NONINTEREST EXPENSES:
 Salaries and employee benefits............................   3,386,000          2,851,000          2,255,000
 Occupancy and depreciation................................   1,174,000          1,090,000            983,000
 Special SAIF assessment...................................     947,000                 --                 --
 Amortization of core deposit intangible...................     327,000            327,000            286,000
 Marketing expense.........................................     257,000            263,000            312,000
 FDIC insurance premium....................................     275,000            336,000            290,000
 Other.....................................................     838,000            740,000            763,000
                                                            -----------        -----------        -----------

  Total noninterest expenses...............................   7,204,000          5,607,000          4,889,000
                                                            -----------        -----------        -----------

INCOME BEFORE FEDERAL INCOME TAXES......................... $ 3,043,000        $ 3,988,000        $ 3,666,000

PROVISION FOR FEDERAL INCOME TAXES.........................   1,035,000          1,375,000          1,220,000
                                                            -----------        -----------        -----------

NET INCOME................................................. $ 2,008,000        $ 2,613,000        $ 2,446,000
                                                            ===========        ===========        ===========

PER COMMON SHARE:
 Net income................................................ $      0.85       $       1.11       $       1.04
                                                            ===========       ============       ============

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING.................................   2,374,077          2,362,450          2,348,306
                                                            ===========        ===========        ===========

                 See Notes to Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Savings Bank. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

OPERATING STRATEGY

         The Savings Bank's business consists principally of attracting retail deposits from the general public and using these funds to originate mortgage loans secured by one- to- four family residences located in its primary market area. The Savings Bank also actively originates residential construction loans secured by properties located in its primary market area. To a lesser extent, the Savings Bank also originates consumer loans, commercial real estate loans and land loans. In addition, the Savings Bank invests in U.S. Government and federal agency obligations, and mortgage-backed securities. The Savings Bank intends to continue to fund its assets primarily with retail deposits, although FHLB- Seattle advances may be used as a supplemental source of funds.

         The Savings Bank's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Savings Bank's profitability is also affected by the level of other income and expenses. Other income, net, includes income associated with the origination and sale of mortgage loans, brokering loans, loan servicing fees, income from real estate owned and net gains and losses on sales of interest-earning assets. Other expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Savings Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

         The Savings Bank's business strategy is to operate as a well-capitalized, profitable and independent community savings bank, dedicated to home mortgage lending, consumer installment lending, small business lending and providing quality financial services to local customers. Management believes that it can best serve an important segment of the marketplace and enhance the long-term value of the Savings Bank by operating independently and continuing with and expanding its community-oriented approach, especially in light of recent consolidations of financial institutions in the Savings Bank's primary market area. The Savings Bank has sought to implement this strategy by: (i) emphasizing the origination of residential mortgage loans, including one- to-four family residential construction loans; (ii) providing high quality, personalized financial services to customers and communities served by its branch network; (iii) operating as a mortgage banker by selling fixed rate mortgages to the secondary market on a servicing- retained basis, thereby increasing the loan servicing portfolio and income; (iv) brokering customer loans to third-party lenders, which generates fee income; (v) reducing interest rate risk exposure by matching asset and liability durations and rates; (vi) improving asset quality; (vii) containing operating expenses; and (viii) maintaining capital in excess of regulatory requirements combined with prudent growth.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1997 AND 1996

         Total assets were $224.4 million at March 31, 1997 compared to $209.5 million at March 31, 1996. This increase resulted primarily from growth in the loan portfolio, which was funded primarily by deposit growth and the proceeds of maturing securities.

         Loans receivable, net, were $151.7 million at March 31, 1997 compared to $126.2 million at March 31, 1996, a 20.2% increase. Increases primarily in residential construction loans and consumer loans contributed to the increase in loans receivable, net. Residential construction and consumer loans have greater credit risk than one- to- four family mortgage loans. See "RISK FACTORS -- Certain Lending Risks" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

         Loans held-for-sale were $80,000 at March 31, 1997, compared to $1.9 million at March 31, 1996, as a result of timing differences on sales.

         Investment securities held-to-maturity were $20.5 million at March 31, 1997, compared to $29.7 million at March 31, 1996, as a result of maturities, the proceeds of which were used to fund loan growth.

         Mortgage-backed securities held-to-maturity were $26.4 million at March 31, 1997, compared to $28.4 million at March 31, 1996, as a result of prepayments, the proceeds of which funded loan growth.

         Cash increased to $7.0 million at March 31, 1997 from $5.6 million at March 31, 1996 as a result of increased deposits and the maturities of investment securities.

         Total deposits were $169.4 million at March 31, 1997, compared to $158.2 million at March 31, 1996. Management attributes this increase primarily to the growth in the Savings Bank's market area and to promotions of checking accounts.

         FHLB advances increased to $27.2 million at March 31, 1997 from $26.1 million at March 31, 1996. Approximately $20.0 million of the outstanding advances at March 31, 1997 and $23.6 million at March 31, 1996 were used to purchase mortgage-backed securities, classified as held-to-maturity, with the goal of recognizing income on the difference between the rate paid on the advances and the rate earned on the mortgage-backed securities. See "BUSINESS OF THE SAVINGS BANK -- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Borrowings."

         Shareholders' equity increased to $25.0 million at March 31, 1997 from $23.1 million at March 31, 1996 primarily because of growth in retained earnings, less cash dividends of $212,000 paid to the Public Stockholders.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1997 AND 1996

         NET INCOME. Net income was $2.0 million, or $0.85 per share, for the year ended March 31, 1997, compared to $2.6 million, or $1.11 per share, for the year ended March 31, 1996. Earnings per share information has been retroactively adjusted for stock dividends paid. The decrease in net income was primarily attributable to the legislatively- mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to $947,000 ($625,000 after tax), net income would have been $2.6 million, or $1.11 per share, for the year ended March 31, 1997.

         NET INTEREST INCOME. Net interest income increased $973,000 to $8.6 million for the year ended March 31, 1997 compared to $7.6 million for the year ended March 31, 1996. The increased net interest income resulted primarily from the increase in the average balance of net loans to $141.4 million in 1997 compared to $116.4 million in 1996. Net interest margin for the year ended March 31, 1997 rose to 4.19% from 4.05% for the 1996 fiscal year primarily because of a lower average rate paid on FHLB advances as a result of the renewal of maturing advances at lower interest rates.

         INTEREST INCOME. Interest income totalled $17.5 million and $16.0 million for fiscal years 1997 and 1996, respectively. Average interest-earning assets increased 9.1% to $204.0 million for the year ended March 31, 1997, compared to $187.0 million for the year ended March 31, 1996, and the yield on all interest-earning assets increased to 8.57% from 8.55% for the fiscal years 1997 and 1996, respectively. The increase in average yield was primarily a result of a higher proportion of loans in portfolio, which tend to have higher yields than securities. The proportion of loans- to-assets at March 31, 1997 was 67.6% compared to 61.2% at March 31, 1996.

         INTEREST EXPENSE. Interest expense for the year ended March 31, 1997 totalled $8.9 million, a $507,000, or 6.0%, increase from $8.4 million the prior year. The increase was primarily a result of an increase in the average balances of certificates of deposit from $90.7 million to $99.7 million for the 1996 and 1997 fiscal years, respectively, as a result of deposit growth unaffected by any special promotions. The average cost on other interest-bearing liabilities (primarily FHLB advances) were 6.50% in fiscal 1997 compared 6.94% in fiscal 1996 as a result of the renewal of maturing FHLB advances at lower interest rates, while average balances increased to $29.1 million in fiscal 1997 from $26.4 million in fiscal 1996 to fund loan growth. The combined effect was to produce interest expense of $1.9 million for other interest-bearing liabilities for the year ended March 31, 1997, compared to $1.8 million for the year ended March 31, 1996.

         PROVISION FOR LOAN LOSSES. The provision for loan losses for the year ended March 31, 1997 was $180,000 compared to no provision for loan losses for the years ended March 31, 1996. The increase in the provision for loan losses resulted primarily from the increased size of the loan portfolio, particularly with respect to construction and consumer loans which inherently involve greater risk than residential mortgage loans. The Savings Bank establishes a general reserve for loan losses through a periodic provision for loan losses based on management's evaluation of the loan portfolio and current economic conditions. The provisions for loan losses are based on management's estimate of net realizable value or fair value of the collateral, as applicable and the Savings Bank's actual loss experience, and standards applied by the OTS and the FDIC. The Savings Bank regularly reviews its loan portfolio, including non-performing loans, to determine whether any loans require classification or the establishment of appropriate reserves. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings Bank's allowance for loan losses. Such agencies may require the Savings Bank to provide additions to the allowance for loan losses based upon judgments different from management. The allowance for loan losses is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of the loan collateral and the existence of potential alternative sources of repayment. Assessment of the adequacy of the allowance for loan losses involves subjective judgments regarding future events, and thus there can be no assurance that additional provisions for credit losses will not be required in future periods. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Savings Bank's control. Any increase or decrease in the provision for loan losses has a corresponding negative or positive effect on net income. The allowance for loan losses at March 31, 1997 was $831,000, or 0.50% of total loans receivable, compared to $653,000, or 0.47%, at March 31, 1996. At March 31, 1997, management deemed the allowance for loan losses adequate at that date. Non-performing assets totalled $222,000, or 0.10%, of total assets, at March 31, 1997 as compared to $548,000 or 0.26% at March 31, 1996.

         NONINTEREST INCOME. The Savings Bank's principal sources of noninterest income include loan fees, deposit service charges, and net gains on the sale of loans and securities available-for-sale. Noninterest income including gains on sales of assets for fiscal years 1997 and 1996 was $1.9 million and $2.0 million respectively. Mortgage broker fees (included in fees and service charges) totalled $394,000 for the year ended March 31, 1997 compared to $283,000 for the previous year and related commission compensation expense was $335,000 for the fiscal year ended March 31, 1997 compared to $243,000 for the fiscal year ended March 31, 1996, both as a result of an increase in brokered loan production from $40.7 million in 1996 to $60.9 million in 1997. For the fiscal year ended March 31, 1997, gains on sale of loans and investments totalled $106,000 compared to $391,000 of gains recorded in 1996. The decrease in the gains on sale of loan and investments resulted from the sale of one investment security in 1996 at a gain of $216,000 and no comparable gain in 1997. The total loans-serviced-for-others portfolio was $98.8 million at March 31, 1997 and generated $279,000 of servicing fees for fiscal 1997, versus $342,000 for fiscal 1996. The purchased and originated mortgage servicing rights assets were $402,000 and $67,000, respectively, at March 31, 1997, and were being amortized over the life of the underlying loan servicing.

         NONINTEREST EXPENSE. Noninterest expense increased by $1.6 million in fiscal 1997 compared to fiscal 1996, as total noninterest expense was $7.2 million and $5.6 million for fiscal 1997 and 1996, respectively. The primary cause for the $1.6 million increase was the FDIC insurance premium surcharge. On September 30, 1996, President Clinton signed into law legislation requiring all SAIF members (like the Savings Bank) to pay a special one-time premium of 65.7 basis points based on assessable deposits at March 31, 1995. The special premium of $947,000, pre-tax, was accounted for as an expense and immediately reduced the capital of the Savings Bank by the amount of the premium, net of taxes of approximately $322,000, and reduced net income by approximately $625,000. Effective January 1, 1997, the special assessment increased the SAIF reserve level to the statutory requirement of 1.25%. The legislation also reduced the Savings Bank's ongoing insurance premiums from an average of 23.0 basis points to 6.5 basis points.

         The other principal component of the Savings Bank's noninterest expense has been and continues to be salaries and employee benefits of $3.4 million for fiscal 1997 and $2.9 million for fiscal 1996, including the mortgage broker commissions, as a result of full-time equivalent employees increasing to 82 at March 31, 1997 from 73 at March 31, 1996. Other components of noninterest expense include building, furniture, and equipment depreciation and expense, deposit insurance premiums, data processing expense, and advertising expense.

         The acquisition of the Hazel Dell and Longview branches from the Resolution Trust Corporation ("RTC") in fiscal 1995 (see "BUSINESS OF THE SAVINGS BANK -- Properties"), and the related acquisition of $42 million in customer deposits, gave rise to a $3.2 million core deposit intangible asset ("CDI"), representing the excess of cost over fair value of deposits acquired. The CDI ($2.3 million at March 31, 1997) is being amortized over the remaining life of the underlying customer relationships, currently estimated at seven years. The amortization cost of the CDI was $327,000 for both fiscal years 1997 and 1996.

         PROVISION FOR INCOME TAXES. Provision for income taxes was $1.0 million for the year ended March 31, 1997 compared to $1.4 million for the year March 31, 1996 as a result of lower income before income taxes. The effective tax rate for fiscal year 1997 was 34.0% compared to 34.5% for fiscal 1996.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

         NET INCOME. Net income was $2.6 million, or $1.11 per share, for the year ended March 31, 1996, compared to $2.4 million, or $1.04 per share, for the year ended March 31, 1995. Earnings per share information has been retroactively adjusted for stock dividends paid.

         NET INTEREST INCOME. Net interest income increased $275,000 to $7.6 million for the year ended March 31, 1996 compared to $7.3 million for the year ended March 31, 1995. The increased net interest income resulted primarily from the increased assets, particularly loans receivable, for 1996 compared to 1995. The net interest margin for the year ended March 31, 1996 decreased to 4.05% from 4.49% for the 1995 fiscal year as a result of rising short-term market interest rates. The Savings Bank also experienced a decline in the ratio of the average balances of interest earning assets to interest-bearing liabilities to 109.6% for 1996 compared to 110.4% for 1995. This occurred as a result of the construction of a branch facility in Battle Ground (see "BUSINESS OF THE SAVINGS BANK -- Properties"), resulting in premises and equipment, net, increasing $330,000 to $4.4 million at March 31, 1996.

         INTEREST INCOME. Interest income totalled $16.0 million and $13.2 million, for fiscal years 1996 and 1995, respectively. Average interest-earning assets increased 14.9% to $187.0 million for the year ended March 31, 1996, compared to $162.7 million for the year ended March 31, 1995, and the yield on all interest-earning assets increased to 8.55% from 8.13% for the fiscal years 1996 and 1995, respectively. The increase in the average balance of interest-earning assets was primarily attributable to an increase in the average balance of loans from $98.4 million in 1996 to $116.4 million in 1997 and an increase in the average balance of mortgaged-backed securities and investment securities from $59.4 million in 1996 to $66.5 million in 1997, and were funded by increases in deposits and FHLB advances. The increase in the average balance of loans resulted primarily from loans originated through the mortgage brokerage operations that began in April 1995. See "BUSINESS OF THE SAVINGS BANK--Lending Activities--Mortgage Brokerage." The increase in average yield was primarily a result of rising market interest rates and a higher proportion of loans in portfolio, which tend to have higher yields than securities. The proportion of loans-to-assets at March 31, 1996 was 61.2% compared to 54.4% at March 31, 1995.


INTEREST EXPENSE. Interest expense for the year ended March 31, 1996 totalled $8.4 million, a 42.0% increase from $5.9 million the prior year. The increase was a result of an increase in average cost of interest-bearing liabilities to 4.93% in 1996 from 4.02% in 1995, and the increase in total average interest-bearing liabilities to $170.6 million for fiscal 1996 compared to $147.4 million for fiscal 1995. The increase in the average balance of interest-bearing liabilities was primarily attributable to an increase in the average balance of deposits from $134.7 million in 1995 to $144.2 million in 1996, primarily as a result of increases in transaction accounts and certificates of deposit at the newly opened Orchards Branch (see "BUSINESS OF THE SAVINGS BANK -- Properties"), and the average balance of FHLB advances increased from $12.6 million in 1995 to $26.4 million in 1996 as advances were used to purchase mortgage-backed securities. Rising market interest rates increased the rates paid on deposits and on FHLB advances.

         PROVISION FOR LOAN LOSSES. There was no provision for loan losses for the years ended March 31, 1996 and 1995. Based on management's evaluation of the loan portfolio during these periods, particularly the low level of delinquent loans and charge-offs, the allowance for loan losses was deemed adequate and no provision for loan losses was required in management's judgment. Allowance for loan losses at March 31, 1996 was $653,000, or 0.47% of total loans receivable, compared to $657,000, or 0.58%, at March 31, 1995. Non-performing assets totalled $548,000, or 0.26%, of total assets at March 31, 1996 as compared to $240,000, or 0.13%, at March 31, 1995.

         NONINTEREST INCOME. Noninterest income including gains on sales of assets for fiscal years 1996 and 1995 was $2.0 million and $1.3 million respectively. The increase of $765,000 was primarily a result of increased account service charges, mortgage broker fees and gains on the sale of loans and investments. Mortgage broker fees (included in fees and service charges) totalled $283,000 for the year ended March 31, 1996 compared to zero for the previous year as brokerage operations commenced in fiscal 1996. For the year ended March 31, 1996, gains on sale of loans and investments totalled $391,000 compared to $111,000 of gains recorded in 1995. The total loans-serviced-for-others portfolio was $106.2 million at March 31, 1996 and generated $342,000 of servicing fees for fiscal 1996, versus $358,000 for fiscal 1995. The purchased mortgage servicing rights asset was $451,000 at March 31, 1996 and $484,000 at March 31, 1995.

         NONINTEREST EXPENSE. Noninterest expense increased by $718,000 in fiscal 1996 compared to fiscal 1995, as total noninterest expense was $5.6 million and $4.9 million for fiscal 1996 and 1995, respectively. Salaries and employee benefits totalled $2.9 million for fiscal 1996 and $2.3 million for fiscal 1995 as a result of additional personnel associated with the three new branch offices. Other components of noninterest expense include building, furniture, and equipment depreciation and expense, deposit insurance premiums, data processing expense, and advertising expense. Occupancy costs rose $107,000 to $1,090,000 for the fiscal year 1996 compared to $983,000 for the fiscal year 1995, due to the addition of the new Battle Ground facility in July 1995. The amortization of the CDI related to the acquisition from the RTC in May 1994 for the fiscal year ended March 31, 1996 was $327,000 versus $286,000 for the year ended March 31, 1995.

         PROVISION FOR INCOME TAXES. The provision for income taxes was $1.4 million for the year ended March 31, 1996, compared to $1.2 million for the year ended March 31, 1995 as a result of higher income before income taxes. The effective tax rate for fiscal year 1996 was 34.5% compared to 33.3% for fiscal 1995.

AVERAGE BALANCE SHEET

          The following table sets forth, for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities and net interest margin. Average balances for a period have been calculated using the monthly average balances during such period.




                                                                            Year Ended March 31,
                                                       1997                                   1996
                                        ---------------------------------     -----------------------------------
                                                     Interest                               Interest
                                        Average         and        Yield/       Average        and         Yield/
                                        Balance      Dividends     Cost         Balance     Dividends      Cost
                                                                                        (Dollars in thousands)
Interest-earning assets:
 Mortgage loans.........................$128,552     $12,087    9.40%          $107,902      $10,413    9.65%
 Non-mortgage loans.....................  12,835       1,252     9.75             8,474          839     9.90
                                         -------      ------                    -------       ------
   Total net loans...................... 141,387      13,339     9.43           116,376       11,252     9.67
Mortgage-backed securities..............  30,212       2,135     7.07            29,779        2,020     6.78
Investment securities...................  29,048       1,832     6.31            36,729        2,528     6.88
Daily interest-bearing..................     708          40     5.65             1,626           91     5.60
Other earning assets....................   2,619         130     4.96             2,491          105     4.22
                                        --------    --------    -----          --------      -------    -----
 Total interest-earning assets.......... 203,974      17,476     8.57           187,001       15,996     8.55

Noninterest-earning assets:
 Office properties and equipment........   4,516                                  4,342
   net
 Real estate, net.......................     471                                     --
 Other noninterest-earning assets.......   9,375                                  8,634
                                        --------                               --------
 Total assets...........................$218,336                               $199,977
                                        ========                               ========

Interest-earning liabilities:
 Regular savings accounts...............  21,408         588     2.75            22,259          617     2.77
 NOW accounts...........................  15,915         234     1.47            15,322          247     1.61
 Money market accounts..................  18,046         617     3.42            15,879          599     3.77
 Certificates of deposit................  99,657       5,595     5.61            90,710        5,120     5.64
                                        --------    --------    -----          --------      -------    -----
  Total deposits........................ 155,026       7,034     4.54           144,170        6,583     4.57
 Other interest-bearing.................  29,068       1,889     6.50            26,404        1,833     6.94
     liabilities                        --------    --------    -----          --------      -------    -----
  Total interest-bearing................ 184,094       8,923     4.85           170,574        8,416     4.93
     liabilities
Noninterest-bearing
   liabilities
 Noninterest-bearing....................   7,047                                  5,095
   deposits
 Other liabilities......................   3,229                                  2,570
                                        --------                               --------
  Total liabilities..................... 194,370                                178,239
 Stockholders' equity...................  23,966                                 21,738
                                        --------                               --------

Total liabilities and................... $218,336                             $199,977
  stockholders' equity                    ========                             ========

Net interest income.....................              $8,553                                  $7,580
                                                      ======                                  ======

Interest rate spread....................                        3.72%                                   3.62%
                                                                ====                                    ====

Net interest margin.....................                        4.19%                                   4.05%
                                                                ====                                    ====

Ratio of average interest-
  earning assets to average
  interest-bearing liabilities                                110.80%                                 109.63%
                                                              ======                                  ======

                                                           1995
                                            ----------------------------------
                                                         Interest
                                             Average        and         Yield/
                                             Balance     Dividends      Cost

Interest-earning assets:
 Mortgage loans.........................    $ 93,627      $ 8,729    9.32%
 Non-mortgage loans.....................       4,763          494    10.37
                                              ------        -----
   Total net loans......................      98,390        9,223     9.37
Mortgage-backed securities..............      27,530        1,586     5.76
Investment securities...................      31,891        2,180     6.84
Daily interest-bearing..................       3,450          166     4.81
Other earning assets....................       1,438           77     5.35
                                            --------      -------    -----
 Total interest-earning assets..........     162,699       13,232     8.13

Noninterest-earning assets:
 Office properties and equipment........       2,955
   net
 Real estate, net.......................          --
 Other noninterest-earning assets.......       7,865
                                            --------
 Total assets...........................    $173,519
                                            ========

Interest-earning liabilities:
 Regular savings accounts...............      28,559          919     3.22
 NOW accounts...........................      13,733          264     1.92
 Money market accounts..................      10,694          331     3.10
 Certificates of deposit................      81,757        3,607     4.41
                                            --------       ------    -----
  Total deposits........................     134,743        5,121     3.80
 Other interest-bearing.................      12,638          806     6.38
     liabilities                            --------       ------    -----
  Total interest-bearing................     147,381        5,927     4.02
     liabilities
Noninterest-bearing
   liabilities
 Noninterest-bearing....................       4,638
   deposits
 Other liabilities......................       2,070
                                            --------
  Total liabilities.....................     154,089
 Stockholders' equity...................      19,430
                                            --------

Total liabilities and...................   $173,519
  stockholders' equity                      ========

Net interest income.....................                   $7,305
                                                           ======

Interest rate spread....................                             4.11%
                                                                     ====

Net interest margin.....................                             4.49%
                                                                     ====

Ratio of average interest-
  earning assets to average
  interest-bearing liabilities                                     110.39%
                                                                   ======

YIELDS EARNED AND RATES PAID

          The following table sets forth for the periods and at the date indicated and the weighted average yields earned on the Savings Bank's assets, the weighted average interest rates paid on the Savings Bank's liabilities, together with the net yield on interest-earning assets.

                                                         At March 31,                  Year Ended March 31,
                                                              1997           1997           1996         1995

Weighted average yield earned on:
 Total net loans(1)..............................             8.50             9.43%         9.67%         9.37%
 Mortgage-backed securities......................             7.13             7.07          6.78          5.76
 Investment securities...........................             6.34             6.31          6.88          6.84
 All interest-earning assets.....................             8.06             8.57          8.55          8.13

Weighted average rate paid on:
 Deposits........................................             4.35             4.54          4.57          3.80
 FHLB advances and other borrowings..............             6.51             6.50          6.94          6.38
 All interest-bearing liabilities................             4.65             4.85          4.93          4.02

Interest rate spread (spread between weighted
 average rate on all interest-earning
 assets and all interest-bearing liabilities)....             3.41             3.72          3.62          4.11

Net interest margin (net interest income
 (expense) as a percentage of average
 interest-earning assets)........................             N/A              4.19          4.05          4.49

(1) Weighted average yield on total net loans at March 31, 1997 excludes deferred loan fees.

RATE/VOLUME ANALYSIS

         The following table sets forth the effects of changing rates and volumes on net interest income of the Savings Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) changes in rate/volume (change in rate multiplied by change in volume).

                                                                               Year Ended March 31,
                                                           1997 vs. 1996                                        1996 vs. 1995
                                             ------------------------------------------------- -------------------------------------
                                             Increase (Decrease)                            Increase (Decrease)
                                                    Due to                         Total           Due to                    Total
                                                                  Rate/      Increase                            Rate/     Increase
                                             Volume       Rate    Volume     (Decrease)     Volume     Rate     Volume    (Decrease)
                                                                             (In Thousands)
Interest Income:
 Mortgage loans.............................   $1,993    $(268)    $(51)     $1,674         $1,330     $  309    $  45      $1,684
 Non-mortgage loans.........................      432      (13)      (6)        413            385        (22)     (18)        345
 Mortgage-backed securities.................       29       85        1         115            130        281       23         434
 Investment securities......................     (528)    (212)      44        (696)           331         13        4         348
 Daily interest-bearing.....................      (51)      --       --         (51)           (88)        27      (14)        (75)
 Other earning assets.......................        5       19        1          25             56        (16)     (12)         28
                                              -------   ------    -----     -------        -------   ---------  -------   --------
   Total interest-earning assets............    1,880     (389)     (11)      1,480          2,144        592       28       2,764
                                              -------   -------   ------    -------        -------   --------   ------    --------

Interest Expense:
 Regular savings accounts...................      (24)      (4)      (1)        (29)          (203)      (129)      30        (302)
 NOW accounts...............................       10      (23)      --         (13)            31        (42)      (6)        (17)
 Money market accounts......................       82      (56)      (8)         18            161         72       35         268
 Certificates of deposit....................      505      (27)      (3)        475            395      1,007      111       1,513
 Other interest-bearing liabilities.........      185     (118)     (11)         56            878         71       78       1,027
                                              -------   -------   ------    -------        -------    -------   ------    --------
    Total interest-bearing liabilities......      758     (228)     (23)        507          1,262        979      248       2,489
                                              -------   -------   ------    -------        -------    -------   ------    --------

Net increase (decrease) in interest income..   $1,122    $(161)    $ 12      $  973         $  882     $ (387)   $(220)    $   275
                                               ======    ======    ====      ======         ======     =======   ======    =======

ASSET AND LIABILITY MANAGEMENT

         The Savings Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Savings Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Savings Bank's interest-earning assets by retaining for its portfolio loans with interest rates subject to periodic adjustment to market conditions and selling fixed-rate one- to- four family mortgage loans with terms of more than 15 years. The Savings Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Savings Bank promotes transaction accounts and certificates of deposit with terms up to ten years.

         The Savings Bank has adopted a strategy that is designed to maintain or improve the interest rate sensitivity of assets relative to its liabilities. The primary elements of this strategy involve the origination of ARM loans or purchase of adjustable rate mortgage-backed securities for its portfolio; maintaining consumer and residential construction loans as a portion of total net loans receivable because of their generally shorter terms and higher yields than other one-to-four-family residential mortgage loans; matching asset and liability maturities; investing in short term mortgage-backed and other securities; and the origination of fixed-rate loans for sale in the secondary market and the retention of the related loan servicing rights. This approach has remained consistent throughout the past year as the Savings Bank has experienced growth in assets, deposits, and FHLB advances.

         Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect the Savings Bank's earnings while decreases in interest rates may beneficially affect the Savings Bank's earnings. To reduce the potential volatility of the Savings Bank's earnings, management has sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, the Savings Bank actively originates ARM loans for retention in its loan portfolio. Fixed-rate mortgage loans with terms of more than 15 years generally are originated for the intended purpose of resale in the secondary mortgage market. The Savings Bank has also invested in adjustable rate mortgage-backed securities to increase the level of short term adjustable assets. At March 31, 1997, ARM loans and adjustable rate mortgage-backed securities constituted $77.1 million, or 45.6%, of the Savings Bank's total combined mortgage loan and mortgage-backed securities portfolio. Although the Savings Bank has sought to originate ARM loans, the ability to originate and purchase such loans depends to a great extent on market interest rates and borrowers' preferences. Particularly in lower interest rate environments, borrowers often prefer to obtain fixed rate loans.

         The Savings Bank's mortgage servicing activities provide additional protection from interest rate risk. The Savings Bank retain servicing rights on all mortgage loans sold. As market interest rates rise the fixed rate loans held in portfolio diminish in value. However, the value of the servicing portfolio tends to rise as market interest rates increase because borrowers tend not to prepay the underlying mortgages, thus providing an interest rate risk hedge versus the fixed rate loan portfolio. The loan servicing portfolio totalled $98.8 million at March 31, 1997, including $38.0 million of purchased mortgage servicing. The purchase of loan servicing replaced loan servicing balances extinguished through prepayment of the underlying loans. The average balance of the servicing portfolio was $102.4 million and produced service fees of $279,000 for the year ended March 31, 1997. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Mortgage Loan Servicing."

         Consumer loans and construction loans typically have shorter terms and higher yields than permanent residential mortgage loans, and accordingly reduce the Savings Bank's exposure to fluctuations in interest rates. At March 31, 1997, the construction and consumer loan portfolios amounted to $33.7 million and $14.3 million, or 22.2% and 9.4% of total net loans receivable, respectively. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Construction Lending" and "-- Lending Activities -- Consumer Lending."

         The Savings Bank also invests in short-term to medium-term U.S. Government securities as well as mortgage-backed securities issued or guaranteed by U.S. Government agencies. At March 31, 1997, the combined portfolio of $53.7 million had an average term to repricing or maturity of 1.7 years. See "BUSINESS OF THE SAVINGS BANK -- Investment Activities."

         In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the FHLB-Seattle, the Savings Bank receives a report which measures interest rate risk by modeling the change in NPV over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off- balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under proposed OTS regulations, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction from total capital for purposes of calculating its risk-based capital. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. The Savings Bank is exempt because its assets are less than $300 million. Based on the Savings Bank's regulatory capital levels at March 31, 1997, the Savings Bank believes that, if the proposed regulation was implemented at that date, the regulation would not have had a material adverse effect on the Savings Bank's regulatory capital compliance.

                                                                    At March 31, 1997
                                       Net Portfolio Value                         Net Portfolio Value as a
Change                     Dollar          Dollar       Percent                 Percent of Present Value of Assets
In Rates                   Amount          Change        Change                 NPV Ratio             Change
                                                  (Dollars in thousands)

   400bp                   $20,523        $(11,830)        (37)%                  9.56%               (445) bp
   300bp                    26,632          (8,721)        (27)                   10.80               (321) bp
   200bp                    26,766          (5,588)        (17)                   12.00               (201) bp
   100bp                    29,720          (2,633)         (8)                   13.09                (93) bp
    --bp                    32,353              --          --                    14.01                 --
(100)bp34,487                2,134               7       14.72                    71 bp
(200)bp35,635                3,282              10       15.06                   105 bp
(300)bp36,779                4,425              14       15.39                   138 bp
(400)bp38,401                6,048              19       15.87                   186 bp

          The above table illustrates, for example, that an instantaneous 200 basis point increase in market interest rates at March 31, 1997 would reduce the Savings Bank's NPV by approximately $5.6 million, or 17%, at that date.

          Certain assumptions utilized by the FHLB-Seattle in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

          As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

          The Savings Bank's primary sources of funds are customer deposits, proceeds from principal and interest payments on and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

          The Savings Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Savings Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At March 31, 1997, cash and cash equivalents totalled $7.0 million, or 3.1% of total assets. At March 31, 1997, the Savings Bank also maintained an uncommitted credit facility with the FHLB-Seattle that provided for immediately available advances up to an aggregate amount of $78.5 million, under which $27.2 million was outstanding.

          OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Savings Bank's actual short- and long-term liquidity ratios at March 31, 1997 were 8.3% and 18.0%, respectively.

          Liquidity management is both a short- and long-term responsibility of the Savings Bank's management. The Savings Bank adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand,
(ii) projected loan sales, (iii) expected deposit flows, (iv) yields available on interest-bearing deposits, and (v) liquidity of its asset/liability management program. Excess liquidity is invested generally in interest-bearing overnight deposits and other short-term government and agency obligations. If the Savings Bank requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the FHLB and collateral for repurchase agreements.

          The Savings Bank's primary investing activity is the origination of one- to- four family mortgage loans. During the years ended March 31, 1997, 1996 and 1995, the Savings Bank originated $67.9 million, $63.6 million and $49.7 million of such loans, respectively. At March 31, 1997, the Savings Bank had mortgage loan commitments totalling $2.1 million, consumer loan commitments totalling $4.4 million, and undisbursed loans in process totalling $11.1 million. The Savings Bank anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from March 31, 1997 totalled $79.7 million. Historically, the Savings Bank has been able to retain a significant amount of its deposits as they mature.

          OTS regulations require the Savings Bank to maintain specific amounts of regulatory capital. As of March 31, 1997, the Savings Bank complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 10.3%, 10.3% and 20.9%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

IMPACT OF ACCOUNTING PRONOUNCEMENTS AND REGULATORY POLICIES

          ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. In November 1993 the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released. See "PRO FORMA DATA."

         ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," and of SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 defers the effective date of the application of certain portions of SFAS No. 125 until January 1, 1998. The adoption of the provisions of SFAS No. 125 did not have a material impact on the Savings Bank's financial condition or results of operations.

          EARNINGS PER SHARE. SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basis EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. SFAS No. 128 is effective for the financial statements for the periods ending after December 15, 1997. SFAS No. 128 requires restatement of all prior period EPS data presented. The impact of its adoption is not expected to be material to the Savings Bank.

         DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE. SFAS No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure and applies to all entities. SFAS No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, "Omnibus Opinion - 1966," and No. 15, "Earnings Per Share," and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to those standards. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 contains no change in disclosure requirements for entities that were previously subject to the requirements of APB Opinions Nos. 10 and 15 and SFAS No. 47. The adoption of the provisions of SFAS No. 129 is not expected to have a material impact on the Savings Bank.

          COMPREHENSIVE INCOME. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presenting of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

          DISCLOSURE ABOUT SEGMENTS. SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial reporting for Segments of a Business Enterprise." SFAS No. 131 becomes effective for the Savings Bank's fiscal year ending March 31, 1999, and requires that comparative information from earlier years be restated to conform to its requirements. The adoption of the provisions of SFAS No. 131 is not expected to have a material impact on the Savings Bank.

EFFECT OF INFLATION AND CHANGING PRICES

          The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Savings Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                               RECENT DEVELOPMENTS

          THE FOLLOWING TABLES SET FORTH CERTAIN INFORMATION CONCERNING THE CONSOLIDATED FINANCIAL POSITION AND RESULTS OF OPERATIONS OF THE SAVINGS BANK AT THE DATES AND FOR THE PERIODS INDICATED. INFORMATION AT JUNE 30, 1997 AND FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996 ARE UNAUDITED, BUT, IN THE OPINION OF MANAGEMENT, CONTAIN ALL ADJUSTMENTS (NONE OF WHICH WERE OTHER THAN NORMAL RECURRING ENTRIES) NECESSARY FOR A FAIR PRESENTATION OF THE RESULTS OF SUCH PERIODS. THE SELECTED OPERATIONS DATA FOR THE THREE MONTHS ENDED JUNE 30, 1997 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATION FOR THE ENTIRE FISCAL YEAR. THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO PRESENTED ELSEWHERE IN THIS PROSPECTUS.

                                                At                  At
                                             June 30,          March 31,
                                               1997                1997
                                          --------------       --------
                                                    (In Thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets.............................    $229,652            $224,385
Loans receivable, net(1) ................     154,327             151,774
Mortgage-backed certificates
 held to maturity, at amortized cost.....      24,942              26,402
Mortgage-backed certificates
 available for sale, at fair value.......      12,800               2,990
Cash and interest-bearing deposits.......       5,264               6,951
Investment securities held
 to maturity, at amortized cost..........      17,433              20,456
Investment securities
 available for sale, at fair value.......       2,986               3,899
Deposit accounts.........................     168,622             169,416
FHLB advances............................      32,550              27,180
Shareholders' equity.....................      25,811              25,022

                                                          Three Months
                                                        Ended June 30,
                                                     1997            1996
                                                         (In Thousands)
SELECTED OPERATING DATA:

Interest income.....................................$4,623          $4,212
Interest expense.................................... 2,250           2,166
                                                     -----           -----

Net interest income................................. 2,373           2,046
Provision for loan losses...........................    45              45
                                                     -----           -----

Net interest income after provision for loan losses. 2,328           2,001

Gains from sale of loans,
 securities and real estate owned...................    23              14
Noninterest income..................................   446             423
Noninterest expenses................................ 1,662           1,473
                                                     -----           -----

Income before federal income tax provision.......... 1,135             965

Provision for federal income taxes..................   390             330
                                                     -----           -----

Net income.......................................... $ 745           $ 635
                                                     =====           =====

                                                      At or For the
                                                      Three Months
                                                     Ended June 30,
                                                  1997            1996

PER SHARE DATA:

Net income per share..........................     $0.31          $0.27
Dividends per share(2)........................      0.06          0.055
Weighted average shares outstanding........... 2,383,698      2,370,889

SELECTED FINANCIAL RATIOS(3):

PERFORMANCE RATIOS:

Return on average assets......................      1.31%          1.20%
Return on average equity......................     11.72          10.89
Dividend payout ratio(2)(4)...................      8.19           8.35
Interest rate spread..........................      3.46           3.13
Net interest margin...........................      4.38           4.06
Noninterest expenses to average assets........      2.93           2.78
Efficiency ratio (non-interest expenses
 divided by the sum of net interest
 income and noninterest income)...............     58.48          59.32
Average interest-earning assets
 to average interest-bearing liabilities......    109.07         108.37

ASSET QUALITY RATIOS:

Allowance for loan losses to
 total loans at end of period.................      0.51           0.47
Net charge-offs (recoveries) to average
 outstanding loans during the period..........      0.01             --
Ratio of nonperforming assets to total assets.      0.14           0.22

CAPITAL RATIOS:

Average equity to average assets..............     11.20          11.02
Equity to assets at end of period.............     11.21          11.02

(1)      Includes loans held for sale.
(2) All cash dividends paid by the Savings Bank have been waived by the MHC.
(3)      Annualized, where appropriate.
(4)      Excludes cash dividends waived by the MHC.

REGULATORY CAPITAL

         The table below sets forth the Savings Bank's capital position relative to its OTS capital requirements at the date indicated. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. See "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements."

                                                    At June 30, 1997
                                                         Percent of Adjusted
                                           Amount            Total Assets(1)
                                       (In Thousands)

Tangible capital......................   $23,576                    10.6%
Tangible capital requirement..........     3,330                     1.5
                                          ------                    ----
Excess................................   $20,246                     9.1%
                                         =======                     ===

Core capital..........................   $23,576                    10.6%
Core capital requirement(2)...........     6,661                     3.0
                                          ------                    ----
Excess................................   $16,915                     7.6%
                                         =======                     ===

Risk-based capital(3).................   $23,821                    21.3%
Risk-based capital requirement........     8,949                     8.0
                                          ------                    ----
Excess................................   $14,872                    13.3%
                                         =======                    ====

-----------------------

(1) Based on total tangible assets of $222.0 million for purposes of the tangible capital requirement, total adjusted assets of $222.0 million for purposes of the core capital requirements, and risk-weighted assets of $111.9 million for purposes of the risk-based capital requirement.

(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets.

NONPERFORMING ASSETS AND DELINQUENCIES

         At June 30, 1997, the Savings Bank had $311,000 of loans accounted for on a non-accrual basis ($286,000 in residential real estate and $25,000 in consumer loans) compared to $87,000 at March 31, 1997. At June 30, 1997, the Savings Bank had no accruing loans which were contractually past due 90 days or more, no restructured loans and no real estate owned. At March 31, 1997, there were no accruing loans which were contractually past due 90 days or more and $135,000 of real estate owned.

         The allowance for loan losses was $866,000 at June 30, 1997. Charge-offs for the three months ended June 30, 1997 were $11,000, compared to $2,000 for the three months ended June 30, 1996. Recoveries for the three months ended June 30, 1997 were $2,000, compared to $3,000 for the three months ended June 30, 1996.

 The following table sets forth the breakdown of the allowance for loan losses by category at June 30, 1997.

                                                             Loan Cateogory
                                                             as a Percent of
                                            Amount             Total Loans
                                        (in thousands)

Real estate -- mortgage:
 Residential...........................      $133                60.69%
 Nonresidential........................       224                 9.65
 Construction..........................       103                20.01
Consumer...............................       146                 8.94
Commercial.............................        50                 0.71
Unallocated............................       210                   --
                                              ---               ------
  Total allowance for loan losses......      $866               100.00%
                                             ====               ======

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1997 AND MARCH 31, 1997

         Total assets were $229.7 million at June 30, 1997, compared to $224.4 million at March 31, 1997. This increase resulted primarily from growth in the loan portfolio, which was funded primarily by proceeds of maturing securities, FHLB advances and retained earnings.

         Loans receivable, net, were $154.3 million at June 30, 1997, compared to $151.7 million at March 31, 1997, a 1.7% increase. Increases primarily in one- to- four family mortgage loans, commercial real estate loans, commercial business loans, and consumer loans contributed to the increase in loans receivable, net. Commercial real estate, commercial business and consumer loans have greater credit risk than one- to- four family mortgage loans. See "RISK FACTORS -- Certain Lending Risks" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

         Investment securities held-to-maturity were $17.4 million at June 30, 1997, compared to $20.5 million at March 31, 1997, as a result of maturities, the proceeds of which were used to fund loan growth.

         Mortgage-backed securities held-to-maturity were $24.9 million at June 30, 1997, compared to $26.4 million at March 31, 1997, as a result of prepayments, the proceeds of which funded loan growth.

         Cash decreased to $5.3 million at June 30, 1997 from $7.0 million at March 31, 1997 as a result of deposit outflows.

         Total deposits were $168.6 million at June 30, 1997, compared to $169.4 million at March 31, 1997. Management attributes this decrease primarily to the withdrawal of funds by a regular savings depositor for the purpose of paying personal income taxes.

         FHLB advances increased to $32.6 million at June 30, 1997 from $27.2 million at March 31, 1997. Approximately $30.0 million of the outstanding advances at June 30, 1997 and $20.0 million at March 31, 1997 were used to purchase mortgage-backed securities, with the goal of recognizing income on the difference between the rate paid on the advances and the rate earned on the mortgage-backed securities. At June 30, 1997, $10.0 million of such mortgage-backed securities were classified as available-for-sale and the remainder were classified as held-to-maturity. At March 31, 1997, all such mortgage-backed securities were classified as held-to-maturity. See "BUSINESS OF THE SAVINGS BANK -- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Borrowings."

         Shareholders' equity increased to $25.8 million at June 30, 1997 from $25.0 million at March 31, 1997 primarily because of growth in retained earnings, less cash dividends of $61,000 paid to the Public Stockholders.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 1997
AND 1996

         NET INCOME. Net income was $745,000, or $0.31 per share, for the three months ended June 30, 1997, compared to $635,000, or $0.27 per share, for the three months ended June 30, 1996. Earnings per share information has been retroactively adjusted for stock dividends paid. The increase in net income was primarily attributable to an increase in net interest income, offset by an increase in noninterest expenses.

         NET INTEREST INCOME. Net interest income increased $327,000 to $2.4 million for the three months ended June 30, 1997, compared to $2.0 million for the three months ended June 30, 1996. The increased net interest income resulted primarily from the increase in the average balance of net loans to $153.0 million for the three months ended June 30, 1997 compared to $132.0 million for the three months ended June 30, 1996. Net interest margin for the three months ended June 30, 1997 rose to 4.38% from 4.06% for the three months ended June 30, 1996.

         INTEREST INCOME. Interest income totalled $4.6 million and $4.2 million for the three months ended June 30, 1997 and 1996, respectively. Average interest-earning assets increased 7.6% to $216.9 million for the three months ended June 30, 1997, compared to $201.6 million for the three months ended June 30, 1996, and the yield on all interest-earning assets increased to 8.09% from 7.82% for the three months ended June 30, 1997 and 1996, respectively. The increase in average yield was primarily a result of a higher proportion of loans in portfolio, which tend to have higher yields than securities. The proportion of loans-to-assets at June 30, 1997 was 67.2% compared to 63.5% at June 30, 1996.

         INTEREST EXPENSE. Interest expense for the three months ended June 30, 1997 totalled $2.3 million, a $84,000, or 3.9%, increase from $2.2 million for the three months ended June 30, 1996. The increase was primarily a result of an increase in the average balance of deposits from $158.7 million for the three months ended June 30, 1996 to $169.0 million for the three months ended June 30, 1997, as a result of growth (unaffected by any special promotions) in all deposit categories other than passbook savings accounts. The average cost on other interest-bearing liabilities (primarily FHLB advances) was 6.30% for the three months ended June 30, 1997, compared 6.58% for the three months ended June 30, 1996, as a result of maturing of advances and new advances at lower interest rates, while the average balance of FHLB advances increased to $29.9 million for the three months ended June 30, 1997 from $27.4 million for the three months ended June 30, 1996 to fund loan growth.

         PROVISION FOR LOAN LOSSES. The provision for loan losses was $45,000 for both the three months ended June 30, 1997 and 1996. The allowance for loan losses at June 30, 1997 was $866,000, or 0.51% of total loans receivable, compared to $699,000, or 0.47%, at June 30, 1996. At June 30, 1997, management deemed the allowance for loan losses adequate at that date. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses." Nonperforming assets totalled $311,000, or 0.14%, of total assets, at June 30, 1997, compared to $461,000, or 0.22%, at June 30, 1996. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets."

         NONINTEREST INCOME. The Savings Bank's principal sources of noninterest income include loan fees, deposit service charges, and net gains on the sale of loans and securities available-for-sale. Noninterest income, excluding gains on sales of assets, was $446,000 for the three months ended June 30, 1997, compared to $423,000 for the three months ended June 30, 1996. This $23,000 increase was primarily the result of increased deposit account service charges attributable to increased numbers of accounts and increased loan origination fees attributable to higher volume of brokered loans.

         NONINTEREST EXPENSE. Noninterest expense increased by $189,000 to $1.7 million for the three months ended June 30, 1997, compared to $1.5 million for the three months ended June 30, 1996, primarily as a result of additional salary and employee benefits expense attributable to the hiring of nine full-time equivalent employees.


         PROVISION FOR INCOME TAXES. Provision for income taxes was $390,000 for the three months ended June 30, 1997, compared to $330,000 for the three months June 30, 1996 as a result of higher income before income taxes. The effective tax rate was approximately 34% for both periods.

                         BUSINESS OF THE HOLDING COMPANY

GENERAL

          The Holding Company was organized as a Washington business corporation at the direction of the Savings Bank on June 23, 1997 for the purpose of becoming a holding company for the Savings Bank upon completion of the Conversion and Reorganization. As a result of the Conversion and Reorganization, the Savings Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Savings Bank will be owned by the Holding Company.

BUSINESS

         Prior to the Conversion and Reorganization, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the Conversion and Reorganization, the Holding Company's primary business activity will be the ownership of the outstanding capital stock of the Savings Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

         Since the Holding Company will only hold the outstanding capital stock of the Savings Bank upon consummation of the Conversion and Reorganization, the competitive conditions applicable to the Holding Company will be the same as those confronting the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Competition."

                          BUSINESS OF THE SAVINGS BANK

GENERAL

         The Savings Bank operates, and intends to continue to operate, as a community oriented financial institution and is devoted to serving the needs of its customers. The Savings Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate real estate loans. See "-- Lending Activities."

MARKET AREA

         The Savings Bank conducts operations from its home office in Camas and eight branch offices in Washougal, Stevenson, White Salmon, Battle Ground, Goldendale, Vancouver (2 branch offices) and Longview, Washington. The Savings Bank's market area for lending and deposit taking activities encompasses Clark, Cowlitz, Skamania and Klickitat Counties, throughout the Columbia River Gorge area. Camas is located in Clark County which is approximately 15 miles east of Portland, Oregon.

         Several businesses are located in the Camas area because of the favorable tax structure and relatively lower energy costs as compared to Oregon. Washington has no state income tax and Clark County operates a public electric utility which provides relatively lower cost electricity than does Oregon. Located in the Camas area are Sharp Electronics, Hewlett Packard, James River, Underwriters Laboratory and Wafer Tech, as well as several support industries. In addition to this industrial base, the Columbia River Gorge Scenic Area has been a source of tourism which has transformed the area from its past dependence on the timber industry. The primary tourist destination of the Gorge area is the Skamania Lodge, a $25 million resort complex opened in 1993. In addition, the Hood River, Oregon, area has become internationally renowned for windsurfing and has attracted young professionals, many of whom have purchased second residences in the area.

         The Savings Bank faces strong competition from many financial institutions for deposits and loan originations. See "-- Competition" and "RISK FACTORS -- Competition."

LENDING ACTIVITIES

         GENERAL. At March 31, 1997, the Savings Bank's total net loans receivable amounted to $151.8 million, or 67.6% of total assets at that date. The principal lending activity of the Savings Bank is the origination of residential mortgage loans through its mortgage banking activities, including residential construction loans, though the Savings Bank has originated loans collateralized by commercial properties. The Savings Bank, to a lesser extent, also makes consumer loans and has made commercial business loans. A substantial portion of the Savings Bank's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area.
See "RISK FACTORS -- Certain Lending Risks -- Concentration of Credit Risk."

        LOAN PORTFOLIO ANALYSIS. The following table sets forth the composition of the Savings Bank's loan portfolio by type of loan at the dates indicated.

                                                                               At March 31,
                                                            1997                      1996                      1995
                                                -------------------------  -------------------------  ----------------------
                                                Amount       Percent       Amount      Percent        Amount     Percent
                                                                     (Dollars in thousands)
Real estate loans:
 One-to-four family(1)..................     $  94,536       62.29%      $  88,140      68.77%       $ 73,047     70.39%
 Multi-family...........................         5,439        3.58           2,958       2.31           2,048      1.97
 Construction one-to-four family........        32,529       21.43          22,596      17.63          20,822     20.07
 Construction multi-family..............           547        0.36             361       0.28              --     --
 Construction commercial................           634        0.42             500       0.39             344      0.33
 Land...................................         7,900        5.21           7,546       5.89           5,226      5.04
 Commercial real estate ................         8,997        5.93           6,518       5.08           5,335      5.14
                                              --------      ------        --------     ------        --------   -------
    Total real estate loans.............       150,582       99.21         128,619     100.35         106,822    102.94

Commercial business.....................           794        0.53             969       0.76             925      0.89

Consumer loans:
 Automobile loans.......................         2,889        1.90           2,384       1.86           1,623      1.56
 Savings account loans..................           734        0.48             613       0.48             480      0.46
 Home equity loans......................         8,254        5.44           5,107       3.99           1,743      1.68
 Other consumer loans...................         2,416        1.59           1,695       1.32           1,448      1.40
                                              --------      ------         -------     ------        --------   -------
    Total consumer loans................        14,293        9.41           9,799       7.65           5,294      5.10
                                              --------      ------         -------     ------        --------   -------

Total loans and loans held for sale.....       165,669                     139,387                    113,041

Less:
 Undisbursed loans in process...........        11,087        7.30           8,876       6.93           7,098      6.84
 Unamortized loan origination fees,
  net of direct costs...................         1,967        1.30           1,678       1.31           1,502      1.45
 Unearned discounts.....................            10        0.01              11       0.01              12      0.01
 Allowance for possible loan losses.....           831        0.55             653       0.51             657      0.63
                                              --------      ------       ---------    -------       ---------   -------

Total loans receivable, net(1)..........      $151,774      100.00%       $128,169     100.00%       $103,772    100.00%
                                              ========      ======        ========     ======        ========    ======



                                                                   At March 31,
                                                         1994                     1993
                                                ------------------------   ------------------
                                                Amount      Percent        Amount     Percent

Real estate loans:
 One-to-four family(1)..................        $64,068     70.51%       $57,254      68.52%
 Multi-family...........................          1,350      1.49          2,688       3.22
 Construction one-to-four family........         25,280     27.82         19,571      23.42
 Construction multi-family..............             --     --                --      --
 Construction commercial................             --     --                --      --
 Land...................................          2,870      3.16          2,338       2.80
 Commercial real estate ................          6,238      6.87          7,187       8.60
                                               --------   -------       --------    -------
    Total real estate loans.............         99,806    109.85         89,038     106.56

Commercial business.....................            803      0.88            972       1.16

Consumer loans:
 Automobile loans.......................          1,510      1.66          1,561       1.87
 Savings account loans..................            449      0.49            561       0.67
 Home equity loans......................             --     --                --      --
 Other consumer loans...................          1,358      1.50          1,385       1.66
                                                -------   -------       --------    -------
    Total consumer loans................          3,317      3.65          3,507       4.20
                                                -------   -------       --------    -------

Total loans and loans held for sale.....        103,926                   93,517

Less:
 Undisbursed loans in process...........         10,917     12.02          8,209       9.82
 Unamortized loan origination fees,
  net of direct costs...................          1,502      1.65          1,206       1.44
 Unearned discounts.....................             --        --             33       0.04
 Allowance for possible loan losses.....            647      0.71            515       0.62
                                               --------   -------       --------    -------

Total loans receivable, net(1)..........        $90,860    100.00%       $83,554     100.00%
                                                =======    ======        =======     ======

(1) Includes loans held for sale of $80,000, $1.9 million, $247,000, $4.5 million and $10.7 million at March 31, 1997, 1996, 1995, 1994 and 1993, respectively.

         ONE- TO- FOUR FAMILY REAL ESTATE LENDING. Historically, the Savings Bank's primary lending activity has been the origination of mortgage loans to enable borrowers to purchase one- to- four family properties. At March 31, 1997, approximately $94.5 million, or 62.3% of total net loans receivable, consisted of loans secured by one- to four-family residential real estate. One- to- four family mortgage loans accounted for $67.9 million, or 79.3% of total loan originations, for the year ended March 31, 1997.

         In addition to originating one- to- four family loans for its portfolio, the Savings Bank is an active mortgage broker for several third party mortgage lenders. In recent periods, such mortgage brokerage activities have reduced the volume of fixed-rate one- to- four family loans that are originated and sold by the Savings Bank. See "-- Loan Originations, Sales and Purchases" and "-- Mortgage Brokerage."

         The Savings Bank originates both fixed-rate mortgage loans and ARM loans secured by one- to-four family properties. Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the first year interest rates and loan fees for ARM loans. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

         The Savings Bank originates fixed-rate mortgage loans for terms of 15 to 30 years as well as balloon mortgage loans with terms of either five or seven years. The interest rates on the balloon mortgage loans are adjusted after the expiration of the initial balloon term. Fixed rate mortgage loans are generally originated to conform to standards that allow them to be sold in the secondary mortgage market. The Savings Bank generally sells fixed-rate mortgage loans with maturities of 15 years or more to the Federal Home Loan Mortgage Corporation ("FHLMC"), servicing retained. See "-- Lending Activities -- Loan Originations, Sales and Purchases" and "-- Lending Activities -- Mortgage Loans Servicing."

         The Savings Bank offers ARM loans at rates and terms competitive with market conditions. At March 31, 1997, $59.6 million, or 46.9%, of the Savings Bank's one- to- four family loan portfolio consisted of ARM loans. ARM loans are originated with interest rates and payments that adjust annually based on a rate equal to 2.75% to 3.75% above the prevailing rate on the one-year constant maturity U.S. Treasury Bill Index.

         At March 31, 1997, the Savings Bank charged an origination fee on ARM loans ranging from 1% to 3% of the loan principal amount and an initial interest rate that ranged from 6.25% to 7.25% per annum. The annual interest rate cap (the maximum amount by which the interest rate may be increased per year) on ARM loans is generally 2% and the lifetime interest rate cap is generally 5% to 6% over the initial interest rate. The Savings Bank does not originate negative amortization loans.

         As a marketing incentive, the Savings Bank offers ARM loans with a discounted or "teaser" rate of up to 2% below the normal rate offered. The borrower, however, is qualified at the fully indexed rate. Annual and lifetime interest rate caps are based on the initial discounted rate. "Teaser" rate loans are subject to prepayment penalty during the first three years of the loan term if the borrower repays more than 20% of the outstanding principal balance per year. During the first year, the penalty is 3% of the outstanding principal balance; during year two, it is 2% of the outstanding principal balance; and during year three, it is 1% of the outstanding principal balance.

         The retention of ARM loans in the portfolio helps reduce the Savings Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs arising from changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased costs to the borrower. Furthermore, because "teaser" rate loans originated by the Savings Bank generally provide for initial rates of interest below the rates which would apply were the adjustment index used for pricing initially (discounting), these loans are subject to increased risks of default of delinquency. Another consideration is that although ARM loans allow the Savings Bank to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, the Savings Bank has no assurance that yields on ARM loans will be sufficient to offset increases in its cost of funds.

         While one- to- four family residential real estate loans typically are originated with 30-year terms and the Savings Bank permits its ARM loans to be assumed by qualified borrowers, such loans generally remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all of the fixed interest rate loans in the Savings Bank's loan portfolio contain due-on-sale clauses providing that the Savings Bank may declare the unpaid amount due and payable upon the sale of the property securing the loan. The Savings Bank enforces these due-on-sale clauses to the extent permitted by law. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

         The Savings Bank requires title insurance insuring the status of its lien on all of the real estate secured loans and also requires that the fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the lesser of the loan balance and the replacement cost of the improvements. Where the value of the unimproved real estate exceeds the amount of the loan on the real estate, the Savings Bank may make exceptions to its property insurance requirements.

         The Savings Bank generally does not make conventional loans with loan-to-value ratios exceeding 80% and makes loans with a loan-to-value ratio in excess of 80% only when secured by first liens on owner-occupied one-to-four family residences. On loans with loan-to-value ratios in excess of 80%, the Savings Bank requires private mortgage insurance ("PMI"), with coverage ranging from 12% to 25% of the appraised value of the property or the amount required by the FHLMC, depending on the loan-to-value ratio. Loans with loan-to-value ratios in excess of 80% must have a mortgage escrow account from which disbursements are made for real estate taxes, hazard and flood insurance and PMI.

         CONSTRUCTION LENDING. Prompted by favorable economic conditions, including a favorable long term interest rate environment, and increased residential housing demand in its primary market area, the Savings Bank actively originates three types of residential construction loans: (i) speculative construction loans, (ii) custom construction loans and (iii) construction/permanent loans. Annual originations of residential construction loans have increased from $33.6 million during the year ended March 31, 1995 to $43.9 million during the year ended March 31, 1997. Subject to market conditions, the Savings Bank intends to increase its residential construction lending activities. See "RISK FACTORS -- Certain Lending Risks." To a substantially lesser extent, the Savings bank also originates construction loans for the development of multi-family and commercial properties.

         At March 31, 1997, the composition of the Savings Bank's construction loan portfolio was as follows:

                                     Outstanding         Percent of
                                     Balance(1)             Total
                                    (In thousands)

Speculative construction............  $16,814              49.9%
Custom construction.................    6,658              19.7
Construction/permanent..............   10,238              30.4
                                     --------            ------
  Total.............................  $33,710             100.0%
                                      =======             =====
--------------------
(1)      Includes loans in process.

         Speculative construction loans are made to home builders and are termed "speculative" because the home builder does not have, at the time of loan origination, a signed contract with a home buyer who has a commitment for permanent financing with either the Savings Bank or another lender for the finished home. The home buyer may be identified either during or after the construction period, with the risk that the builder will have to debt service the speculative construction loan and finance real estate taxes and other carrying costs of the completed home for a significant time after the completion of construction until the home buyer is identified. The Savings Bank lends to approximately 50 local builders, many of whom may have only one or two speculative loans outstanding from the Savings Bank. The Savings Bank considers approximately 20 builders as core borrowers with several speculative loans outstanding at any one time. Rather than originating lines of credit to home builders to construct several homes at once, the Savings Bank originates and underwrites a separate loan for each home. Speculative construction loans are originated for a term of 12 months, with interest rates ranging from 1.5% to 2.0% above the prime lending rate, and with a loan-to-value ratio of no more than 80% of the appraised estimated value of the completed property. At March 31, 1997, the Savings Bank had four borrowers each with aggregate outstanding speculative loan balances of more than $700,000, all of which were performing according to their respective terms and the largest of which amounted to $1.2 million.

         Unlike speculative construction loans, custom construction loans are made to home builders who, at the time of construction, have a signed contract with a home buyer who has a commitment for permanent financing for the finished home with the Savings Bank or another lender. Custom construction loans are generally originated for a term of 12 months, with fixed interest rates ranging from 7.75% to 8.25%, and with loan-to-value ratios of 80% of the appraised estimated value of the completed property or cost, whichever is less. At March 31, 1997, the largest outstanding custom construction loan had an outstanding balance of $457,000 and was performing according to its terms.

         Construction/permanent loans are originated to the home owner rather than the home builder along with a commitment by the Savings Bank to originate a permanent loan to the home owner to repay the construction loan at the completion of construction. The construction phase of a construction/permanent loan generally lasts six months and the interest rate charged is generally 6.25% to 8.75%, fixed, and with loan-to-value ratios of 80% (or up to 95% with PMI) of the appraised estimated value of the completed property or cost, whichever is less. At the completion of construction, the Savings Bank may either originate a fixed-rate mortgage loan or an ARM loan for retention in its portfolio or use its mortgage brokerage capabilities to obtain permanent financing for the customer with another lender. See "-- Mortgage Brokerage." When the Savings Bank issues a commitment to provide permanent financing upon completion of construction, the interest rate charged on the construction loan generally includes an additional 0.375% to 0.625% as a protection against the risk of an increase in interest rates before the permanent loan is funded. See "-- Lending Activities -- Loan Originations and Sales" and "-- Lending Activities -- Mortgage Loan Servicing." At March 31, 1997, the largest outstanding construction/permanent loan had an outstanding balance of $340,000 and was performing according to its terms.

         To a substantially lesser extent, the Savings Bank also provides construction financing for non-residential properties (i.e., multi-family and commercial properties). At March 31, 1997, such construction loans amounted to $1.2 million.

         All construction loans must be approved by the Savings Bank's Loan Committee. See "-- Loan Solicitation and Processing." Prior to preliminary approval of any construction loan application, an independent fee appraiser inspects the site and the Savings Bank reviews the existing or proposed improvements, identifies the market for the proposed project, analyzes the pro forma data and assumptions on the project. In the case of a speculative or custom construction loan, the Savings Bank reviews the experience and expertise of the builder. After preliminary approval has been given, the application is processed, which includes obtaining credit reports, financial statements and tax returns on the borrowers and guarantors, an independent appraisal of the project, and any other expert reports necessary to evaluate the proposed project. In the event of cost overruns, the Savings Bank requires that the borrower increase the loan amount by depositing its own funds into a loans in process account and the Savings Bank disburses additional loan proceeds consistent with the original loan-to-value ratio.

         The construction loan documents require that construction loan proceeds be disbursed in increments as construction progresses. Disbursements are based on periodic on-site inspections by independent fee inspectors and Savings Bank personnel. At inception, the Savings Bank also requires borrowers to deposit funds to the loans-in-process account covering the difference between the actual cost of construction and the loan amount. The Savings Bank regularly monitors the construction loan portfolio and the economic conditions and housing inventory. Property inspections are performed by the Savings Bank's property inspector. The Savings Bank believes that the internal monitoring system helps reduce many of the risks inherent in its construction lending.

         Construction lending affords the Savings Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Savings Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Savings Bank may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan depends on the builder's ability to sell the property prior to the time that the construction loan is due. The Savings Bank has sought to address these risks by adhering to strict underwriting policies, disbursement procedures, and monitoring practices. In addition, because the Savings Bank's construction lending is in its primary market area, changes in the local economy and real estate market could adversely affect the Savings Bank's construction loan portfolio.

         MULTI-FAMILY LENDING. At March 31, 1997, the Savings Bank had $5.4 million, or 3.6% of the Savings Bank's total net loans receivable, secured by multi-family dwelling units (more than four units) located primarily in the Savings Bank's primary market area. Subject to market conditions, the Savings Bank intends to become a more active originator of multi-family loans within its primary market area.

         Multi-family loans are generally originated with variable rates of interest equal to 3.75% over the one-year constant maturity U.S. Treasury Bill Index, with principal and interest payments fully amortizing over terms of up to 25 years. Multi-family loans generally range in principal balance from $200,000 to $400,000. At March 31, 1997, the largest multi-family loan had an outstanding principal balance of $1.3 million and was secured by an 18- unit adult assisted living center located in the Savings Bank's primary market area. At March 31, 1997, this loan was performing according to its terms.

         The maximum loan-to-value ratio for multi-family loans is generally 75%. The Savings Bank requires its multi-family loan borrowers to submit financial statements and rent rolls on the subject property annually. The Savings Bank also inspects the subject property annually.

         Multi-family mortgage lending affords the Savings Bank an opportunity to receive interest at rates higher than those generally available from one- to-four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Savings Bank seeks to minimize these risks by strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Savings Bank also generally obtains personal guarantees from financially capable parties based on a review of personal financial statements.

         LAND LENDING. The Savings Bank originates loans to local real estate developers with whom it has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities), as well as loans to individuals to purchase building lots. At March 31, 1997, subdivision development loans totalled $2.4 million, or 1.6% of total net loans receivable, and building lot loans amounted to $5.5 million, or 3.6% of the total net loans receivable. Land loans are secured by a lien on the property and made for a period of five years with an interest rate that adjusts with the prime rate, and are made with loan-to-value ratios not exceeding 75%. Monthly interest payments are required during the term of the loan. Subdivision loans are structured so that the Savings Bank is repaid in full upon the sale by the borrower of approximately 90% of the subdivision lots. All of the Savings Bank's land loans are secured by property located in its primary market area. In addition, the Savings Bank also generally obtains personal guarantees from financially capable parties based on a review of personal financial statements. At March 31, 1997, the Savings Bank had no nonaccruing land loans.

         Loans secured by undeveloped land or improved lots involve greater risks than one- to- four family residential mortgage loans because such loans are advanced upon the predicted future value of the developed property. If the estimate of such future value proves to be inaccurate, in the event of default and foreclosure the Savings Bank may be confronted with a property the value of which is insufficient to assure full repayment. The Savings Bank attempts to minimize this risk by limiting the maximum loan-to-value ratio on land loans to 60% of the estimated developed value of the secured property. Loans on raw land may run the risk of adverse zoning changes, environmental or other restrictions on future use.

         COMMERCIAL REAL ESTATE LENDING. Commercial real estate loans totalled $9.6 million, or 6.3% of total net loans receivable at March 31, 1997. The Savings Bank originates commercial real estate loans generally at variable interest rates and secured by properties, such as office buildings, retail/wholesale facilities and industrial buildings, located in its primary market area. The principal balance of an average commercial real estate loan generally ranges between $300,000 and $500,000. At March 31, 1997, the largest commercial real estate loan had an outstanding balance of $897,000 and is secured by a mobile home park located in the Savings Bank's primary market area. Such loan was performing according to its terms at March 31, 1997.

         The Savings Bank requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by the Savings Bank, all of which are reviewed by management. The Savings Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. The Savings Bank generally imposes a debt to income ratio of approximately 33% for originated loans secured by income producing properties. Loan-to-value ratios on commercial real estate loans are generally limited to 75%. The Savings Bank generally obtains loan guarantees from financially capable parties based on a review of personal financial statements.

         Commercial real estate lending affords the Savings Bank an opportunity to receive interest at rates higher than those generally available from one- to-four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Savings Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan.

         COMMERCIAL BUSINESS LENDING. The Savings Bank engages in limited amounts of commercial business lending. At March 31, 1997, commercial business loans amounted to $794,000, or 0.5% of total net loans receivable. Commercial business loans are generally made to customers who are well known to the Savings Bank and are generally secured by business equipment and are made at variable rates of interest equal to a negotiated margin above the prime rate. The Savings Bank also generally obtains personal guarantees from financially capable parties based on a review of personal financial statements.

         Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based lending with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of borrower default. Although commercial business loans are often collateralized by equipment, inventory, accounts receivable or other business assets, the liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because accounts receivable may be uncollectible and inventories and equipment may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

         CONSUMER LENDING. The Savings Bank originates a variety of consumer loans, including home equity lines of credit, home improvement loans, loans for debt consolidation and other purposes, automobile and boat loans and savings account loans. At March 31, 1997, consumer loans totalled $14.3 million, or 9.4% of total net loans receivable.

         Home equity lines of credit, which are secured by a second mortgage on the borrower's primary residence, are a large and growing portion of the consumer loan portfolio. The Savings Bank has actively marketed home equity lines of credit with television advertising and intends to continue to do so subject to market conditions. At March 31, 1997, approved home equity lines of credit totalled $9.5 million, of which $6.9 million was outstanding. Home equity lines of credit are made at loan-to-value ratios of 90% or less, taking into consideration the outstanding balance on the first mortgage on the property. Lines of credit with a loan to value ratio of 80% or less are made at variable interest rates equal to 2% above the rate on the three-year U.S. Treasury Bill with a maximum annual interest rate adjustment of 2% and a maximum lifetime interest rate adjustment of 8%, with an interest rate not to exceed 16%. Otherwise, the rate is 3% above the rate on the three-year U.S. Treasury Bill with an annual interest rate adjustment of 3% and a maximum lifetime interest rate adjustment of 9%, with an interest rate not to exceed 16%.

         The Savings Bank also originates fully amortizing second mortgage loans for terms up to ten years with generally fixed interest rates, and with loan-to-value ratios of more than 80% (taking into account any outstanding first mortgage loan balance). At March 31, 1997, such second mortgage loans amounted to $1.4 million.

         The Savings Bank's procedures for underwriting consumer loans include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount.

         Consumer loans generally entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as mobile homes, automobiles, boats and recreational vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by the borrower against the Savings Bank as the holder of the loan, and a borrower may be able to assert claims and defenses which it has against the seller of the underlying collateral. The Savings Bank adds a general provision to its consumer loan loss allowance, based on general economic conditions and prior loss experience.

         LOAN MATURITY AND REPRICING. The following table sets forth certain information at March 31, 1997 regarding the dollar amount of loans maturing in the Savings Bank's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.

Loan balances do not include unearned discounts, unearned income and allowance for loan losses.


                                                 After One       After 3       After 5
                                  Within         Year to        Years to       Years to      Beyond
                                  One Year        3 Years         5 Years      10 Years      10 Years      Total
                                  --------       ---------       --------      --------      --------      -----
                                                                (In thousands)

Residential one- to-four family:
 Adjustable-rate................   $   846        $ 2,954         $ 1,555       $ 8,023       $46,185     $ 59,563
 Fixed-rate.....................     6,627          4,975           6,593        12,661        36,566       67,422
Other residential and
 all non-residential:
 Adjustable-rate................       157            549             289         1,490         8,579       11,064
 Fixed-rate.....................     1,259          1,242           1,605         3,452         4,895       12,453
Consumer and commercial:
 Adjustable-rate................       652            424             278            92         6,101        7,547
 Fixed-rate.....................     3,317          2,257           1,414           442           110        7,540
                                    ------         ------           -----        ------        ------      -------

  Total gross loans.............   $84,831        $10,358          $9,612       $16,836       $43,952     $165,589
                                   =======        =======          ======       =======       =======     ========


         The following table sets forth the dollar amount of all loans due one year after March 31, 1997 which have fixed interest rates and have floating or adjustable interest rates.

                                           Fixed-          Floating- or
                                           Rates         Adjustable-Rates
                                                  (In thousands)
Real estate mortgage:
 One- to-four family.......................$60,795            $4,297
 Other mortgage loans...................... 11,194               249
Consumer and commercial....................  4,223                --
                                            ------             -----
  Total....................................$76,212            $4,546
                                           =======            ======

         Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Savings Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates. Furthermore, management believes that a significant number of the Savings Bank's residential mortgage loans are outstanding for a period less than their contractual terms because of the transitory nature of many of the borrowers who reside in its primary market area.

         LOAN SOLICITATION AND PROCESSING. The Savings Bank's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Board of Directors and management. The customary sources of loan originations are realtors, walk-in customers, referrals and existing customers. The Savings Bank also uses commissioned loan brokers and television and print advertising to market its products and services.

         Upon receipt of a loan application, a credit report is ordered to verify specific information relating to the loan applicant's employment, income and credit standing. A loan applicant's income is verified through the applicant's employer or from the applicant's tax returns. In the case of a real estate loan, an appraisal of the real estate intended to secure the proposed loan is undertaken, generally by an independent appraiser approved by the Savings Bank. The Savings Bank's mortgage loan documents conform to FHLMC standards.

         Consumer loans are generally approved by individual loan officers and authorized branch managers. Residential mortgage loans within the FHLMC lending limit (currently $214,600) may be approved by the Vice President of Lending. Residential mortgage loans in excess of this limit but not more than $350,000 and all other loans of $350,000 or less require the approval of the Vice President of Lending and one other designated senior officer. All loans in excess of $350,000 must be approved by the Executive Loan Committee consisting of President Sheaffer and two other members of the Board of Directors. All loans are subsequently ratified by the full Board of Directors.

         The Savings Bank's policy requires borrowers to obtain certain types of insurance to protect the Savings Bank's interest in the collateral securing the loan. The Savings Bank requires either a title insurance policy insuring that the Savings Bank has a valid first lien on the mortgaged real estate or an opinion by an attorney regarding the validity of title. Fire and casualty insurance and, if applicable, flood insurance, is also required on collateral for loans. The Savings Bank requires escrows for insurance on all loans with a loan-to-value exceeding 80%.

         LOAN COMMITMENTS. The Savings Bank issues commitments for residential mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 10 days from approval, depending on the type of transaction. The Savings Bank had outstanding mortgage loan commitments of approximately $2.1 million at March 31, 1997. See Note 5 of Notes to Consolidated Financial Statements.

         LOAN ORIGINATIONS, SALES AND PURCHASES. While the Savings Bank originates both adjustable-rate and fixed-rate loans, its ability to generate each type of loan depends upon relative customer demand for loans in its primary market area. During the years ended March 31, 1997 and 1996, the Savings Bank's total loan originations were $85.7 million and $78.0 million, respectively, of which 53.8% and 51.4%, respectively, were subject to periodic interest rate adjustment and 46.2% and 48.6% were fixed-rate loans, respectively.

         The Savings Bank customarily sells the fixed-rate loans that it originates with maturities of 15 years or more to the FHLMC as part of its asset liability strategy. The sale of such loans allows the Savings Bank to continue to make loans during periods when savings flows decline or funds are not otherwise available for lending purposes; however, the Savings Bank assumes an increased risk if such loans cannot be sold in a rising interest rate environment. Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated by the Savings Bank and demanded by investors to whom the loans are sold. Generally, the Savings Bank's loan origination and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations and the profitability of this activity can vary significantly from period to period. Mortgage loans are sold to the FHLMC on a nonrecourse basis whereby foreclosure losses are generally the responsibility of the FHLMC and not the Savings Bank.

         Between the time that origination commitments are issued and the time the loans are sold, the Savings Bank is exposed to movements in the price (due to changes in interest rates) of such loans (or of securities into which such loans are sometimes converted). Differences between the volume or timing of actual loan originations and in management's estimates or in actual sales of the loans can expose the Savings Bank to significant losses. This activity is managed daily. There can be no assurance that the Savings Bank will be successful in its efforts to reduce the risk of interest rate fluctuation between the time of origination of a mortgage loan and the time of the ultimate sale of the loan. To the extent that the Savings Bank does not adequately manage its interest rate risk, the Savings Bank may incur significant mark-to-market losses or losses relating to the sale of such loans, adversely affecting financial condition and results of operations.

         The Savings Bank is not an active purchaser of loans.

         The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                                        For the Years Ended March 31,
                                                                1997                1996              1995
                                                                               (In thousands)

Total net loans receivable at beginning of period.....        $128,169           $103,772         $ 90,860
                                                               -------            -------          -------

Loans originated:
 Residential one- to-four family......................          24,039             26,397           16,115
 Multi-family.........................................             479                790              869
 Construction one- to-four family.....................          43,887             37,165           33,591
 Construction other...................................           1,646                861              344
 Land and non-residential.............................           9,983              8,250            3,839
 Other loans..........................................           5,617              4,548            2,099
                                                              --------           --------        ---------

   Total loans originated.............................          85,651             78,011           56,857
                                                              --------           --------        ---------

Loans purchased.......................................              --                 --               53
                                                            ----------         ----------       ----------

Residential one- to-four family loans sold............           6,943              7,661            7,962
                                                              --------          ---------        ---------

Repayment of principal................................          52,426             44,004           39,833
                                                              --------          ---------        ---------

Increase (decrease) in loans in process...............          (2,677)            (1,949)           3,797
                                                              ---------         ----------      ----------

Net increase in loans.................................          23,605             24,397           12,912
                                                              --------          ---------       ----------

Total net loans receivable at end of period...........        $151,774           $128,169         $103,772
                                                              ========           ========         ========

         MORTGAGE BROKERAGE. In addition to originating mortgage loans for retention in its portfolio, the Savings Bank employs three commissioned brokers who originate mortgage loans (including construction loans) for various mortgage companies predominately in the Portland and Seattle metropolitan areas, as well as for the Savings Bank. The loans brokered to such mortgage companies are closed in the name of and funded by the purchasing mortgage company and they are not originated as an asset of the Savings Bank. In return, the Savings Bank receives a fee ranging from 1% to 1.25% of the loan amount that it shares equally with the commissioned broker. For loans brokered to the Savings Bank, they are closed on the Savings Bank's books as if the Savings Bank had originated them and the commissioned broker receives a fee of approximately 0.50% of the loan amount. During the year ended March 31, 1997, brokered loans totalled $60.9 million (including $25.6 million brokered to the Savings Bank). Gross fees of $394,000 (excluding the portion of fees shared with the commissioned brokers) were recognized for the year ended March 31, 1997.

         MORTGAGE LOAN SERVICING. The Savings Bank is a qualified servicer for the FHLMC. The Savings Bank's general policy is to close its residential loans on the FHLMC modified loan documents to facilitate future sales to the FHLMC. The Savings Bank continues to collect payments on the loans, to supervise foreclosure proceedings, if necessary, and otherwise to service the loans prior to selling the servicing rights. The Savings Bank retains a portion of the interest paid by the borrower on the loans as consideration for its servicing activities.

         The Savings Bank generally retains the servicing rights on the fixed-rate mortgage loans that it sells to the FHLMC. At March 31, 1997, total loans serviced for others were $98.8 million.

         In 1994, the Savings Bank purchased the servicing rights to an underlying portfolio of residential mortgage loans secured by properties predominately located in the Seattle Metropolitan Area. At March 31, 1997, the value of these purchased servicing rights was $402,000 and was being amortized over the life of the underlying loan servicing.

         See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies" for a discussion of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities."

         LOAN ORIGINATION AND OTHER FEES. The Savings Bank generally receives loan origination fees and discount "points." Loan fees and points are a percentage of the principal amount of the mortgage loan that are charged to the borrower for funding the loan. The Savings Bank usually charges origination fees of 2% to 3% on one- to four-family residential real estate loans, long-term commercial real estate loans and residential construction loans. Current accounting standards require fees received for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Deferred fees associated with loans that are sold are recognized as income at the time of sale. The Savings Bank had $2.0 million of net deferred loan fees at March 31, 1997. The Savings Bank also receives loan servicing fees on the loans it sells and on which it retains the servicing rights.

          DELINQUENCIES. The Savings Bank's collection procedures for all loans except consumer loans provide for a series of contacts with delinquent borrowers. A late charge delinquency notice is first sent to the borrower when the loan becomes 17 days past due. A follow-up telephone call, or letter if the borrower cannot be contacted by telephone, is made when the loan becomes 22 days past due. A delinquency notice is sent to the borrower when the loan becomes 30 days past due. When payment becomes 60 days past due, a notice of default letter is sent to the borrower stating that foreclosure proceedings will be commenced unless the delinquency is cured. If a loan continues in a delinquent status for 90 days or more, the Savings Bank generally initiates foreclosure proceedings. In certain instances, however, the Savings Bank may decide to modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize their financial affairs.

          A delinquent consumer loan borrower is contacted on the fifteenth day of delinquency. A letter of intent to repossess collateral is mailed to the borrower after the loan becomes 45 days past due and repossession proceedings are initiated after the loan becomes 90 days delinquent.

          NONPERFORMING ASSETS. Loans are reviewed regularly and when a loan become 90 days delinquent, it is placed on nonaccrual status at which time the accrual of interest ceases and the reserve for any unrecoverable accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

         The following table sets forth information with respect to the Savings Bank's nonperforming assets at the dates indicated. At the dates indicated, the Savings Bank had no restructured loans within the meaning of SFAS No. 15.

                                                                                At March 31,
                                                   1997         1996           1995          1994           1993
                                                   ----         ----           ----          ----           ----
                                                                           (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
 Residential real estate....................      $76            $541          $239           $499         $  518
 Consumer...................................       11               7             1              1             52
                                                 ----          ------         -----         ------       --------
   Total....................................       87             548           240            500            570
                                                 ----           -----          ----          -----       --------

Accruing loans which are contractually
 past due 90 days or more...................       --              --            --             --             --
                                               ------          ------        ------         ------        -------

Total of nonaccrual and
  90 days past due loans....................       87             548           240            500            570
                                                 ----           -----         -----          -----        -------

Real estate owned (net).....................      135              --            --             --          1,085
                                                 ----          ------        ------         ------        -------
     Total nonperforming assets.............     $222            $548          $240           $500         $1,655
                                                 ====            ====          ====           ====         ======

Total loans delinquent 90 days
  or more to net loans......................     0.06%           0.43%         0.23%          0.55%          0.68%

Total loans delinquent 90 days or
  more to total assets......................     0.04            0.26          0.13           0.38           0.49

Total nonperforming assets to total assets..     0.10            0.26          0.13           0.38           1.41

         The Savings Bank does not accrue interest on loans over 90 days past due. However, if interest on nonaccrual loans had been accrued, interest income of approximately $1,000 would have been recorded for the year ended March 31, 1997. Income of approximately $7,000 was received and recorded on nonaccrual loans for the year ended March 31, 1997.

         ASSET CLASSIFICATION. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Savings Bank.

         The aggregate amount of the Savings Bank's classified assets, general loss allowances and charge-offs were as follows at the dates indicated:

                                                      At or For the Year
                                                      Ended March 31,
                                                   1997                1996
                                                   ----                ----
                                                        (In thousands)

Substandard assets.........................         $346             $722
Doubtful assets............................           --               --
Loss assets................................          150              150

General loss allowances....................          681              503
Specific loss allowances...................          150              150
Charge-offs................................           11               23

         REAL ESTATE OWNED. Real estate properties acquired through foreclosure or by deed-in-lieu of foreclosure are recorded at the lower of cost or fair value less estimated costs of disposal. Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value exceeds the estimated net realizable value. At March 31, 1997, the Savings Bank had $135,000 of real estate owned and in judgment, consisting of a one- to- four family residence. The original loan on the property was originated as a speculative construction loan. Upon foreclosure, the Savings Bank completed the construction. The property is under contract for sale and the Savings Bank does not expect to incur a material loss on its sale.

         ALLOWANCE FOR LOAN LOSSES. The Savings Bank's management evaluates the need to establish reserves against losses on loans and other assets each year based on estimated losses on specific loans and on any real estate held for sale or investment when a finding is made that a significant and permanent decline in value has occurred. Such evaluation includes a review of all loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated market value of the underlying collateral of problem loans, prior loss experience, economic conditions and overall portfolio quality. These provisions for losses are charged against earnings in the year they are established. At March 31, 1997, the Savings Bank had an allowance for loan losses of $831,000, or 0.50% of total outstanding loans at that date. Based on past experience and future expectations, management believes that loan loss reserves are adequate.

         While the Savings Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Savings Bank's loan portfolio, will not request the Savings Bank to increase significantly its allowance for loan losses, therefore negatively affecting the Savings Bank's financial condition and results of operations.

         The following table sets forth an analysis of the Savings Bank's allowance for loan losses for the periods indicated.

                                                          Year Ended March 31,
                                                    1997           1996            1995          1994        1993
                                                    ----           ----            ----          ----        ----
                                                        (Dollars in thousands)

Balance at beginning of period.............         $653            $657           $647          $515        $687
                                                     ---             ---           ----          ----        ----

Provision for loan losses..................          180              --             --           200         187
Recoveries:
 Residential real estate...................            1               8              3            15          --
 Consumer..................................            8              11             26            41          20
                                                   -----           -----          -----         -----     -------
   Total recoveries........................            9              19             29            56          20
                                                   -----           -----          -----         -----     -------
Charge-offs:
 Residential real estate...................           --              --             --            39          --
 Commercial real estate....................           --              --             --            --         300
 Consumer..................................           11              23             19            85          79
                                                   -----          ------          -----        ------       -----
   Total charge-offs.......................           11              23             19           124         379
                                                   -----          ------          -----        ------       -----
     Net charge-offs (recoveries)..........            2               4            (10)           68         359
                                                   -----          ------          ------       ------       -----
Balance at end of period...................         $831            $653           $657          $647        $515
                                                    ====            ====           ====          ====        ====
Ratio of allowance to total loans
 outstanding at end of period..............         0.50%           0.47%          0.58%         0.62%       0.55%

Ratio of net charge-offs (recoveries) to
 average loans outstanding during period...         0.00            0.00          (0.01)         0.07        0.38

Ratio of allowance to total of nonaccrual
 and 90 days past due loans................       955.17          119.16         273.75        129.40       90.35

         The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated.

                                                                            At March 31,
                                   1997               1996                 1995                  1994                1993
                          --------------------- ------------------- ------------------- --------------------- ---------------------

                                       Loan                Loan                Loan                  Loan                  Loan
                                     Category            Category            Category              Category              Category
                                   as a Percent        as a Percent        as a Percent          as a Percent          as a Percent
                                     of Total            of Total            of Total              of Total              of Total
                           Amount      Loans    Amount     Loans    Amount     Loans    Amount       Loans    Amount       Loans
                                                                        (Dollars in thousands)

Real estate -- mortgage
  Residential.............  $124      60.34%      $115    65.35%    $ 97      66.44%      $ 84       62.95%     $  87     64.09%
  Nonresidential..........   224      10.20        225    10.09      170       9.34        146        8.76        151     10.19
  Construction............   103      20.35         58    16.83       53      18.72         60       24.33         35     20.93
Consumer..................   153       8.13         98     7.03       63       4.68         43        3.19         63      3.75
Commercial................    40       0.48         46     0.70       46       0.82         40        0.77         71      1.04
Unallocated...............   187         --        111       --      228         --        274          --        108        --
                            ----   --------      ----- --------    -----   --------      -----    --------      -----  --------
  Total allowance.........  $831     100.00%      $653   100.00%    $657     100.00%      $647      100.00%      $515    100.00%
   for loan losses          ====     ======       ====   ======     ====     ======       ====      ======       ====    ======

INVESTMENT ACTIVITIES

         Savings institutions have authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the applicable FHLB, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, such savings institutions may also invest a portion of their assets in commercial paper, corporate debt securities and mutual funds, the assets of which conform to the investments that federally chartered savings institutions are otherwise authorized to make directly. Savings institutions are also required to maintain minimum levels of liquid assets which vary from time to time. See "REGULATION -- Federal Regulation of the Savings Bank -- Federal Home Loan Bank System." The Savings Bank may decide to increase its liquidity above the required levels depending upon the availability of funds and comparative yields on investments in relation to return on loans.

         Federal regulations require the Savings Bank to maintain a minimum amount of liquid assets and to make certain other securities investments. See "REGULATION." The balance of the Savings Bank's investments in short-term securities in excess of regulatory requirements reflects management's response to the significantly increasing percentage of deposits with short maturities. At March 31, 1997, the Savings Bank's short- and long-term regulatory liquidity ratios were 8.3% and 18.0%, respectively, which exceeded regulatory requirements. It is the intention of management to hold securities with short maturities in the Savings Bank's investment portfolio in order to enable the Savings Bank to match more closely the interest-rate sensitivities of its assets and liabilities.

         Investment decisions are made by the Investment Committee composed of the Chief Executive Officer and Chief Financial Officer. The Savings Bank's investment objectives are: (i) to provide and maintain liquidity within regulatory guidelines; (ii) to maintain a balance of high quality, diversified investments to minimize risk; (iii) to provide collateral for pledging requirements; (iv) to serve as a balance to earnings; and (v) to optimize returns. At March 31, 1997, the Savings Bank's investment and mortgage-backed securities portfolio totalled approximately $53.7 million and consisted primarily of obligations of the U.S. Government and agency obligations and Federal National Mortgage Association ("FNMA") and FHLMC mortgage-backed securities.

         At March 31, 1997, the Savings Bank's investment securities portfolio did not contain any tax-exempt securities or securities of any issuer with an aggregate book value in excess of 10% of the Savings Bank's consolidated shareholders' equity, excluding those securities issued by the U.S. Government or its agencies.

         The Board of Directors sets the investment policy of the Savings Bank which dictates that investments be made based on the safety of the principal amount, liquidity requirements of the Savings Bank and the return on the investments. At March 31, 1997, no investment securities were held for trading. The policy does not permit investment in non-investment grade bonds and permits investment in various types of liquid assets permissible under OTS regulation, which includes U.S. Treasury obligations, securities of various federal agencies, "bank qualified" municipal bonds, certain certificates of deposits of insured banks, repurchase agreements and federal funds.

         The Savings Bank has adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires the classification of securities at acquisition into one of three categories: held to maturity, available for sale, or trading. See Note 1 of Notes to Consolidated Financial Statements.

         The following table sets forth the investment securities portfolio and carrying values at the dates indicated. The market value of the investment and mortgage-backed securities portfolio was $53.8 million, $64.6 million, $67.9 million, $28.4 million and $20.1 million and at March 31, 1997, 1996, 1995, 1994 and 1993, respectively.

                                                                           At March 31,
                                                    1997                      1996                         1995
                                           ----------------------- ----------------------------- ------------------------
                                           Carrying    Percent of     Carrying      Percent of   Carrying      Percent of
                                             Value     Portfolio        Value       Portfolio      Value       Portfolio
                                                                                          (Dollars in thousands)
HELD TO MATURITY (AT AMORTIZED COST):

 U. S. Government treasury obligations.....  $7,989      14.86%        $11,987        18.72%      $11,987        17.45%
 FNMA debentures...........................   2,000       3.72           4,005         6.25         6,004         8.74
 FHLB debentures...........................  10,467      19.47          10,737        16.77        10,011        14.57
 FHLMC debentures..........................      --         --           3,000         4.68         7,765        18.31
 Student Loan Marketing Association
  ("SLMA") debentures......................      --         --              --           --         1,000         1.46

 Real estate mortgage investment
  conduits ("REMICs")......................   6,641      12.36           5,108         7.98            --           --
 FHLMC mortgage-backed securities..........   6,800      12.65           9,030        14.10        14,919        21.72
 FNMA mortgage-backed securities...........  12,961      24.12          14,237        22.23        17,003        24.75
                                             ------      -----          ------        -----        ------       ------
                                                       $46,858           87.18      $58,104         90.73      $68,689
                                                       -------           -----      -------         -----      -------
AVAILABLE FOR SALE (AT MARKET VALUE):
 U.S. Government treasury obligations......   2,924       5.44             992         1.55            --           --
 FHLB debentures...........................      975      1.82           2,940         4.59            --           --
 REMICs....................................   1,903       3.54           2,004         3.13            --           --
 FHLMC mortgage-backed securities..........   1,087       2.02              --           --            --           --
                                            -------       ----         -------           --       -------           --
  Total investment securities.............. $53,747     100.00%        $64,040       100.00%      $68,689       100.00%
                                            =======     ======         =======       ======       =======       ======


                                                                   At March 31,
                                                          1994                       1993
                                            ----------------------------- ------------------------
                                               Carrying      Percent of   Carrying      Percent of
                                                 Value       Portfolio      Value       Portfolio

HELD TO MATURITY (AT AMORTIZED COST):

 U. S. Government treasury obligations.....     $ 8,088       72.94%         $6,103       30.21%
 FNMA debentures...........................       2,000       18.04           3,000       14.85

 FHLB debentures...........................          --          --              --          --
 FHLMC debentures..........................          --          --              --          --

Student Loan Marketing Association
  ("SLMA") debentures......................       1,000        3.54              --          --

 Real estate mortgage investment
  conduits ("REMICs")......................          --          --              --          --
 FHLMC mortgage-backed securities..........       9,060       32.03          10,676       52.85
 FNMA mortgage-backed securities...........       8,136       28.76             421        2.09
                                                 ------      ------          ------      ------
                                                 100.00     $28,284          100.00     $20,200
                                                 ------     -------          ------     -------
AVAILABLE FOR SALE (AT MARKET VALUE):
 U.S. Government treasury obligations......          --          --              --          --
 FHLB debentures...........................          --          --              --          --
 REMICs....................................          --          --              --          --
 FHLMC mortgage-backed securities..........          --          --              --          --
                                                -------          --          ------          --
  Total investment securities..............     $28,284      100.00%        $20,200      100.00%
                                                =======      ======         =======      ======

           The following table sets forth the maturities and weighted average yields of the debt securities in the investment securities portfolio at March 31, 1997.

                                                    Less Than               One to                   More than Five        More than
                                                    One Year                Five Years               to Ten Years          Ten Years
                                                    Weighted                Weighted                 Weighted              Weighted
                                                    Average                 Average                  Average               Average
                                         Amount     Yield(1)   Amount       Yield(1)      Amount     Yield(1)    Amount    Yield(1)
                                         ------     --------   ------       --------      ------     ---------   ------    --------
                                                                       (Dollars in thousands)
U.S. Government
 treasury obligations...........         $6,989       6.28%     $ 1,987       5.42%        $1,937      6.51%     $    --      --%
FNMA debentures.................          1,000       4.33           --         --          1,000      6.86           --      --
FHLB debentures.................            999       6.60       10,443       6.67             --        --           --      --
FHLMC debentures................             --         --           --         --             --        --           --      --
SLMA debentures.................             --         --           --         --             --        --           --      --
REMICs..........................             --         --           --         --            912      6.53        7,632    7.59
FHLMC mortgage-backed
 securities.....................             --         --           --         --          4,551      6.90        3,336    7.37
FNMA mortgage-backed
 securities.....................             --         --          490       5.66          7,351      6.78        5,120    7.20
                                         ------                 -------                    ------                -------
   Total........................         $8,988       6.10      $12,920       6.44        $15,751      6.77      $16,088    7.42
                                         ======                 =======                   =======                =======

(1) For available-for-sale securities carried at fair value, to weighted average yield is computed using amortized cost.

         Aside from U.S. Government Treasury obligations, the Savings Bank invests in mortgage-backed securities and REMICs. Mortgage-backed securities (which are also known as mortgage participation certificates or pass-through certificates) represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators, through intermediaries (i.e., FNMA, FHLMC and the Government National Mortgage Association ("GNMA") that pool and repackage the participation interests in the form of securities, to investors such as the Savings Bank. Mortgage-backed securities generally increase the quality of the Savings Bank's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings as other obligations of the Savings Bank. See Note 4 of Notes to Consolidated Financial Statements for additional information.

         REMICs are generally classified as derivative financial instruments because they are created by redirecting the cash flows from the pool of mortgages or mortgage-backed securities underlying these securities to create two or more classes (or tranches) with different maturity or risk characteristics designed to meet a variety of investor needs and preferences. Management believes these securities may represent attractive alternatives relative to other investments because of the wide variety of maturity, repayment and interest rate options available. Current investment practices of the Savings Bank prohibit the purchase of high risk REMICs. At March 31, 1997, the Savings Bank held REMICs with a net carrying value of $8.5 million, of which $6.6 million were classified as held- to-maturity and $1.9 million of which were available -for-sale. REMICs may be sponsored by private issuers, such as mortgage bankers or money center banks, or by U.S. Government agencies and government sponsored entities.
At March 31, 1997, the Savings Bank did not own any privately issued REMICs.

         Investments in mortgage-backed securities, including REMICs, involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby reducing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities. In addition, the market value of such securities may be adversely affected by changes in interest rates.

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

         GENERAL. Deposits, loan repayments and loan sales are the major sources of the Savings Bank's funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

         DEPOSIT ACCOUNTS. Deposits are attracted from within the Savings Bank's primary market area through the offering of a broad selection of deposit instruments, including NOW accounts, money market accounts, regular savings accounts, certificates of deposit and retirement savings plans. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Savings Bank considers the rates offered by its competition, profitability to the Savings Bank, matching deposit and loan products and its customer preferences and concerns. The Savings Bank generally reviews its deposit mix and pricing weekly.

DEPOSIT BALANCES

         The following table sets forth information concerning the Savings Bank's time deposits and other interest-bearing deposits at March 31, 1997.

                                                                                              Percent
Interest                                                       Minimum                       of Total
Rate            Term               Category                    Amount           Balance      Deposits
                                                                            (In thousands)

1.500%          None               NOW Accounts                 $  100          $ 18,474        10.90%
2.750           None               Regular Savings                 100            21,234        12.53
1.750           None               Maxi Checking                 2,500             1,606         0.95
3.750           None               Money Market
                                   Deposit Account               2,500            17,553        10.36
None            None               Noninterest Checking            100             7,085         4.18

                                   Certificates of Deposit

4.403           28-92 Days         Fixed-Term, Fixed-Rate        1,000             2,199         1.30
5.186           4-6 Months         Fixed-Term, Fixed-Rate        1,000             8,233         4.86
5.549           12-17 Months       Fixed-Term, Fixed-Rate        1,000            50,686        29.92
5.350           18 Months          Fixed-Term, Variable
                                     Rate Individual
                                     Retirement Account
                                     ("IRA")                     1,000               470         0.28
5.281           18-23 Months       Fixed-Term, Fixed-Rate        1,000             2,795         1.65
5.837           24-35 Months       Fixed-Term, Fixed-Rate        1,000            24,066        14.21
5.382           36-59 Months       Fixed-Term, Fixed-Rate        1,000             2,824         1.67
6.055           60-83 Months       Fixed-Term, Fixed-Rate        1,000            10,745         6.34
5.894           84-119 Months      Fixed-Term, Fixed-Rate        1,000             1,446         0.85
                                                                               ---------      -------
                Total                                                           $169,416       100.00%
                                                                                ========       ======

         At March 31, 1997, the Savings Bank's jumbo certificates of deposit totalled $513,000, all of which were due within three months after March 31, 1997. Jumbo certificates of deposit require minimum deposits of $100,000 and have negotiable interest rates.

DEPOSIT FLOW

         The following table sets forth the balances of savings deposits in the various types of savings accounts offered by the Savings Bank at the dates indicated.


                                               1997                           1996                              1995
                                  -----------------------------  -------------------------------- ------------------------------
                                  Balance   Percent  Increase       Balance  Percent    Increase/   Balance  Percent   Increase/
                                  -------   -------                 -------  -------                -------  -------
                                                     (Decrease)                        (Decrease)                     (Decrease)
                                                                                  (Dollars in thousands)

Noninterest-bearing demand.......$  7,085     4.18%   $ 1,738     $  5,347     3.38%   $   709    $   4,638    3.19%   $  (352)
NOW checking.....................  18,474    10.91      1,469       17,005    10.75      1,737       15,268   10.50      2,208
Regular savings accounts.........  21,234    12.53       (541)      21,775    13.77     (3,555)      25,330   17.42     (2,406)
Money market deposit accounts....  19,159    11.31      1,388       17,771    11.24      4,752       13,019    8.95      4,121
Fixed-rate certificates which
  mature(1):
    Within 12 months.............  79,709    47.05    (12,197)      67,512    42.68      3,465       64,047   44.02     33,348
    Within 12-36 months..........  18,216    10.75     (4,230)      22,446    14.19      5,884       16,562   11.39      2,192
    Beyond 36 months.............   5,539     3.27       (764)       6,303     3.99       (282)       6,585    4.53       (140)
                                 --------  -------    --------   ---------  -------   --------    --------- -------   ---------
     Total.......................$169,416   100.00%   $11,257     $158,159   100.00%   $12,710     $145,449  100.00% $38,971(2)
                                 ========   ======    =======     ========   ======    =======     ========  ======  =======

                                                           At March 31,
                                              1994                         1993
                                 -----------------------------------------------------------
                                   Balance  Percent  Increase/   Balance  Percent  Increase/
                                   -------  -------              -------  -------
                                                    (Decrease)                    (Decrease)


Noninterest-bearing demand.......$   4,990    4.69%  $ 1,237    $   3,753    3.54%  $   42
NOW checking.....................   13,060   12.26     1,050       12,010   11.34    1,431
Regular savings accounts.........   27,736   26.05     2,938       24,798   23.40    5,248
Money market deposit accounts....    8,898    8.36      (643)       9,541    9.01       60
Fixed-rate certificates which
  mature(1):
    Within 12 months.............   30,699   28.83    (9,617)      40,316   38.05   (6,098)
    Within 12-36 months..........   14,370   13.50     2,789       11,581   10.93   (2,955)
    Beyond 36 months.............    6,725    6.31     2,771        3,954    3.73    1,631
                                 --------- -------  --------    --------- -------   ------
     Total....................... $106,478  100.00%  $   525     $105,953  100.00%   $(641)
                                  ========  ======   =======     ========  ======    =====

(1) IRAs of $10.9 million, $11.0 million, $10.8 million, $8.8 million and $9.1 million at March 31, 1997, 1996, 1995, 1994 and 1993, respectively, are included in certificate balances. At March 31, 1997, 1996, 1995, 1994 and 1993 jumbo certificates amounted to $513,000, $302,000, $706,000, $200,000 and $516,000, respectively.
(2) Increase primarily reflects assumption of deposits resulting from acquisition of two branches from the RTC. See "-- Properties."

TIME DEPOSITS BY RATES AND MATURITIES

           The following table sets forth the time deposits in the Savings Bank classified by rates as of the dates indicated.

                                                                                 At March 31,
                                                          1997         1996        1995        1994         1993
                                                          ----         ----        ----        ----         ----
                                                                        (In thousands)
 Below 4.00%......................................   $     212        $   483     $  5,201     $22,166     $ 9,656
 4.00 -  4.99%....................................       4,063          7,084       32,471      15,662      25,074
 5.00 -  5.99%....................................      82,336         56,739       32,740       7,807       6,649
 6.00 -  7.99%....................................      16,786         31,776       16,079       5,046      11,490
 8.00 -  9.99%....................................          67            179          666       1,077       2,722
10.00 - 11.99%....................................          --             --           37          36         261
                                                   -----------     ----------    ---------   ---------   ---------
   Total..........................................    $103,464        $96,261      $87,194     $51,794     $55,852
                                                      ========        =======      =======     =======     =======

          The following table sets forth the amount and maturities of time deposits at March 31, 1997.

                                                                        Amount Due
                                           Less Than         1-2            After       After
                                           One Year         Years       2-3 Years      3 Years       Total
                                                                (In thousands)

Below 4.00%.........................     $    212       $     --       $     --    $     --       $    212
 4.00 -  4.99%......................        3,752            304              7          --          4,063
 5.00 -  5.99%......................       64,571         13,212          1,734       2,819         82,336
 6.00 -  7.99%......................       11,128          1,250          1,688       2,720         16,786
 8.00 -  8.99%......................           46             12              9          --             67
 9.00 - 11.99%......................           --             --             --          --             --
 Over 11.99%........................           --             --             --          --             --
                                       ----------     ----------       --------   ---------     ----------
  Total.............................      $79,709        $14,778         $3,438      $5,539       $103,464
                                          =======        =======         ======      ======       ========

SAVINGS ACTIVITIES

         The following table sets forth the savings activities of the Savings Bank for the periods indicated.

                                                              Year Ended March 31,
                                          1997        1996           1995           1994              1993
                                          ----        ----           ----           ----              ----
                                                                (In thousands)

Beginning balance.................     $158,159      $145,449       $106,478      $105,953         $106,594
                                       --------      --------       --------      --------          -------
Net increase (decrease)
 before interest
 credited.........................        4,225         7,005         35,069        (2,599)          (4,438)
Interest credited................         7,032         5,705          3,902         3,124            3,797
                                       --------      --------       --------      --------        ---------
Net increase (decrease) in
 savings deposits.................       11,257        12,710         38,971           525             (641)
                                       --------     ---------      ---------     ---------        ---------
Ending balance....................     $169,416      $158,159       $145,449      $106,478         $105,953
                                       ========      ========       ========      ========         ========

         In the unlikely event the Savings Bank is liquidated, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the stockholders of the Savings Bank. Substantially all of the Savings Bank's depositors are residents of the States of Washington or Oregon.

         BORROWINGS. Savings deposits are the primary source of funds for the Savings Bank's lending and investment activities and for its general business purposes. The Savings Bank has at times relied upon advances from the FHLB-Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB-Seattle are typically secured by the Savings Bank's first mortgage loans.

         The FHLB functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member, the Savings Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB's assessment of the institution's creditworthiness. Under its current credit policies, the FHLB generally limits advances to 20% of a member's assets, and short-term borrowings of less than one year may not exceed 10% of the institution's assets. The FHLB determines specific lines of credit for each member institution and the Savings Bank has a 35% line of credit with the FHLB of Seattle and authority to borrow up to 5% of assets under a short-term line of credit.

         At March 31, 1997, the Savings Bank had $27.2 million of outstanding advances from the FHLB-Seattle under a available credit facility of $78.5 million. Approximately $20.0 million of such outstanding advances were used to purchase mortgage-backed securities, classified as held-to-maturity at March 31, 1997, with the goal of recognizing income on the difference between the rate paid on the advances and the rate earned on the mortgage-backed securities. The success of this activity depends on maintaining over time a positive differential between the yields earned on the securities and the rates paid on the advances. Since the yields earned on the securities are generally capped while the rates paid on the advances generally are not capped, there is the risk that this differential will narrow or be eliminated in a rising interest rate environment. See Note 4 of Notes to Consolidated Financial Statements.

         The Savings Bank may occasionally enter into sales of securities under agreements to repurchase ("repurchase agreements") with nationally recognized primary securities dealers. The Repurchase agreements are generally for terms up to 30 days. Repurchase agreements are accounted for as borrowings and are secured by designated investment securities. At March 31, 1997, the Savings Bank had no reverse repurchase agreements outstanding.

         The following tables set forth certain information concerning the Savings Bank's borrowings at the dates and for the periods indicated.

                                                                    At March 31,
                                       1997         1996         1995           1994           1993
                                       ----         ----         ----           ----           ----

Weighted average rate paid on
  FHLB advances..................      6.49%          6.66%       7.03%          4.81%           --%

                                                              Year Ended March 31,
                                      1997          1996          1995         1994            1993
                                      ----          ----          ----         ----            ----

                                                                  (Dollars in thousands)
Maximum amounts of FHLB
 advances outstanding
 at any month end................     $32,750        $29,850      $23,000      $8,000          $410
Approximate average FHLB
 advances outstanding............      29,068         26,404       12,638      23,085            32
Approximate weighted
 average rate paid on
 FHLB advances...................        6.50%          6.94%        6.38%       4.81%         3.34%

COMPETITION

         There are several financial institutions in the Savings Bank's primary market area from which the Savings Bank faces strong competition in the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits and loans has historically come from other thrift institutions, credit unions and commercial banks located in its market area. Particularly in times of high interest rates, the Savings Bank has faced additional significant competition for investors' funds from money market mutual funds and other short-term money market securities and corporate and government securities. The Savings Bank's competition for loans comes principally from other thrift institutions, credit unions, commercial banks, mortgage banking companies and mortgage brokers.

SUBSIDIARY

         Under OTS regulations, the Savings Bank is authorized to invest up to 3% of its assets in subsidiary corporations, with amounts in excess of 2% only if primarily for community purposes. At March 31, 1997, the Savings Bank's investment of $423,000 in Riverview Services, Inc. ("Riverview Services"), its sole wholly-owned subsidiary, was within these limitations.

         Riverview Services acts as trustee for deeds of trust on mortgage loans granted by the Savings Bank, and receives a reconveyance fee of approximately $35 for each deed of trust. Riverview Services also operates a courier service for the benefit of the Savings Bank. Riverview Services had net income of $53,000 for the fiscal year ended March 31, 1997 and total assets of $423,000 at that date. Riverview Services' operations are included in the consolidated financial statements of the Savings Bank appearing elsewhere herein.

PROPERTIES

         The following table sets forth certain information relating to the Savings Bank's offices as of March 31, 1997. All offices are owned by the Savings Bank except as noted in the table.

                                                                      Net
                                           Approximate               Book
Location                    Year Opened  Square Footage   Deposits   Value

MAIN OFFICE:

700 N.E. Fourth Avenue           1975          25,000     $37,025   $1,335
Camas, Washington

                                                                            Net
                                                Approximate                 Book
Location                      Year Opened     Square Footage    Deposits    Value
                                                    (In thousands)
BRANCH OFFICES:

1737 B Street                  1982            2,200             $22,144     $106
Washougal, Washington

225 S.W. 2nd Street            1979            1,700             22,213      196
Stevenson, Washington

100 North Main                 1977            1,800             16,111      141
White Salmon, Washington(1)

813 West Main                  1979            2,000             15,109      775
Battle Ground, Washington

412 South Columbus             1983            2,500             8,193       70
Goldendale, Washington

11505-K Fourth Plain Boulevard 1994            3,500             7,656       1,079
Vancouver, Washington
"Orchards" Office

7735 N.E. Highway 99(2)        1994            4,800             27,395      560
Vancouver, Washington
"Hazell Dell" Office

1011 Washington Way(2)         1994            2,000             13,570      370
Longview, Washington
------------------

(1)      Leased.
(2) Former branches of Great American Federal Savings Association, San Diego, California, that were acquired from the RTC on May 13, 1994. In the acquisition, the Savings Bank assumed all insured deposit liabilities of both branch offices totalling approximately $42.0 million.

         The Savings Bank maintains two proprietary automatic teller machines in Camas and Stevenson, Washington, which are part of a nationwide cash exchange network.

         The Savings Bank uses an outside data processing system to process customer records and monetary transactions, post deposit and general ledger entries and record activity in installment lending, loan servicing and loan originations. At March 31, 1997, the net book value of the Savings Bank's office properties, furniture, fixtures and equipment was $4.6 million.

PERSONNEL

         As of March 31, 1997, the Savings Bank had 79 full-time employees and 12 part-time employees, none of whom are represented by a collective bargaining unit. The Savings Bank believes its relationship with its employees is good.

LEGAL PROCEEDINGS

         Periodically, there have been various claims and lawsuits involving the Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. The Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

                        MANAGEMENT OF THE HOLDING COMPANY

         Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified, at the first annual meeting of stockholders following the consummation of the Conversion and Reorganization. The Holding Company's Board of Directors consists of seven persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Messrs. _________________ has a term of office expiring at the first annual meeting of stockholders after their election; a second class, consisting of Messrs. _____________________, has a term of office expiring at the second annual meeting of stockholders after their election; and a third class, consisting of Messrs. ______________, has a term of office expiring at the third annual meeting of stockholders after their election.

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

Name                Position

Patrick Sheaffer    Chairman of the Board, President and Chief Executive Officer
Ron Wysaske         Treasurer and Chief Financial Officer
Phyllis Kreibich    Corporate Secretary

         Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."

                         MANAGEMENT OF THE SAVINGS BANK

DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors of the Savings Bank is presently composed of seven members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Savings Bank. In addition to a Chairman of the Board, a Vice Chairman of the Board is elected annually by the non-employee directors. The executive officers of the Savings Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Savings Bank.

                                    DIRECTORS
                                                                                 Current
                                                                     Director    Term
Name                    Age (1)    Position with Savings Bank        Since       Expires
----                    -------    --------------------------        -------     -------
Patrick Sheaffer          57       Chairman of the Board, President
                                   and Chief Executive Officer       1979        1997
Roger Malfait(2)          67       Director                          1973        1997
Gary R. Douglass          55       Director                          1984        1997
Dale E. Scarbrough        69       Director                          1972        1998
Ron Wysaske               45       Executive Vice President,         1985        1998
                                   Chief Financial Officer
                                   and Director
Robert K. Leick(3)        61       Director                          1972        1999
Paul L. Runyan            62       Director                          1979        1999

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name                     Age (1)   Position with Savings Bank

Michael C. Yount           47      Senior Vice President
Karen Nelson               39      Vice President of Lending
Phyllis Kreibich           64      Corporate Secretary

-----------------------
(1)  At March 31, 1997.
(2)  Immediate past Vice-Chairman of the Board.
(3)  Vice-Chairman of the Board.

BIOGRAPHICAL INFORMATION

         Set forth below is certain information regarding the Directors and executive officers of the Savings Bank. Unless otherwise stated, each Director and executive officer has held his or her current occupation for the last five years. There are no family relationships among or between the Directors or executive officers.

         PATRICK SHEAFFER joined the Savings Bank in 1965 and has served as President and Chief Executive Officer since 1976. He became Chairman of the Board in March 1993. He is responsible for the daily operations and the management of the Savings Bank. Mr. Sheaffer is active in numerous professional and civic organizations. Mr. Sheaffer is a founding director of Epitope Biotech Company, a Nasdaq-listed company located in Portland, Oregon.

         ROGER MALFAIT is a semi-retired real estate developer and cattle rancher.

         GARY R. DOUGLASS, a certified public accountant, is a principal with Douglass & Paulson, P.C., Camas, Washington.

         DALE E. SCARBROUGH is the retired Chief Financial Officer for the City of Camas, Washington. He is a member of the American Legion and numerous professional financial organizations.

         RON WYSASKE joined the Savings Bank in 1976. Before joining the Savings Bank, he was an audit and tax accountant at Price Waterhouse & Co. He became Executive Vice President, Treasurer and Chief Financial Officer in 1981. He is responsible for administering all finance, accounting and treasury functions at the Savings Bank. He is a member of several professional organizations, including the American Institute of Certified Public

Accountants and the Financial Managers Society. Mr. Wysaske is a licensed certified public accountant in the State of Washington.

         ROBERT K. LEICK, an attorney in private practice, was a prosecuting attorney with Skamania County, Washington, from 1967 to 1997. He is an active member of numerous community and civic organizations, including the Skamania County Historical Society, Skamania County Chamber of Commerce, Skamania County Economic Development Council and the American Legion.

         PAUL L. RUNYAN owns and operates Runyan's Jewelry Stores in Camas and White Salmon, Washington. He is an active member of numerous civic and community organizations, including the White Salmon Elks, Camas Moose Lodge, Camas Lions Club and the Stevenson Eagles.

         MICHAEL C. YOUNT joined the Savings Bank in 1979 and has served in various capacities, such as appraiser, loan officer, loan collections and supervisor of lending. He became Senior Vice President in 1989 and is responsible for the daily operations and mortgage brokerage operations of the Savings Bank and reports directly to the President.
Mr. Yount is a member of the Washougal City Council.

         KAREN NELSON joined Savings Bank in 1979 and has served in various capacities, such as loan servicing clerk, operations officer, checking administrator, consumer loan officer, and loan originator, and became Vice President of Lending in 1990. She is responsible for all lending and mortgage servicing activities and of the Savings Bank reports directly to the President.

         PHYLLIS KREIBICH joined the Savings Bank since 1987 and has served as Corporate Secretary since 1989. She is responsible for maintaining the corporate books and records of the Savings Bank and reports directly to the President.

BENEFICIAL OWNERSHIP OF SAVINGS BANK COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 31, 1997, certain information as to the beneficial ownership of Savings Bank Common Stock by: (i) persons known by the Savings Bank to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Savings Bank,
(iii) the executive officers of the Savings Bank, and (iv) by all officers and directors as a group. For purposes of this table, an individual is considered to beneficially own shares of Savings Bank Common Stock if he or she has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose of or direct the disposition of the shares). Unless otherwise indicated, all shares are owned directly by the officers and directors or by the officers and directors indirectly through a trust, corporation or association, or by the officers and directors or their spouses as custodians or trustees for the shares of minor children. The officers and directors effectively exercise sole voting and investment power over such shares. Shares which are subject to stock options that are exercisable within 60 days of March 31, 1997 are deemed to be beneficially owned. For information regarding proposed purchases of Conversion Shares by the directors and officers and their anticipated ownership of Common Stock upon consummation of the Conversion and Reorganization, see "CONVERSION SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS."

                                            Shares Beneficially
                                              Owned at March
Name                                             31, 1997
----                            -------------------------------------
                                Number                        Percent
                                ------                        -------

Riverview, M.H.C                 1,407,891                     58.27%
Patrick Sheaffer                  74,223(1)                     3.05
Roger Malfait                     19,761(2)                     0.82
Gary R. Douglass                   7,906(3)                     0.33
Dale E. Scarbrough                19,761(4)                     0.82
Ron Wysaske                       51,004(5)                     2.10
Robert K. Leick                    5,810(6)                     0.24
Paul L. Runyan                    41,004(7)                     1.70
Michael C. Yount                  25,976(8)                     1.07
Karen Nelson                      17,620(9)                     0.73
Phyllis Kreibich                     1,703                      0.07

All officers and directors
as a group (10 persons)         264,768(10)                    10.64
-------------
(1) Includes 20,733 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days of March 31, 1997.
(2) Includes 3,857 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days of March 31, 1997.
(3) Includes 918 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.
(4) Includes 3,857 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.
(5) Includes 16,297 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.
(6) Includes 3,857 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.
(7) Includes 1,602 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days of March 31, 1997.
(8) Includes 12,536 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.
(9) Includes 8,389 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.
(10) Includes 72,046 shares of Savings Bank Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days from March 31, 1997.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The business of the Savings Bank is conducted through meetings and activities of its Board of Directors and its committees. During the fiscal year ended March 31, 1997, the Board of Directors held 13 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Savings Bank and committees on which such director served.

      The Savings Bank has standing Executive, Audit, Nominating and Personnel/Compensation Committees, among others.

      The Executive Committee of the Board of Directors, which consists of Directors Malfait, Leick and Sheaffer (Chairman), meets as necessary in between meetings of the full Board of Directors. The Executive Committee met 12 times during the fiscal year ended March 31, 1997.

      The Audit Committee of the Savings Bank consists of Directors Scarbrough (Chairman), Douglass and Runyan. It is responsible for developing and monitoring the Savings Bank's audit program. The Committee meets with the Savings Bank's independent auditors to discuss the results of the annual audit and any related matters. The members of the committee also receive and review all the reports and findings and other information presented to them by the Savings Bank's officers regarding financial reporting policies and practices. The Audit Committee met once during the fiscal year ended March 31, 1997.

      The Nominating Committee consists of Directors Malfait (Chairman), Douglass and Scarbrough. This Committee submits nominations for the annual election of directors. The Nominating Committee met once during the fiscal year ended March 31, 1997.

      The Personnel/Compensation Committee consists of Director Runyan (Chairman), Douglass and Leick. This Committee determines annual grade and salary levels for employees and establishes personnel policies. The Personnel/Compensation Committee met two times during the fiscal year ended March 31, 1997.

DIRECTORS' COMPENSATION

      Directors receive an annual retainer of $4,600 (except for the current and immediate past Vice-Chairman of the Board who each receive an annual retainer of $5,000) and a monthly fee of $320 provided that they attend all meetings held during the month. Directors also receive $200 for each committee meeting attended, except no fees are paid for service on the Executive Committee. Director and committee fees totalled $104,000 for the year ended March 31, 1997.

      Directors may elect to defer their monthly fees until retirement with no income tax payable by the director until retirement benefits are received. This alternative is available through a non-qualified deferred compensation plan adopted by the Savings Bank in December 1986, and subsequently amended. If the participant's employment is terminated on or after the date he attains age 65 or five years of participation in the Plan ("Normal Retirement Date"), the Savings Bank shall pay the participant or his designated beneficiaries in annual or monthly installments over a period of 120 months, an amount equal to the balance in the participant's account immediately before the date on which benefits commence, plus interest on the unpaid balance. Participants may also choose two optional forms of benefit payments: (i) a lump-sum payment within five years of the Normal Retirement Date or (ii) an annuity over the life of the participant, or a joint survivor annuity over the lives of the participant and the participant's spouse. Benefits are also payable upon disability, early retirement, termination of service or death. The Savings Bank pays annual interest on assets under the plans based on a formula relating to gross revenues, which amounted to 7.9% for the year ended March 31, 1997. The estimated liability under the plan is accrued as earned by the participant. At March 31, 1997, the Savings Bank's aggregate liability under the plans was $663,000.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following information is furnished for Messrs. Sheaffer, Wysaske and Yount for the year ended March 31, 1997.

                                                   ANNUAL COMPENSATION
NAME AND                                                                  OTHER ANNUAL                    ALL OTHER
POSITION                 YEAR         SALARY            BONUS             COMPENSATION(1)        COMPENSATION(2)

Patrick Sheaffer         1997         $128,902          $56,720                $--                   $19,364
President and Chief      1996          124,246           27,772                 --                    20,875
Executive Officer        1995          111,896           59,178                 --                    18,220

Ron Wysaske              1997           91,615           36,677                                       16,446
Executive Vice           1996           88,818           23,328                 --                    15,560
President                1995           86,028           49,816                 --                    16,393

Michael C. Yount         1997           81,528           27,384                 --                    13,934
Senior Vice              1996           77,259           19,332                 --                    13,333
President                1995           75,712           42,108                 --                    14,111
----------------

(1) The aggregate amount of perquisites and other personal benefits was less than 10% of the annual salary and bonus reported.
(2) Consists of contributions to profit sharing plan and ESOP. Such contributions for 1997 amount to: Mr. Sheaffer, $4,500 and $14,864, respectively; Mr. Wysaske, $3,833 and $12,613, respectively; and Mr. Yount, $3,251 and $10,683, respectively.

         EMPLOYMENT AGREEMENTS. The MHC and the Savings Bank currently maintain employment agreements with Messrs. Sheaffer and Wysaske that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank (collectively, the "Employers") will enter into three-year employment agreements ("Employment Agreements") with Messrs. Sheaffer and Wysaske (individually, the "Executive"), which have substantially the same terms as and will replace the existing agreements.

         Under the Employment Agreements, the initial salary levels for Messrs. Sheaffer and Wysaske will be $129,000 and $92,000, respectively, which amounts will be paid by the Savings Bank and may be increased at the discretion of the Board of Directors of the Savings Bank or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Savings Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

         The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 1997 and that each Executive elected to receive a lump sum cash payment, Messrs. Sheaffer and Wysaske would be entitled to payments of approximately $502,000 and $381,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

         The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

         SEVERANCE AGREEMENTS. The MHC and the Savings Bank currently maintain employment agreements with Mr. Yount and Ms. Nelson that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank will enter into severance agreements with Mr. Yount and Ms. Nelson, which have substantially the same terms as and will replace the existing agreements.

         It is anticipated that the new severance agreements will have an initial term of three years. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors of the Savings Bank.

         The severance agreements will provide for severance payments and continuation of other employee benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control.

         The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

         Assuming that a change in control had occurred at March 31, 1997, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to the two officers would be approximately $552,000.

         EMPLOYEE SEVERANCE COMPENSATION PLAN. In connection with the Conversion and Reorganization, the Board of Directors of the Savings Bank intends to adopt an Employee Severance Compensation Plan (the "Severance Plan") to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Savings Bank (as defined in the Severance Plan). In general, all employees with one or more years of service (except for officers who enter into separate employment or severance agreements with the Holding Company and the Savings Bank) will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding Company or the Savings Bank, eligible employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Savings Bank. The maximum payment for any eligible employee would be equal to two and 24 months, respectively, of their current compensation. Assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would have been approximately $674,000.

         401(K) PLAN. The Savings Bank maintains the Riverview Employees' Savings & Profit Sharing Plan (the "401(k) Plan") for the benefit of eligible employees of the Savings Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Savings Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the 401(k) Plan. Participants may contribute up to 15% of their annual compensation to the 401(k) Plan through a salary reduction election. The Savings Bank matches 50% of participant contributions to a maximum of 3% of the participant's salary. In addition to employer matching contributions, the Savings Bank may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. To be eligible to receive a discretionary employer contribution, the participant must complete 1,000 hours of service during the plan year and remain employed by the Savings Bank on the last day of the plan year. Participants are at all times 100% vested in their 401(k) Plan accounts. For the year ended March 31, 1997, the Savings Bank incurred total contribution-related expenses of $52,000 in connection with the 401(k) Plan.

         Generally, the investment of 401(k) Plan assets is directed by plan participants. In connection with the Conversion and Reorganization, the participants will be able to direct the investment of their 401(k) Plan account balance to purchase shares of Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion and Reorganization through the 401(k) Plan will receive the same subscription priority and will be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION AND REORGANIZATION -- Limitations on Purchases of Conversion Shares."

BENEFITS

         GENERAL. The Savings Bank currently pays 100% of the premiums for medical, life and disability insurance benefits for full-time employees, subject to certain deductibles.

         EMPLOYEE STOCK OWNERSHIP PLAN. In connection with the MHC Reorganization, the Savings Bank adopted the ESOP, which acquired 55,200 shares of the Savings Bank Common Stock with the proceeds of a $552,000 loan from an unaffiliated financial institution ("1993 Loan"). Upon consummation of the Conversion and Reorganization, the Savings Bank Common Stock held by the ESOP will be converted into Exchange Shares based upon the Exchange Ratio.

         In order to fund the purchase of up to 8% of the Conversion Shares to be issued in the Conversion and Reorganization, it is anticipated that the ESOP will borrow funds from the Holding Company equal to 100% of the aggregate purchase price of the Conversion Shares. In addition, the Holding Company will lend sufficient funds to the ESOP to enable the ESOP to repay the 1993 Loan which had an outstanding principal balance of $237,000 at March 31, 1997. The loan to the ESOP will be repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated 10-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in THE WALL STREET JOURNAL on the closing date of the Conversion and Reorganization. See "PRO FORMA DATA."


         Shares purchased by the ESOP with the proceeds of the loan (including shares originally acquired by the ESOP with the proceeds of the 1993 Loan) will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

         In any plan year, the Savings Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

         Employees of the Savings Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the ESOP. Participants vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of two years of service, with full vesting after six years of service. A participant is fully vested at retirement, in the event of death or disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         Messrs. Sheaffer and Wysaske currently serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

         Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended March 31, 1997 and 1996."


         The ESOP is be subject to the requirements of Employee Retirement Income Security Act ("ERISA") and the regulations of the Internal Revenue Service ("IRS") and the Department of Labor issued thereunder. The Savings Bank has received a favorable determination letter from the IRS regarding the tax-qualified status of the ESOP.

         1993 STOCK OPTION AND INCENTIVE PLAN. In connection with the Public MHC Reorganization, the Savings Bank adopted the 1993 Stock Option Plan. The plan was approved by the Public Stockholders at the Savings Bank's 1994 annual meeting of stockholders. Options for all shares reserved for issuance under the 1993 Stock Option Plan have been granted to nonemployee directors, officers and employees of the Savings Bank and are exercisable. In connection with the Conversion and Reorganization, the 1993 Stock Option Plan will be assumed by the Holding Company and appropriate adjustments will be made to the exercise price and the number of shares underlying each option to reflect the applicable Exchange Ratio.

         No options were granted to Messrs. Sheaffer, Wysaske and Yount under the 1993 Stock Option Plan during the fiscal year ended March 31, 1997.

         Set forth below is certain information for Messrs. Sheaffer, Wysaske and Yount concerning exercised and unexercisable options under the 1993 Stock Option Plan at and for the fiscal year ended March 31, 1997.

=======================================================================================
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES
---------------------------------------------------------------------------------------
                             Number                                         Value of
                               of                         Number of       Unexercised
                              Shares                    Unexercised       In-the-Money
                            Acquired       Dollar        Options at        Options at
                               on          Value      Fiscal Year End   Fiscal Year End
                 Name       Exercise      Realized     (Exercisable)     (Exercisable)
---------------------------------------------------------------------------------------
Patrick Sheaffer               --           $--            20,733           $224,746
Ron Wysaske                    --            --            16,297            176,659
Michael C. Yount               --            --            12,536           135,890
=======================================================================================

         1993 MANAGEMENT DEVELOPMENT AND RECOGNITION PLANS. In connection with the MHC Reorganization, the Savings Bank adopted Management Development and Recognition Plans (collectively, the "1993 MRPs") for officers, employees and nonemployee directors of the Savings Bank. The 1993 MRPs were approved by the Public Stockholders at the Savings Bank's 1994 annual meeting of stockholders. All shares under the 1993 MRP have been awarded and are fully vested. For purposes of the Conversion and Reorganization, the shares awarded under the 1993 MRP participants will be treated in the same manner as shares held by other minority shareholders.

         1997 STOCK OPTION PLAN. The Board of Directors of the Holding Company intends to adopt the 1997 Stock Option Plan and to submit it to the stockholders for approval at a meeting held no earlier than six months following consummation of the Conversion and Reorganization. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the 1997 Stock Option Plan within one year of the consummation of the Conversion and Reorganization. The Stock Option Plan will comply with all applicable regulatory requirements. However, the 1997 Stock Option Plan will not be approved or endorsed by the OTS.

         The 1997 Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. The 1997 Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of
Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the 1997 Stock Option

Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Savings Bank. Unless sooner terminated, the 1997 Stock Option Plan will continue in effect for a period of ten years from the date the 1997 Stock Option Plan is approved by stockholders.

         A number of authorized shares of Common Stock equal to 10% of the number of Conversion Shares of issued in connection with the Conversion and Reorganization will be reserved for future issuance under the 1997 Stock Option Plan (310,500 shares based on the issuance of 3,105,000 Conversion Shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the 1997 Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

         The 1997 Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

         Under current OTS regulations, if the 1997 Stock Option Plan is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the 1997 Stock Option Plan.

         It is anticipated that all options granted under the 1997 Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the 1997 Stock Option plan is implemented within the first year following consummation of the Conversion and Reorganization the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the 1997 Stock Option Plan) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the 1997 Stock Option Plan is implemented prior to the first anniversary of the Conversion and Reorganization, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

         Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

         Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

         Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the 1997 Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

         MANAGEMENT RECOGNITION PLAN. Following the Conversion and Reorganization, the Board of Directors of the Holding Company intends to adopt the 1997 MRP for officers, employees, and nonemployee directors of the Holding Company and the Savings Bank, subject to shareholder approval. The 1997 MRP will enable the Holding Company and the Savings Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank. The 1997 MRP will comply with all applicable regulatory requirements. However, the 1997 MRP will not be approved or endorsed by the OTS. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the 1997 MRP within one year of the consummation of the Conversion and Reorganization.

         The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Conversion Shares issued in connection with the Conversion and Reorganization (124,200 shares based on the issuance of 3,105,000 Conversion Shares at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Savings Bank to a trust which the Holding Company may establish in conjunction with the 1997 MRP ("1997 MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

         A committee of the Board of Directors of the Holding Company will administer the 1997 MRP, the members of which will also serve as trustees of the 1997 MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Savings Bank to the 1997 MRP Trust. The Board of Directors of the Holding Company may terminate the 1997 MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

         Shares of Common Stock granted pursuant to the 1997 MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the 1997 MRP Trust. Under OTS regulations, if the 1997 MRP is implemented within the first year following consummation of the Conversion and Reorganization, the minimum vesting period will be five years. All unvested 1997 MRP awards will vest in the event of the recipient's death or disability. Unvested 1997 MRP awards will also vest following a change in control (as defined in the 1997 MRP) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the 1997 MRP is implemented prior to the first anniversary of the Conversion and Reorganization, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

         A recipient of an 1997 MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

         Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the 1997 MRP is implemented within one year of the consummation of the Conversion and Reorganization, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the 1997 MRP. The size of individual awards will be determined prior to submitting the 1997 MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

TRANSACTIONS WITH THE SAVINGS BANK

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank's policy is not to make any new loans or extensions of credit to the Savings Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Banks -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors was $1.0 million at March 31, 1997, or approximately
1.9% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).

                                   REGULATION

GENERAL

         The Savings Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Savings Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Savings Bank's mortgage documents. The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Savings Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the

OTS, the FDIC or Congress, could have a material adverse impact on the Holding Company, the Savings Bank and their operations. The Holding Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the OTS and the Securities and Exchange Commission ("SEC").

FEDERAL REGULATION OF THE SAVINGS BANK

         OFFICE OF THRIFT SUPERVISION. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

         FEDERAL HOME LOAN BANK SYSTEM. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner. The Savings Bank, as a member of the FHLB-Seattle, is required to acquire and hold shares of capital stock in the FHLB- Seattle in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Seattle. At March 31, 1997, the Savings Bank complied with this requirement with an investment in FHLB-Seattle stock of $1.8 million. Among other benefits, the FHLB-Seattle provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Seattle.

         FEDERAL DEPOSIT INSURANCE CORPORATION. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Savings Bank's deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations.

         The Savings Bank's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Savings Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized," "adequately capitalized" or "undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system under the FDIA as discussed below. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken. The Savings Bank's assessments expensed for the year ended March 31, 1997 equaled $1.2 million, which includes the $947,000 special SAIF assessment.

         Pursuant to the DIF Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Savings Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

         The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Savings Bank.

         The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Savings Bank.

         LIQUIDITY REQUIREMENTS. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

         PROMPT CORRECTIVE ACTION. Each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

         A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

         An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized,


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significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

         At March 31, 1997, the Savings Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

         STANDARDS FOR SAFETY AND SOUNDNESS. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The federal banking agencies recently adopted final regulations and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Savings Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Savings Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

         Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by FHLMC or FNMA. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At March 31, 1997, the qualified thrift investments of the Savings Bank were approximately 93.6% of its portfolio assets.

         CAPITAL REQUIREMENTS. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.



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         OTS capital regulations establish a 3% core capital or leverage ratio
(defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. An institution that fails to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of the Savings Bank -- Prompt Corrective Action."

         As required by federal law, the OTS has proposed a rule revising its minimum core capital requirement to be no less stringent than that imposed on national banks. The OTS has proposed that only those savings associations rated a composite one (the highest rating) under the CAMEL rating system for savings associations will be permitted to operate at or near the regulatory minimum leverage ratio of 3%. All other savings associations will be required to maintain a minimum leverage ratio of 4% to 5%. The OTS will assess each individual savings association through the supervisory process on a case-by-case basis to determine the applicable requirement. No assurance can be given as to the final form of any such regulation, the date of its effectiveness or the requirement applicable to the Savings Bank.

         Savings associations also must maintain "tangible capital" not less than 1.5% of the Savings Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

         Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk- weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

         The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital


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for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk- based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

         See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Savings Bank's historical amounts and percentages at March 31, 1997 and pro forma amounts and percentages based upon the assumptions stated therein.

         LIMITATIONS ON CAPITAL DISTRIBUTIONS. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

         A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. A Tier 3 savings association has capital below the minimum capital requirement (either before or after the proposed capital distribution). A Tier 3 savings association may not make any capital distributions without prior approval from the OTS.

         The Savings Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.



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         LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Savings Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At March 31, 1997, the Savings Bank's largest aggregate amount of loans to one borrower was $1.8 million, which represented 7.4% of the Savings Bank's unimpaired capital and surplus at March 31, 1997.

         ACTIVITIES OF SAVINGS BANKS AND THEIR SUBSIDIARIES. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

         The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

         TRANSACTIONS WITH AFFILIATES. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Savings Bank to an affiliate must be secured by collateral in accordance with Section 23A.

         Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Savings Bank has not been significantly affected by the rules regarding transactions with affiliates.

         The Savings Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations generally require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Generally, Regulation O also places individual and aggregate limits on the amount of loans the Savings Bank may make to such persons based, in part, on the Savings Bank's capital position, and requires


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certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

         COMMUNITY REINVESTMENT ACT. Under the federal Community Reinvestment Act ("CRA"), all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The CRA does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The CRA requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating regulatory applications to establish a new branch office that will accept deposits, relocate an existing office, or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution, among others. The CRA requires public disclosure of an institution's CRA rating. The Savings Bank received an "outstanding" rating as a result of its latest evaluation.

         REGULATORY AND CRIMINAL ENFORCEMENT PROVISIONS. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the FDIA, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

SAVINGS AND LOAN HOLDING COMPANY REGULATIONS

         HOLDING COMPANY ACQUISITIONS. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

         HOLDING COMPANY ACTIVITIES. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.


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         QUALIFIED THRIFT LENDER TEST. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of the Savings Bank - - Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

                                    TAXATION

FEDERAL TAXATION

         GENERAL. Upon consummation of the Conversion and Reorganization, the Holding Company and the Savings Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Savings Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Savings Bank or the Holding Company.

         BAD DEBT RESERVE. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience, the Savings Bank generally recognized a bad debt deduction equal to 8% of taxable income.

         The provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Savings Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Savings Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

         DISTRIBUTIONS. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Savings Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Savings


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Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Savings Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

         CORPORATE ALTERNATIVE MINIMUM TAX. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax is paid.

         DIVIDENDS-RECEIVED DEDUCTION. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

         AUDITS. Neither the MHC's nor the Savings Bank's federal income tax returns have been audited within the past five years.

STATE TAXATION

         GENERAL. The Savings Bank is subject to a business and occupation tax imposed under Washington law at the rate of 1.70% of gross receipts; however, interest received on loans secured by mortgages or deeds of trust on residential properties is exempt from such tax.

         AUDITS. The Savings Bank's business and occupation tax returns were audited for the period January 1, 1992 through December 31, 1995 resulting in an additional tax liability of $48,000, which the Savings Bank has paid.

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



                        THE CONVERSION AND REORGANIZATION

         THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF THE SAVINGS BANK AND THE STOCKHOLDERS OF THE SAVINGS BANK ENTITLED TO VOTE THEREON AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

GENERAL

         On May 21, 1997, the Boards of Directors of the MHC and the Savings Bank unanimously adopted, and on July 16 and July 25, 1997, subsequently amended, the Plan of Conversion, pursuant to which the MHC will convert from a mutual holding company to a stock holding company and the Savings Bank simultaneously reorganize as a wholly-owned subsidiary of the Holding Company, a newly formed Washington corporation. THE FOLLOWING DISCUSSION OF ALL MATERIAL ASPECTS OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH IS ATTACHED AS EXHIBIT A TO BOTH THE MHC'S PROXY STATEMENT AND THE SAVINGS BANK'S PROXY STATEMENT, AND IS AVAILABLE TO BOTH MEMBERS OF THE MHC AND STOCKHOLDERS OF THE SAVINGS BANK UPON REQUEST. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the MHC entitled to vote on the matter at the Special Meeting of Members called for that purpose to be held on September 24, 1997, its approval by the stockholders of the Savings Bank entitled to vote on the matter at the Stockholders' Meeting called for that purpose to be held on September 24, 1997, and its approval by the stockholders of the Savings Bank (excluding the MHC) entitled to vote on the matter at the Stockholders' Meeting, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

         Pursuant to the Plan of Conversion, (i) the MHC will convert from a federally-chartered mutual holding company to a federally-chartered interim stock savings bank (i.e. Interim A) and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the shares of Savings Bank Common Stock held by the MHC will be canceled, and (ii) Interim A will then merge with and into the Savings Bank. As a result of the merger of Interim A with and into the Savings Bank, the Savings Bank will become a wholly owned subsidiary of the Holding Company and the Public Savings Bank Shares will be converted into the Exchange Shares pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, but before giving effect to (a) the payment of cash in lieu of issuing fractional Exchange Shares and (b) any shares of Conversion Stock purchased by the Savings Bank's stockholders in the Conversion Offerings or the ESOP thereafter.

         As part of the Conversion and Reorganization, the Holding Company is offering Conversion Shares in the Subscription Offering to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of December 31, 1995); (ii) the ESOP; (iii) Supplemental Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of June 30, 1997); and (iv) Other Members (depositors of the Savings Bank as of July 31, 1997 and borrowers of the Savings Bank with loans outstanding as of October 22, 1993, which continue to be outstanding as of July 31, 1997).

         Concurrently with the Subscription Offering, any Conversion Shares not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons residing in the Local Community. Conversion Shares not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended

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



by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed Conversion Shares. The Plan of Conversion provides that the Conversion and Reorganization must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

         No sales of Common Stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offerings unless the Plan of Conversion is approved by the members of the MHC and the stockholders of the Savings Bank.

         The completion of the Conversion Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Members Meeting and the Stockholders Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Conversion Shares. If delays are experienced, significant changes may occur in the estimated pro forma market value of the MHC and the Savings Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Conversion Shares. If the Conversion and Reorganization is terminated, the Savings Bank would be required to charge all Conversion and Reorganization expenses against current income.

         Orders for Conversion Shares will not be filled until at least 2,295,000 Conversion Shares have been subscribed for or sold and the OTS approves the final valuation and the Conversion and Reorganization closes. If the Conversion and Reorganization is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Conversion and Reorganization, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion and Reorganization is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion and Reorganization is terminated.

PURPOSES OF CONVERSION AND REORGANIZATION

         The MHC, as a federally chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the Conversion and Reorganization, the Holding Company will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. The holding company form of organization will provide the Holding Company with the ability to diversify the Holding Company's and the Savings Bank's business activities through acquisition of or mergers with both stock savings institutions and commercial banks, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Holding Company will be in a position after the Conversion and Reorganization, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such opportunities that may arise.

         In their decision to pursue the Conversion and Reorganization, the Board of Directors of the MHC and the Savings Bank considered various regulatory uncertainties associated with the mutual holding company structure including the ability to waive dividends in the future as well as the general uncertainty regarding a possible elimination of the federal savings association charter. See "RISK FACTORS -- Recent Legislation and the Future of the Thrift Industry."

         The Conversion and Reorganization will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Savings Bank and Holding Company and by enhancing their future access to capital markets, their ability to diversify into other financial

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



services related activities, and their ability to provide services to the public. Although the Savings Bank currently has the ability to raise additional capital through the sale of additional shares of Savings Bank Common Stock, that ability is limited by the mutual holding company structure which, among other things, requires that the MHC hold a majority of the outstanding shares of Savings Bank Common Stock.

         The Conversion and Reorganization also will result in an increase in the number of shares of Common Stock to be outstanding as compared to the number of outstanding shares of Public Savings Bank Shares which will increase the likelihood of the development of an active and liquid trading market for the Common Stock. See "MARKET FOR COMMON STOCK." In addition, the Conversion and Reorganization permit to the Holding Company to engage in stock repurchases without adverse federal income tax consequences, unlike the Savings Bank. Currently, the Holding Company has no plans or intentions to engage in any stock repurchases.

         An additional benefit of the Conversion and Reorganization will be an increase in the accumulated earnings and profits of the Savings Bank for federal income tax purposes. When the Savings Bank (as a mutual institution) transferred substantially all of its assets and liabilities to its stock savings bank successor in the MHC Reorganization, its accumulated earnings and profits tax attribute was not able to be transferred to the Savings Bank because no tax-free reorganization was involved. Accordingly, this tax attribute was retained by the Savings Bank when it converted its charter to that of the MHC, even though the underlying retained earnings were transferred to the Savings Bank. The Conversion and Reorganization has been structured to re-unite the accumulated earnings and profits tax attribute retained by the MHC in the MHC Reorganization with the retained earnings of the Savings Bank by merging the MHC with and into the Savings Bank in a tax-free reorganization. This transaction will increase the Savings Bank's ability to pay dividends to the Holding Company in the future. See "DIVIDEND POLICY."

         If the Savings Bank had undertaken a standard conversion involving the formation of a stock holding company in 1993, applicable OTS regulations would have required a greater amount of common stock to be sold than the amount of net proceeds raised in the MHC Reorganization. Management believed that it was advisable to profitably invest the $6.5 million of net proceeds raised in the MHC Reorganization prior to raising the larger amount of capital that would have been raised in a standard conversion. A standard conversion in 1993 also would have immediately eliminated all aspects of the mutual form of organization.

         In light of the foregoing, the Boards of Directors of the Primary Parties believe that the Conversion and Reorganization is in the best interests of the MHC and the Savings Bank, their respective members and stockholders, and the communities served by the Savings Bank.

EFFECTS OF CONVERSION AND REORGANIZATION ON DEPOSITORS AND BORROWERS OF THE SAVINGS BANK

         GENERAL. Prior to the Conversion and Reorganization, each depositor in the Savings Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the MHC based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the MHC. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the MHC, which is lost to the extent that the balance in the account is reduced.

         Consequently, the depositors of the Savings Bank normally have no way to realize the value of their ownership interest in the MHC, which has realizable value only in the unlikely event that the MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the MHC after other claims are paid.

         Upon consummation of the Conversion and Reorganization, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Holding Company. The Common Stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency.

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



Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit and/or loan account(s) the seller may hold in the Savings Bank.

         CONTINUITY. The Conversion and Reorganization will not interrupt the Savings Bank's normal business of accepting deposits and making loans. The Savings Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion and Reorganization, the Savings Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The directors and officers of the Savings Bank at the time of the Conversion and Reorganization will continue to serve as directors and officers of the Savings Bank after the Conversion and Reorganization. The directors and officers of the Holding Company consist of individuals currently serving as directors and officers of the MHC and the Savings Bank, and they generally will retain their positions in the Holding Company after the Conversion and Reorganization.

         EFFECT ON PUBLIC SAVINGS BANK SHARES. Under the Plan of Conversion, upon consummation of the Conversion and Reorganization, the Public Savings Bank Shares shall be converted into Exchange Shares based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of the Public Savings Bank Shares, Common Stock will be issued in exchange for such shares. See "-- Delivery and Exchange of Stock Certificates."

         Upon consummation of the Conversion and Reorganization, the Public Stockholders will become stockholders of the Holding Company. For a description of certain changes in the rights of stockholders as a result of the Conversion and Reorganization, see "COMPARISON OF STOCKHOLDERS" RIGHTS."

         VOTING RIGHTS. Presently, depositors and borrowers of the Savings Bank are members of, and have voting rights in, the MHC as to all matters requiring membership action. Upon completion of the Conversion and Reorganization, the MHC will cease to exist and all voting rights in the Savings Bank will be vested in the Holding Company as the sole stockholder of the Savings Bank. Exclusive voting rights with respect to the Holding Company will be vested in the holders of Common Stock. Depositors and borrowers of the Savings Bank will not have voting rights in the Holding Company after the Conversion and Reorganization, except to the extent that they become stockholders of the Holding Company.

         SAVINGS ACCOUNTS AND LOANS. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion and Reorganization. Furthermore, the Conversion and Reorganization will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

         TAX EFFECTS. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion and Reorganization will constitute a nontaxable reorganization under Section 368(a)(1)(A) of the Code. Among other things, the opinion provides that: (i) the conversion of the MHC from a mutual holding company to a federally-chartered interim stock savings bank (i.e., Interim A) and its simultaneous merger with and into the Savings Bank, with the Savings Bank as the surviving entity will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by the Savings Bank upon the receipt of the assets of the MHC in such merger, (iii) the merger of Interim B with and into the Savings Bank, with the Savings Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (iv) no gain or loss will be recognized by Interim B upon the transfer of its assets to the Savings Bank, (v) no gain or loss will be recognized by the Savings Bank upon the receipt of the assets of Interim B, (vi) no gain or loss will be recognized by the Holding Company upon the receipt of Savings Bank Common Stock solely in exchange for Common Stock, (vii) no gain or loss will be recognized by the Public Stockholders upon the receipt of Exchange Shares in exchange for their Public Savings Bank Shares, (viii) the basis of the Exchange Shares to be received by the Public Stockholders will be the same as the basis of the Public Savings Bank Shares surrendered in

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



exchange therefor, before giving effect to any payment of cash in lieu of fractional Exchange Shares, (ix) the holding period of the Exchange Shares to be received by the Public Stockholders will include the holding period of the Public Savings Bank Shares, provided that the Public Savings Bank Shares were held as a capital asset on the date of the exchange, (x) no gain or loss will be recognized by the Holding Company upon the sale of shares of Conversion Shares in the Conversion Offerings, (xi) the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Savings Bank following the Conversion and Reorganization, interests in the liquidation account and nontransferable subscription rights to purchase Conversion Stock, but only to the extent of the value, if any, of the subscription rights, and (xii) the tax basis to the holders of Conversion Shares purchased in the Conversion Offerings will be the amount paid therefor, and the holding period for the Conversion Shares will begin on the date of consummation of the Conversion Offerings, if purchased through the exercise of Subscription Rights, and on the day after the date of purchase, if purchased in the Community Offering or the Syndicated Community Offering. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

         Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has issued a letter indicating that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

         The Savings Bank has also received an opinion from Knapp, O'Dell & Lewis, Camas, Washington, that, assuming the Conversion and Reorganization does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Washington tax liability to such entities or persons.

         The opinions of Breyer & Aguggia and Knapp, O'Dell & Lewis and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION AND REORGANIZATION
PARTICULAR TO THEM.

         LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of the MHC, each depositor of the Savings Bank would receive his or her pro rata share of any assets of the MHC remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Savings Bank at the time of liquidation. After the Conversion and Reorganization, each depositor, in the event of a complete liquidation of the Savings Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Savings Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. Each stockholder would not have an interest in the value or assets of the Savings Bank or the Holding Company above that amount.

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


         The Plan of Conversion provides for the establishment, upon the completion of the Conversion and Reorganization, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the amount of any dividends waived by the MHC plus the greater of (1) the Savings Bank's retained earnings of $9.8 million at March 31, 1993, the date of the latest statement of financial condition contained in the final offering circular utilized in the MHC Reorganization, or
(2) 58.21% of the Savings Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion Offerings. As of the date of this Prospectus, the initial balance of the liquidation account would be $14.6 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he or she were to continue to maintain his deposit account at the Savings Bank, would be entitled, upon a complete liquidation of the Savings Bank after the Conversion and Reorganization to an interest in the liquidation account prior to any payment to the Holding Company as the sole stockholder of the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Savings Bank at the close of business on December 31, 1995 or June 30, 1997, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the December 31, 1995 Eligibility Record Date or the June 30, 1997 Supplemental Eligibility Record Date, as the case may be, bore to the balance of all deposit accounts in the Savings Bank on such date.

         If, however, on any March 31 annual closing date of the Savings Bank, commencing March 31, 1997, the amount in any deposit account is less than the amount in such deposit account on December 31, 1995 or June 30, 1997, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole stockholder of the Savings Bank.

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

         SUBSCRIPTION OFFERING. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Conversion Shares have been issued to persons and entities entitled to purchase the Conversion Shares in the Subscription Offering. The amount of Conversion Shares which these parties may purchase will be subject to the availability of the Conversion Shares for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Conversion Shares are available. These priorities are as follows:

         CATEGORY 1: ELIGIBLE ACCOUNT HOLDERS. Each depositor with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of 1.6% of the shares of Conversion Stock issued in the Conversion and Reorganization, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits

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



in the Savings Bank in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

         CATEGORY 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Conversion and Reorganization. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion and Reorganization. In the event the number of shares offered in the Conversion and Reorganization is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock.

         CATEGORY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Each depositor with $50.00 or more on deposit as of June 30, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of 1.6% of the shares of Conversion Stock issued in the Conversion and Reorganization, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

         CATEGORY 4: OTHER MEMBERS. Each depositor of the Savings Bank as of the Voting Record Date (July 31, 1997) and each borrower with a loan outstanding on October 22, 1993, which continues to be outstanding as of the Voting Record Date, will receive nontransferable Subscription Rights to purchase up to 1.6% of the shares of Conversion Stock issued in the Conversion and Reorganization to the extent shares are available following subscriptions by Eligible Account Holders, the Savings Bank's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SUCH SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF SUCH SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

         The Holding Company and the Savings Bank will make reasonable attempts to provide a Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at ______, Pacific Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND BY THE SAVINGS BANK AFTER THE EXPIRATION DATE WILL NOT BE ACCEPTED. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to _____, 1997 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Conversion Shares within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by _____, 1997 (or _______, 1997, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Savings Bank's passbook

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rate and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be given the right to increase, decrease or rescind their orders. If an extension of time is obtained, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

         DIRECT COMMUNITY OFFERING. Any shares of Common Stock which remain unsubscribed for in the Subscription Offering will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given first to Public Stockholders (who are not eligible to subscribe for Conversion Shares in the Subscription Offering) and then to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to 1.6% of the shares of Conversion Stock issued in the Conversion and Reorganization. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering, if held, is expected to commence immediately subsequent to the Expiration Date, but may begin at anytime during the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the OTS. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of Common Stock would be, and certain other large Subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate, or be permitted to modify or cancel their orders. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING IS SUBJECT TO THE ABSOLUTE RIGHT OF THE HOLDING COMPANY AND THE SAVINGS BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. THE HOLDING COMPANY PRESENTLY INTENDS TO TERMINATE THE DIRECT COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE CONVERSION AND REORGANIZATION.

         If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

         SYNDICATED COMMUNITY OFFERING. The Plan of Conversion provides that, if necessary, all shares of Common Stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Pacific Crest acting as agent of the Holding Company. THE HOLDING COMPANY AND THE SAVINGS BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         Conversion Shares sold in the Syndicated Community Offering also will be sold at the $10.00 Purchase Price. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for Conversion Shares that exceeds 1.6% of the Conversion Shares issued in the Conversion and reorganization. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Webb.

         Webb may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of

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interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock. When and if Webb and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion and Reorganization, Webb will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Savings Bank's passbook rate until the completion of the Conversion Offerings. At the completion of the Conversion and Reorganization, the funds received in the Conversion Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion and Reorganization cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion and Reorganization is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The Syndicated Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the OTS.

         In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the Conversion and Reorganization is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

         PERSONS IN NON-QUALIFIED STATES. The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually

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registering or qualifying the shares) or the need to register the Holding
Company, its officers, directors or employees as brokers, dealers or salesmen.

PLAN OF DISTRIBUTION FOR THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

         The Primary Parties have retained Webb to consult with and to advise the Saving Bank and the Holding Company, and to assist the Holding Company on a best efforts basis, in the distribution of the Conversion Shares in the Subscription Offering and Direct Community Offering. The services that Webb will provide include, but are not limited to (i) training the employees of the Savings Bank who will perform certain ministerial functions in the Subscription Offering and the Direct Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the MHC's members and the stockholders of the Savings Bank for use at the Special Members' Meeting and the Stockholders' Meeting, respectively. For its services, Webb will receive a management fee of $25,000 and a success fee of 1.5% of the aggregate Purchase Price of the Conversion Shares sold in the Subscription Offering and the Direct Community Offering, excluding shares purchased by the ESOP and officers, directors and employees of the Savings Bank, or members of their immediate families. The management fee shall be applied to the success fee. If selected broker-dealers are used to assist in the sale of the Conversion Shares in the Syndicated Community Offering, Webb will be paid a fee of up to 5.5% of the aggregate Purchase Price of the Conversion Shares sold by such broker-dealers and Webb will pay to such broker-dealers an amount competitive with gross underwriting commissions then charged for comparable amounts of stock sold at a comparable price per share in a similar market environment. The Primary Parties have agreed to reimburse Webb for its out-of-pocket expenses up to $15,000 and its legal fees up to $30,000. The Primary Parties have also agreed to indemnify Webb against certain claims and liabilities under the Securities Act, including those in connection with material misstatements or omissions from this Prospectus or otherwise arising from the use of this Prospectus (except for claims and liabilities arising out of Webb's bad faith or gross negligence), and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.

DESCRIPTION OF SALES ACTIVITIES

         The Common Stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Savings Bank's Stock Information Center at its main office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Webb employees will be working at the Stock Information Center. Stock Information Center personnel will be responsible for mailing materials relating to the Conversion Offerings, responding to questions regarding the Conversion and Reorganization and the Conversion Offerings and processing stock orders.

         Sales of Common Stock will be made by registered representatives affiliated with Webb or by the selected dealers managed by Pacific Crest. The management and employees of the Savings Bank may participate in the Conversion Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Savings Bank may answer questions regarding the business of the Savings Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Savings Bank have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.

         No officer, director or employee of the Savings Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Conversion and Reorganization.


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         None of the Savings Bank's personnel participating in the Conversion
Offerings is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Savings Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND DIRECT COMMUNITY
OFFERINGS

         To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on original Order Forms. The Savings Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT THE EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM.

         To purchase shares in the Subscription Offering, an executed Order Form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Savings Bank by ______, Pacific Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. In order to purchase shares in the Direct Community Offering, the Order Form, accompanied by the required payment for each share subscribed for, must be received by the Savings Bank prior to the time the Direct Community Offering terminates, which may be on or at any time subsequent to the Expiration Date. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Savings Bank unless the Conversion and Reorganization has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995) and/or the Supplemental Eligibility Record Date (June 30, 1997) and/or the Voting Record Date (July 31, 1997) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

         Full payment for subscriptions may be made (i) in cash if delivered in person at the Stock Information Center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate from the date payment is received until the completion or termination of the Conversion and Reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion and Reorganization (unless the certificate

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matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion and Reorganization), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion and Reorganization. At the completion of the Conversion and Reorganization, the funds received in the Conversion Offerings will be used to purchase the shares of Common Stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION AND REORGANIZATION CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. If the Conversion and Reorganization is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes the Savings Bank to withdraw the amount of the aggregate Purchase Price from his or her deposit account, the Savings Bank will do so as of the effective date of Conversion and Reorganization, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Savings Bank not will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

         The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion and Reorganization, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         IRAs maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's Common Stock in the Conversion Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Savings Bank IRA to purchase Common Stock should contact the Stock Information Center so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

STOCK PRICING, EXCHANGE RATIO AND NUMBER OF SHARES TO BE ISSUED

         The Plan of Conversion requires that the purchase price of the Conversion Shares must be based on the appraised pro forma market value of the Conversion Shares, as determined on the basis of an independent valuation. The Primary Parties have retained RP Financial to make such valuation. For its services in making such appraisal and any expenses incurred in connection therewith, RP Financial will receive a maximum fee of $25,000 plus out of pocket expenses, together with a fee of no greater than $5,000 plus out of pocket expenses for the preparation of a business plan and other services performed in connection with the Holding Company's holding company application to the OTS. The Primary Parties have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

         The appraisal has been prepared by RP Financial in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Primary Parties and the economic and demographic conditions in the Savings Bank's existing market area; certain historical, financial and

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other information relating to the Savings Bank; a comparative evaluation of the operating and financial statistics of the Savings Bank with those of other similarly situated publicly-traded companies located in Washington and other regions of the United States; the aggregate size of the offering of the Conversion Shares; the impact of the Conversion and Reorganization on the Savings Bank's capital and earnings potential; the proposed dividend policy of the Holding Company and the Savings Bank; and the trading market for the Savings Bank Common Stock and securities of comparable companies and general conditions in the market for such securities.

         On the basis of the foregoing, RP Financial has advised the Primary Parties in its opinion that the estimated pro forma market value of the MHC and the Savings Bank, as converted, was $27.0 million as of August 1, 1997. Because the holders of the Public Savings Bank Shares will continue to hold the same aggregate percentage ownership interest in the Holding Company as they currently hold in the Savings Bank (before giving effect to the payment of cash in lieu of issuing fractional Exchange Shares and any Conversion Shares purchased by the Savings Bank's stockholder in the Conversion Offerings), the appraisal was multiplied by 58.27%, which represents the MHC's percentage interest in the Savings Bank. The resulting amount represents the midpoint of the valuation ($27.0 million), and the minimum and maximum of the valuation were set at 15% below and above the midpoint, respectively, resulting in a range of $23.0 million to $31.1 million. The Boards of Directors of the Primary Parties determined that the Conversion Shares would be sold at $10.00 per share, resulting in a range of 2,295,000 to 3,105,000 Conversion Shares being offered. Upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 58.27% and 41.73, respectively, of the Holding Company's total outstanding shares. The Boards of Directors of the Primary Parties reviewed RP Financial's appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the Estimated Valuation Range was reasonable and adequate. The Boards of Directors of the Primary Parties also established the formula for determining the Exchange Ratio. Based upon such formula and the Estimated Valuation Range, the Exchange Ratio ranged from a minimum of 1.6299 to a maximum of 2.2051 Exchange Shares for each Public Savings Bank Shares, with a midpoint of 1.9175. Based upon these Exchange Ratios, the Holding Company expects to issue between 1,643,561 and 2,223,642 shares of Exchange Shares to the holders of Public Savings Bank Shares outstanding immediately prior to the consummation of the Conversion and Reorganization. The Estimated Valuation Range and the Exchange Ratio may be amended with the approval of the OTS, if required, or if necessitated by subsequent developments in the financial condition of any of the Primary Parties or market conditions generally. If the appraisal is updated to below $23.0 million or above $31.1 million (the maximum of the Estimated Valuation Range, as adjusted by 15%), such Appraisal will be filed with the SEC by post-effective amendment.

         Based upon current market and financial conditions and recent practices and policies of the OTS, in the event the Holding Company receives orders for Conversion Shares in excess of $31.1 million (the maximum of the Estimated Valuation Range) and up to $35.7 million (the maximum of the Estimated Valuation Range, as adjusted by 15%), the Holding Company may be required by the OTS to accept all such orders. No assurances, however, can be made that the Holding Company will receive orders for Conversion Shares in excess of the maximum of the Estimated Valuation Range or that, if such orders are received, that all such orders will be accepted because the Holding Company's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of such increase by the OTS. There is no obligation or understanding on the part of management to take and/or pay for any shares of Conversion Shares to complete the Conversion Offerings.

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the Savings Bank's Consolidated Financial Statements and other information provided by the Savings Bank and the MHC, nor did RP Financial value independently the assets or liabilities of the Savings Bank. The valuation considers the Savings Bank and the MHC as going concerns and should not be considered as an indication of the liquidation value of the Savings Bank and the MHC. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Conversion Shares or receiving Exchange Shares in the Conversion and Reorganization will thereafter

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be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

         No sale of Conversion Shares or issuance of Exchange Shares may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of a share of Common Stock upon consummation of the Conversion and Reorganization. If such is not the case, a new Estimated Valuation Range may be set, a new Exchange Ratio may be determined based upon the new Estimated Valuation Range, a new Subscription and Community Offering and/or Syndicated Community Offering or Public Offering may be held or such other action may be taken as the Primary Parties shall determine and the OTS may permit or require.

         Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of Conversion Shares to be issued in the Conversion Offerings may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Estimated Valuation Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any increase or decrease in the number of Conversion Shares will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Conversion and Reorganization, the Conversion Shares and the Exchange Shares will represent approximately 58.27% and 41.73%, respectively, of the Holding Company's total outstanding shares of Common Stock (exclusive of the effects of the exercise of outstanding stock options).

         An increase in the number of Conversion Shares as a result of an increase in the appraisal of the estimated pro forma market value would decrease both a subscriber's ownership interest and the Holding Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of Conversion Shares would increase both a subscriber's ownership interest and the Holding Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholders' equity on an aggregate basis. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Plans" and "PRO FORMA DATA."

         The appraisal report of RP Financial has been filed as an exhibit to this Registration Statement and Application for Conversion of which this Prospectus is a part and is available for inspection in the manner set forth under "ADDITIONAL INFORMATION."

LIMITATIONS ON PURCHASES OF CONVERSION SHARES

         The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Shares by eligible subscribers and others in the Conversion and Reorganization. Each subscriber must subscribe for a minimum of 25 Conversion Shares. Except for the ESOP, which is expected to subscribe for 8% of the shares of Conversion Shares issued in the Conversion and Reorganization, the Plan of Conversion provides for the following purchase limitations: (i) no person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 1.6% of the shares of Conversion Stock issued in the Conversion and Reorganization, (ii) no person, together with associates of or persons acting in concert with such person, may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 2% of the shares of Conversion Stock issued in the Conversion and Reorganization, (iii) the maximum number of shares of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any person, when combined with any Exchange Shares received, shall not exceed 1.4% of the

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Common Stock to be issued in the Conversion and Reorganization, and (iv) the maximum number of shares of Conversion Shares which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any person, together with any associate or any group of persons acting in concert, when combined with any Exchange Shares received, shall not exceed 2% of the Common Stock to be issued in the Conversion and Reorganization. For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

         The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the Conversion Shares sold in the Conversion and Reorganization, provided that orders for shares which exceed 5% of the Conversion Shares sold in the Conversion and Reorganization may not exceed, in the aggregate, 10% of the shares sold in the Conversion and Reorganization. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of Conversion Shares will be, and other large subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

         The term "acting in concert" is defined in the Plan of Conversion to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

         The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

         The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Savings Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Common Shares purchased pursuant to the Conversion and Reorganization will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

DELIVERY AND EXCHANGE OF STOCK CERTIFICATES

         CONVERSION STOCK. Certificates representing Conversion Shares will be mailed by the Holding Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the Stock Order Form as soon as practicable following the consummation of the Conversion and Reorganization. Any undeliverable certificates will be held by the Holding Company until claimed by persons legally entitled thereto or otherwise

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disposed according to applicable law. Purchasers of Conversion Shares may be unable to sell such shares until certificates are available and delivered to them.

         EXCHANGE SHARES. After the consummation of the Conversion and Reorganization, each holder of a certificate(s) theretofore evidencing issued and outstanding shares of Savings Bank Common Stock (other than the MHC), upon surrender of the same to an agent, duly appointed by the Holding Company, which is anticipated to be the transfer agent for the Common Stock ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate(s) representing the number of full Exchange Shares based on the Exchange Ratio. The Exchange Agent shall mail a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the Exchange Offering and the procedure for surrendering to the Exchange Agent such certificates in exchange for a certificate(s) evidencing Common Stock. THE SAVINGS BANK STOCKHOLDERS SHOULD NOT FORWARD SAVINGS BANK COMMON STOCK CERTIFICATES TO THE SAVINGS BANK OR THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE TRANSMITTAL LETTER.

         No holder of a certificate theretofore representing shares of Savings Bank Common Stock shall be entitled to receive any dividends on the Common Stock until the certificate representing such shares is surrendered in exchange for certificates representing shares of Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Common Stock after the consummation of the Conversion and Reorganization, but before surrender of certificates representing shares of Savings Bank Common Stock, dividends payable in respect of shares of Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Savings Bank Common Stock. After the consummation of the Conversion and Reorganization, the Holding Company shall be entitled to treat certificates representing shares of Savings Bank Common Stock as evidencing ownership of the number of full shares of Common Stock into which the shares of Savings Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         The Holding Company shall not be obligated to deliver a certificate(s) representing shares of Common Stock to which a holder of Savings Bank Common Stock would otherwise be entitled as a result of the Conversion and Reorganization until such holder surrenders the certificate(s) representing the shares of Savings Bank Common Stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Common Stock is to be issued in a name other than that in which the certificate evidencing Savings Bank Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

RESTRICTIONS ON REPURCHASE OF STOCK

         Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would

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not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the OTS would provide otherwise.

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND OFFICERS AND NASD MEMBERS

         Shares of Common Stock purchased in the Conversion Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion and Reorganization, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Conversion and Reorganization are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

         Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Savings Bank after adoption of the Plan of Conversion and Reorganization) and their associates during the three-year period following Conversion and Reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

         The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion and Reorganization. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion and Reorganization does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

         Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

         GENERAL. As a result of the Conversion and Reorganization, holders of the Savings Bank Common Stock will become stockholders of the Holding Company, a Washington corporation. There are certain differences in stockholder rights arising from distinctions between the Savings Bank's Federal Stock Charter and Bylaws and the Holding Company's Articles of Incorporation and Bylaws and from distinctions between laws with respect to federally chartered savings institutions and Washington law.

         The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. The

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discussion herein is qualified in its entirety by reference to the Articles of
Incorporation and Bylaws of the Holding Company and the WBCA. See "ADDITIONAL INFORMATION" for procedures for obtaining a copy of the Holding Company's Articles of Incorporation and Bylaws.

         AUTHORIZED CAPITAL STOCK. The Holding Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.01 per share and 250,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Savings Bank's authorized capital stock consists of 4,000,000 shares of Savings Bank Common Stock and 1,000,000 shares of serial preferred stock, par value $1.00 per share. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion and Reorganization to provide the Holding Company's Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Holding Company's Board currently has no plan for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         ISSUANCE OF CAPITAL STOCK. Pursuant to applicable laws and regulations, the MHC is required to own not less than a majority of the outstanding Savings Bank Common Stock. There will be no such restriction applicable to the Holding Company following consummation of the Conversion and Reorganization.

         The Holding Company's Articles of Incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of the Holding Company, whereas the Savings Bank's Federal Stock Charter restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders meeting. Thus, stock-related compensation plans such as stock option plans could be adopted by the Holding Company without stockholder approval and shares of Holding Company capital stock could be issued directly to directors or officers without stockholder approval. The Bylaws of the NASD, however, generally require corporations with securities which are quoted on the Nasdaq National Market System to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. The Holding Company plans to submit the stock compensation plans discussed herein to its stockholders for approval.

         VOTING RIGHTS. Neither the Savings Bank's Federal Stock Charter or Bylaws nor the Holding Company's Articles of Incorporation or Bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "-- Limitations on Acquisitions of Voting Stock and Voting Rights" below.

         PAYMENT OF DIVIDENDS. The ability of the Savings Bank to pay dividends on its capital stock is restricted by OTS regulations and by federal income tax considerations related to savings institutions such as the Savings Bank. See "REGULATION -- Federal Regulation of the Savings Bank -- Capital Requirements" and "TAXATION." Although the Holding Company is not subject to these restrictions as a Washington corporation, such restrictions will indirectly affect the Holding Company because dividends from the Savings Bank will be a primary source of funds of the Holding Company for the payment of dividends to stockholders of the Holding Company.

         Certain restrictions generally imposed on Washington corporations may also have an impact on the Holding Company's ability to pay dividends. The WBCA provides that dividends may be paid only if, after giving effect to the dividend, the Holding Company will be able to pay its debts as they become due in the ordinary course of

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business and the Holding Company's total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if the Holding Company were to be dissolved at the time of the dividend, to satisfy the preferential rights of persons whose right to payment is superior to those receiving the dividend.

         BOARD OF DIRECTORS. The Savings Bank's Federal Stock Charter and Bylaws and the Holding Company's Articles of Incorporation and Bylaws each require the Board of Directors of the Savings Bank and the Holding Company to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under the Savings Bank's Bylaws, any vacancies in the Board of Directors of the Savings Bank may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of the Savings Bank to fill vacancies may only serve until the next annual meeting of stockholders. Under the Holding Company's Articles of Incorporation, any vacancy occurring in the Board of Directors of the Holding Company, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

         Under the Savings Bank's Bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. The Holding Company's Articles of Incorporation provide that any director may be removed for cause by a majority of the directors of the Holding Company or by the holders of at least 80% of the outstanding voting shares of the Holding Company.

         LIMITATIONS ON LIABILITY. The Holding Company's Articles of Incorporation provides that the directors of the Holding Company shall not be personally liable for monetary damages to the Holding Company for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, the authorization or illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefitted the Holding Company.

         Currently, federal law does not permit federally chartered savings institutions such as the Savings Bank to limit the personal liability of directors in the manner provided by the WBCA and the laws of many other states.

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Savings Bank's Federal Stock Charter and Bylaws do not contain any provision relating to indemnification of directors and officers of the Savings Bank. Under current OTS regulations, however, the Savings Bank shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the Savings Bank or its stockholders. The Savings Bank also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, the Savings Bank is required to notify the OTS of its intention and such payment cannot be made if the OTS objects thereto.

         The officers, directors, agents and employees of the Holding Company are indemnified with respect to certain actions pursuant to the Holding Company's Articles of Incorporation, which complies with the WBCA regarding indemnification. The WBCA allows the Holding Company to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has made a party by reason of the fact that

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he or she is or was an agent of the Holding Company. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

         SPECIAL MEETINGS OF STOCKHOLDERS. The Holding Company's Articles of Incorporation provides that special meetings of the stockholders of the Holding Company may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of the Holding Company entitled to vote at the meeting. The Savings Bank's Federal Stock Charter provides that, until October 22, 1998 (i.e., five years after the consummation of the MHC Reorganization), special meeting of the Savings Bank's stockholders may only be called by the Board of Directors. Thereafter, special meetings may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of the Savings Bank entitled to vote at the meeting.

         STOCKHOLDER NOMINATIONS AND PROPOSALS. The Savings Bank's Bylaws generally provide that stockholders may submit nominations for election as director at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with the Savings Bank at least thirty days before the date of any such meeting.

         The Holding Company's Bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Holding Company at least 30 days and not more than 60 days in advance of the meeting, together with certain information relating to the nomination or new business. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of the Holding Company and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

         STOCKHOLDER ACTION WITHOUT A MEETING. The Bylaws of the Holding Company and the Savings Bank provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.

         STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation which is applicable to the Savings Bank provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. The WBCA similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

         LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS. The Holding Company's Articles of Incorporation provide that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of
(i) more than 10% of the issued and outstanding shares of any class of an equity security of the Holding Company, or (ii) any securities convertible into, or exercisable for, any equity securities of the Holding Company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of the Holding Company. The term "person" is broadly defined in the Articles of Incorporation to prevent circumvention of this restriction.

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         The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan established by the Holding Company or the Savings Bank, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the Holding Company's Board of Directors. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

         Neither the Charter nor the Bylaws of the Savings Bank contains a provision which restricts voting rights of certain stockholders of the Savings Bank in the manner set forth above.

         MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. A federal regulation requires the approval of two-thirds the Board of Directors of the Savings Bank and the holders of two-thirds of the outstanding stock of the Savings Bank entitled to vote thereon for mergers, consolidations and sales of all or substantially all of the Savings Bank's assets. Such regulation permits the Savings Bank to merge with another corporation without obtaining the approval of its stockholders if: (i) it does not involve an interim savings institution;
(ii) the Savings Bank's Federal Stock Charter is not changed; (iii) each share of the Savings Bank's stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of the Savings Bank after such effective date; and (iv) either: (A) no shares of voting stock of the Savings Bank and no securities convertible into such stock are to be issued or delivered under the plan of combination or (B) the authorized unissued shares or the treasury shares of voting stock of the Savings Bank to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of the Savings Bank outstanding immediately prior to the effective date of the transaction.

         The WBCA generally provides that the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series) is required to authorize any merger, share exchange or consolidation of the Holding Company in which the Holding Company is not the surviving corporation, or any sale, lease, exchange, transfer or other disposition of all, or substantially all, of the assets of the Holding Company. The WBCA further restricts certain business combination between the Holding Company and an interested shareholder (i.e., a person or group that beneficially owns ten percent or more of the outstanding voting shares of the Holding Company). The WBCA generally precludes the Holding Company from engaging in any business combination with an interested shareholder within five years after the acquisition pursuant to which the shareholder became an interested shareholder, unless the business combination or the purchase of shares that caused the shareholder to become an interested shareholder is approved by a majority of the directors of the Holding Company prior to the person becoming an interested shareholder.

         The Holding Company's Articles of Incorporation requires the approval of the holders of (i) at least 80% of the Holding Company's outstanding shares of voting stock, and (ii) at least a majority of the Holding Company's outstanding shares of voting stock, not including shares held by a "Related Person," to approve certain "Business Combinations," except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who were directors prior to the time when the Related Person became a Related Person. In the event the requisite approval of the Board were given, the normal vote requirement of applicable Washington law as described above would apply, or, for certain transactions, no shareholder vote would be necessary. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company. The term "Business Combination" is defined to include among other things: (i) any merger or consolidation of the Holding Company or any of its affiliates with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of all or a substantial part of the assets of the Holding Company or any of its affiliates to any Related Person (the term "substantial part" is defined to include more than 25% of the Holding Company's total assets); (iii) any sale, lease, exchange, or other transfer by

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any Related Person to the Holding Company of all or a substantial part of the assets of Related Person; (iv) the acquisition by the Holding Company of any securities of the Related Person; (v) any reclassification of the Holding Company Common Stock; and (vi) any agreement, contract or other arrangement providing for any of the transactions described above. The increased shareholder vote required to approve a Business Combination may have the effect of foreclosing mergers and other business combinations which a majority of shareholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of shareholders.

         The Holding Company's Articles of Incorporation requires the Holding Company's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include: (i) the social and economic effects of the transaction; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience, and integrity of the acquiring person or entity and its management.

         As holder of all of the outstanding Savings Bank Common Stock after consummation of the Conversion and Reorganization, the Holding Company generally will be able to authorize a merger, consolidation or other business combination involving the Savings Bank without the approval of the stockholders of the Holding Company.

         DISSENTERS' RIGHTS OF APPRAISAL. An OTS regulation, which is applicable to the Savings Bank, generally provides that a stockholder of a federally chartered savings institution which engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings institution with stock which is listed on a national securities exchange or quoted on the Nasdaq System are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq System or any combination of such shares of stock and cash.

         Under the WBCA, shareholders of the Holding Company will generally have dissenter's appraisal rights in connection with (i) a plan of merger to which the Holding Company is a party; (ii) a plan of share exchange to which the Holding Company is a party as the corporation whose shares will be acquired;
(iii) certain sales or exchanges of all, or substantially all, of the Holding Company's property other than in the regular course of business; and (iv) amendments to the Holding Company's Articles of Incorporation effecting a material reverse stock split.

         AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of the Savings Bank's Federal Stock Charter may be made unless it is first proposed by the Board of Directors of the Savings Bank, then preliminarily approved by the OTS, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The Holding Company's Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Holding Company Common Stock, except that the provisions of the Articles of Incorporation governing (i) the duration of the corporation, (ii) the purpose and powers of the corporation, (iii) authorized capital stock, (iv) denial of preemptive rights, (v) the number and staggered terms of directors, (vi) removal of directors, (vii) approval of certain business combinations, (viii) the evaluation of certain business combinations, (ix) elimination of directors' liability, (x) indemnification of officers and directors, (xi) calling of special meetings of shareholders, (xii) the authority to repurchase shares and
(xiii) the manner of amending the Articles of Incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of the Holding Company. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of the Holding Company from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify one of such provisions.

         The Bylaws of the Savings Bank may be amended by a majority vote of the full Board of Directors of the Savings Bank or by a majority vote of the votes cast by the stockholders of the Savings Bank at any legal meeting.

The Holding Company's Bylaws only be amended by a majority vote of the Board of Directors of the Holding Company or by the holders of at least 80% of the outstanding stock by the Holding Company.

         PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF THE HOLDING COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS. The Board of Directors of the Savings Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Savings Bank in the orderly deployment of the Conversion and Reorganization proceeds into productive assets during the initial period after the Conversion and Reorganization. The Board of Directors believes these provisions are in the best interest of the Savings Bank and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

         Despite the belief of the Savings Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Savings Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Following the Conversion and Reorganization, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Washington business corporation.

         The cumulative effect of the restriction on acquisition of the Holding Company contained in the Articles of Incorporation and Bylaws of the Holding Company and in Federal and Washington law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

         The following discussion is a summary of certain provisions of federal law and regulations and Washington corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

CONVERSION REGULATIONS

         OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

         As permitted by OTS regulations, the Savings Bank's Federal Stock Charter contains a provision whereby the acquisition or offer to acquire ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Savings Bank by any person, either directly or through an affiliate of such person, will be prohibited for a period of five years following the date of consummation of the Conversion and Reorganization. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. Furthermore, for five years from the consummation date of the MHC Reorganization, stockholders of the Savings Bank will not be permitted to call a special meeting of stockholders relating to a change of control of the Savings Bank or a charter amendment and will not be permitted to cumulate their votes in the election of directors.

CHANGE OF CONTROL REGULATIONS

         Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

         The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

               DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

GENERAL

         The Holding Company is authorized to issue 50,000,000 shares of Common Stock having a par value of $.01 per share and 250,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 5,328,642 shares of Common Stock (subject to adjustment up to 6,127,938 shares) and no shares of preferred stock in the Conversion and Reorganization. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

         THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF ANY TYPE, AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

         DIVIDENDS. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         STOCK REPURCHASES. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION AND REORGANIZATION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

         VOTING RIGHTS. Upon Conversion and Reorganization, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Washington law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

         As a federal stock savings bank, corporate powers and control of the Savings Bank are vested in the Board of Directors, who elect the officers of the Savings Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion and Reorganization. Subsequent to Conversion and Reorganization, voting rights will be vested exclusively in the owners of the shares of capital stock of the Savings Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Savings Bank.

         LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of the Savings Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION AND REORGANIZATION"), all assets of the Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         PREEMPTIVE RIGHTS. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of the authorized Holding Company preferred stock will be issued in the Conversion and Reorganization and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

RESTRICTIONS ON ACQUISITION

         Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                            REGISTRATION REQUIREMENTS

         The Holding Company will register the Common Stock with the SEC pursuant to Section 12(g) of the Exchange Act upon the completion of the Conversion and Reorganization and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion and Reorganization. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Conversion and Reorganization have been opined upon by Breyer & Aguggia and the Washington tax consequences of the Conversion and Reorganization have been opined upon by Knapp, O'Dell & Lewis, Camas, Washington. Breyer & Aguggia and Knapp, O'Dell & Lewis have consented to the references herein to their opinions. Certain legal matters will be passed upon for Webb by Stevens & Lee, Reading, Pennsylvania.

                                     EXPERTS

         The consolidated financial statements of the Savings Bank as of March 31, 1997 and 1996 and for the years ended March 31, 1997, 1996 and 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, Portland, Oregon, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the MHC and the Savings Bank, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-30203) under the Securities Act with respect to the Common Stock offered in the Conversion and Reorganization. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

         The MHC has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Special Members' Meeting and the Stockholders' Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the OTS West Regional Office, 1 Montgomery Street, Suite 400, San Francisco, California 94104.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY

                                                                           Page


Independent Auditors' Report .............................................. F-1

Consolidated Statements of Financial Condition
 as of March 31, 1997 and 1996 ............................................ F-2

Consolidated Statements of Income for the
 Years Ended March 31, 1997, 1996 and 1995 ................................  20

Consolidated Statements of Shareholders' Equity
 for the Years Ended March 31, 1997, 1996 and 1995 ........................ F-3

Consolidated Statements of Cash Flows for the
 Years Ended March 31, 1997, 1996 and 1995 ................................ F-4

Notes to Consolidated Financial Statements................................. F-6

                                      * * *

         All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

         Separate financial statements for the MHC have not been included herein because the MHC has no material assets other than its shares of Savings Bank Common Stock (which will be canceled as part of the Conversion and Reorganization) and no significant liabilities (contingent or otherwise), revenues or expenses, and has not engaged in any significant activities to date.

         Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

                       [Letterhead of Deloitte & Touche]

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Riverview Savings Bank, FSB

We have audited the accompanying consolidated statements of financial condition of Riverview Savings Bank, FSB and Subsidiary (the "Bank") as of March 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Riverview Savings Bank, FSB and Subsidiary as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

May 27, 1997

RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
MARCH 31, 1997 AND 1996
---------------------------------------------------------------------------



ASSETS                                                                1997               1996

Cash (including interest-earning accounts of $1,450,000
  and $1,793,000)                                               $   6,951,000       $  5,585,000
Loans held for sale                                                    80,000          1,941,000
Investment securities held to maturity, at amortized cost
 (fair value of $20,438,000 and $29,956,000)                       20,456,000         29,729,000
Investment securities available for sale, at fair value
  (amortized cost of $3,993,000 and $3,994,000)                     3,899,000          3,932,000
Mortgage-backed securities held to maturity, at amortized
  cost (fair value of $26,488,000 and $28,716,000)                 26,402,000         28,375,000
Mortgage-backed securities available for sale, at fair value
  (amortized cost of $3,022,000 and $2,002,000)                     2,990,000          2,004,000
Loans receivable (net of allowance of $831,000 and $653,000
  for loan losses)                                                151,694,000        126,228,000
Real estate owned                                                     135,000                  -
Prepaid expenses and other assets                                   1,141,000          1,048,000
Accrued interest receivable                                         1,449,000          1,511,000
Federal Home Loan Bank stock                                        1,756,000          1,627,000
Premises and equipment                                              4,632,000          4,399,000
Land held for development                                             471,000            471,000
Core deposit intangible, net                                        2,329,000          2,656,000
                                                                  -----------        -----------

TOTAL ASSETS                                                   $  224,385,000     $  209,506,000
                                                                =============      =============
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                             $  169,416,000      $ 158,159,000
  Accrued expenses and other liabilities                            2,264,000          1,702,000
  Advance payments by borrowers for taxes and
  insurance                                                           123,000             51,000
  Deferred income taxes, net                                          143,000            143,000
  Other borrowed funds                                                237,000            315,000
  Federal Home Loan Bank advances                                  27,180,000         26,050,000
                                                                  -----------        -----------
           Total liabilities                                      199,363,000        186,420,000
                                                                  -----------        -----------
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 4,000,000 authorized,
    1997 - 2,416,301 issued, 2,383,239 outstanding;
    1996 - 2,195,281 issued, 2,155,206 outstanding                  2,416,000          2,195,000
  Additional paid-in capital                                       16,043,000         12,233,000

  Unearned shares issued to employee stock ownership
  trust                                                              (386,000)          (439,000)
  Retained earnings                                                 7,033,000          9,137,000
  Net unrealized loss on securities available for
  sale, net of tax                                                    (84,000)           (40,000)
                                                                    ---------          ---------

           Total shareholders' equity                              25,022,000         23,086,000
                                                                  -----------        -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 224,385,000       $209,506,000
                                                                  ===========        ===========


See notes to consolidated financial statements.

--------------------------------------------------------------------------------
RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
THREE YEARS ENDED MARCH 31, 1997
--------------------------------------------------------------------------------


                                                                           UNEARNED
                                                                            SHARES
                                                                           ISSUED TO                    UNREALIZED
                                   COMMON STOCK                            EMPLOYEE                       LOSS ON
                               --------------------------   ADDITIONAL       STOCK                      SECURITIES
                                                             PAID-IN       OWNERSHIP      RETAINED      AVAILABLE
                                 SHARES         AMOUNT       CAPITAL         TRUST        EARNINGS       FOR SALE          TOTAL

BALANCE, APRIL 1, 1994        $ 1,761,523     $ 1,809,00     $ 6,884,000    $ (503,000)   $ 10,169,000    $       -    $ 18,359,000
Net income                              -              -               -             -       2,446,000            -       2,446,000
Cash dividends                          -              -               -             -       (411,000)            -       (411,000)
Exercise of stock options           2,898          3,000          25,000             -               -            -          28,000
Earned ESOP shares                  8,280              -          32,000        79,000               -            -         111,000
10% stock dividend                177,136        183,000       2,214,000       (49,000)    (2,348,000)            -               -
                                ---------      ---------     -----------     ---------    ------------     -----------   ----------

BALANCE, MARCH 31, 1995         1,949,837      1,995,000       9,155,000     (473,000)       9,856,000            -      20,533,000
Net income                              -              -               -             -       2,613,000            -       2,613,000
Cash dividends                          -              -               -             -       (173,000)            -       (173,000)
Exercise of stock options             500          1,000           4,000             -               -            -           5,000
Earned ESOP shares                  9,108              -          55,000        93,000               -            -         148,000
10% stock dividend                195,761        199,000       3,019,000      (59,000)     (3,159,000)            -               -
Unrealized loss on securities
  available for sale, net
  of tax                                -              -               -             -               -     (40,000)        (40,000)
                                 --------       --------        --------      --------        --------    ---------      ----------

BALANCE, MARCH 31, 1996         2,155,206      2,195,000      12,233,000     (439,000)       9,137,000     (40,000)      23,086,000

Net income                              -              -               -             -       2,008,000            -       2,008,000
Cash dividends                          -              -               -             -       (212,000)            -       (212,000)
Exercise of stock options           1,500          2,000          10,000             -               -            -          12,000
Earned ESOP shares                 10,019              -          65,000       107,000               -            -         172,000
10% stock dividend                216,514        219,000       3,735,000      (54,000)     (3,900,000)            -               -
Increase in unrealized loss on
  securities available for
  sale, net of tax                      -              -               -             -               -      (44,000)       (44,000)
                                 --------       --------        --------      --------        --------    ---------      ----------

BALANCE, MARCH 31, 1997         2,383,239    $ 2,416,000    $ 16,043,000    $ (386,000)    $ 7,033,000    $ (84,000)   $ 25,022,000
                              ===========    ===========    ============    ==========     ===========    =========    ============


See notes to consolidated financial statements.

RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE YEARS ENDED MARCH 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            1997             1996             1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                            $2,008,000       $2,613,000       $2,446,000
  Adjustments to reconcile net income to cash used in operating activities:
    Depreciation and amortization                                                          878,000          746,000          566,000
    Provision for losses on loans and real estate owned                                    180,000                -                -
    Noncash compensation expense related to ESOP benefit                                   172,000          148,000          111,000
    Increase in deferred loan origination fees, net of amortization                        289,000          176,000           25,000
    Federal Home Loan Bank stock dividend                                                (130,000)        (105,000)         (76,000)
    Accretion of discounts on investment securities, purchased
      loans, and mortgage-backed securities                                               (84,000)        (167,000)         (17,000)
    Net (gain) loss on sale of real estate owned, mortgage-backed and investment
      securities and premises and equipment                                               (37,000)        (301,000)           36,000
    Changes in assets and liabilities:
      Decrease (increase) in loans held for sale                                         1,861,000      (1,694,000)        4,227,000
      Decrease (increase) in prepaid expenses and other assets                            (93,000)         (98,000)           31,000
      Decrease (increase) in accrued interest receivable                                    62,000        (113,000)        (545,000)
      Increase in accrued expenses and other liabilities                                   562,000          518,000          111,000
      Decrease in net deferred taxes                                                             -          493,000           52,000
      Other, net                                                                                 -          (8,000)        (111,000)
                                                                                      ------------      ------------    ------------
           Net cash provided by operating activities                                     5,668,000        2,208,000        6,856,000
                                                                                      ------------      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Loan originations                                                                   (85,651,000)     (74,568,000)     (57,648,000)
  Principal repayments on loans                                                         59,369,000       51,733,000       40,479,000
  Proceeds from call, maturity, or sale of securities available for sale                 3,535,000        6,047,000       26,741,000
  Purchase of investment securities available for sale                                 (3,502,000)      (4,996,000)     (26,741,000)
  Purchase of mortgage-backed securities available for sale                            (1,100,000)      (2,002,000)                -
  Principal repayments on mortgage-backed securities held to maturity                    5,104,000        5,656,000        4,818,000
  Principal repayments on mortgage-backed securities available for sale                     80,000                -                -
  Purchase of mortgage-backed securities held to maturity                              (3,035,000)      (2,017,000)     (19,544,000)
  Purchase of investment securities held to maturity                                             -      (4,006,000)     (25,651,000)
  Proceeds from call or maturity of investment securities held to maturity               9,265,000        6,271,000                -
  Purchase of premises and equipment                                                     (699,000)        (749,000)      (3,152,000)
  Purchase of deposit relationships                                                              -                -      (3,269,000)
  Purchase of Federal Home Loan Bank stock                                                       -        (240,000)                -
  Purchase of mortgage servicing rights                                                          -                -        (252,000)
  Proceeds from sale of real estate                                                        140,000          225,000                -
                                                                                      ------------      ------------    ------------
           Net cash used in investing activities                                      (16,494,000)     (18,646,000)     (64,219,000)
                                                                                      ------------      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposit accounts                                                      11,257,000       12,710,000       38,971,000
  Dividends paid                                                                         (200,000)        (164,000)        (373,000)
  Proceeds from Federal Home Loan Bank advances                                         68,880,000       40,050,000       31,050,000
  Repayment of Federal Home Loan Bank advances                                        (67,750,000)     (37,000,000)     (13,050,000)
  Net increase (decrease) in advance payments by borrowers                                  72,000            2,000         (48,000)
  Repayment of other borrowed funds                                                       (79,000)         (79,000)         (79,000)
  Proceeds from exercise of stock options                                                   12,000            5,000           28,000
                                                                                      ------------      ------------    ------------
           Net cash provided by financing activities                                    12,192,000       15,524,000       56,499,000
                                                                                      ------------      ------------    ------------

NET DECREASE IN CASH                                                                   $ 1,366,000     $  (914,000)     $  (864,000)

                                                                                                                         (continued)

                                      F-4

RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE YEARS ENDED MARCH 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         1997             1996             1995

NET DECREASE IN CASH                                                                $ 1,366,000       $  (914,000)    $  (864,000)

CASH, BEGINNING OF YEAR
5,585,000         6,499,000       7,363,000
                                                                                    -----------       -----------     -----------
CASH, END OF YEAR                                                                   $ 6,951,000       $ 5,585,000     $ 6,499,000
                                                                                    ===========       ===========     ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for:
    Interest                                                                        $ 8,921,000       $ 8,405,000     $ 5,895,000
    Income taxes                                                                        951,000           870,000       1,175,000

NONCASH INVESTING ACTIVITIES:
  Transfer of loans to real estate owned                                            $   269,000       $         -     $         -
  Loans arising from sale of real estate owned and land held
    for investment                                                                            -           225,000               -
  Real estate transferred to land held for sale                                               -                 -         471,000
  Compensation expense recognized for shares released for
    allocation to participants of the ESOP                                              172,000           148,000         111,000
  December 29, 1995  transfer of  securities  from held to maturity to available
    for sale at estimated fair value                                                          -         5,061,000               -
  Fair value adjustment to securities available for sale                                (65,000)          (62,000)              -
  Income tax effect related to fair value adjustment                                     21,000            22,000               -

See notes to consolidated financial statements.                                                                          (Concluded)

RIVERVIEW SAVINGS BANK, FSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE YEARS ENDED MARCH 31, 1997
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Riverview Savings Bank, FSB and its wholly-owned subsidiary, Riverview Services, Inc. (collectively, the "Bank"). All significant intercompany transactions and balances have been eliminated in consolidation.

      Certain prior year amounts have been reclassified to conform to the current year presentation.

      NATURE OF OPERATIONS - The Bank is a nine branch community-oriented financial institution operating in rural and suburban communities in southwest Washington state. The Bank is engaged primarily in the business of attracting deposits from the general public and using such funds, together with other borrowings, to invest in various consumer-based real estate loans, investment securities, and mortgage-backed securities.

      USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of related revenue and expense during the reporting period. Actual results could differ from those estimates.

      STOCK OFFERING AND REORGANIZATION - On October 22, 1993, an initial public stock offering of 690,000 shares of common stock was completed by Riverview Savings Bank, FSB, a federally-chartered capital stock savings bank. The Bank was formed from the reorganization of the former Riverview Savings Bank, a mutual savings bank, into a mutual holding company known as Riverview M.H.C. (the "MHC"). An additional 1,007,400 shares of common stock were issued to the MHC in exchange for substantially all of the assets and all of the liabilities of the former mutual savings bank. Upon completion of these transactions, the MHC owned 58.4% of the Bank's outstanding common stock (see also Note 16).


      INTEREST INCOME - Interest on loans is credited to income as earned, unless the collectibility of the interest is in doubt, at which time the accrual of interest ceases and a reserve for any nonrecoverable accrued interest is established and charged against operations and the loan is placed on nonaccrual status. If ultimate collection of principal is in doubt, all cash receipts on nonaccrual loans are applied to reduce the principal balance.


      Premiums or discounts on loans purchased and sold are amortized or accreted using the level yield method over a period approximating the average life of the loans.


      LOAN FEES - Loan fee income, net of the direct origination costs, is deferred and accreted to interest income by the level yield method over the contractual life of the loan.

      SECURITIES - The Bank has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. SFAS 115 requires the classification of securities at acquisition into one of three categories: held to maturity, available for sale, or trading.

      In accordance with SFAS No. 115, investment securities are classified as held to maturity where the Bank has the ability and positive intent to hold them to maturity. Investment securities held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts to maturity. Unrealized losses on securities held to maturity due to fluctuations in fair value are recognized when it is determined that an other than temporary decline in value has occurred. Investment securities bought and held principally for the purpose of sale in the near term are classified as trading securities. Investment securities not classified as trading securities, or as held to maturity securities, are classified as securities available for sale. For purposes of computing gains and losses, cost of securities sold is determined using the specific identification method. Unrealized holding gains and losses on securities available for sale are excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized. At March 31, 1997 and 1996, the Bank had no trading securities.

      On December 29, 1995, the Company reclassified $4.8 million of investment securities held to maturity to investment securities available for sale at fair value of $5.1 million. These investment securities were subsequently sold for a gain of $216,000 before tax during the fiscal year 1996. The reclassification was in accordance with the FASB issuing a special report, A GUIDE TO IMPLEMENTATION OF STATEMENT 115 ON ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, that permitted this one-time reassessment without tainting the remaining securities held to maturity.

      TRADING ACCOUNT SECURITIES ACTIVITY - Under the terms of the Bank's investment policy, the Bank is authorized to purchase and sell U.S.
      Treasury and government agency securities with maturity dates not to exceed ten years. The policy limits such investments to 5% of total Bank assets. Securities in the Bank's trading portfolio are carried at fair value. There was no trading activity during the year ended March 31, 1997. During the years ended March 31, 1996 and 1995, the Bank purchased and sold $2.0 million and $21.9 million, respectively, of U.S. Treasury and government agency securities and realized gross trading gains of $1,000 and $42,000 and gross trading losses of $6,000 and $16,000, respectively.

      REAL ESTATE OWNED ("REO") - REO consists of properties acquired through foreclosure. Specific charge-offs are taken based upon detailed analysis of the fair value of collateral underlying loans on which the Bank is in the process of foreclosing. Such collateral is transferred into REO at the lower of recorded cost or fair value less estimated costs of disposal. Subsequently, properties are evaluated and any additional declines in value are provided for in the REO reserve for losses. The amounts the Bank will ultimately recover from REO may differ from the amounts used in arriving at the net carrying value of these assets because of future market factors beyond the Bank's control or because of changes in the Bank's strategy for the sale of the property. At March 31, 1996, there was no REO.

      ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is maintained at a level sufficient to provide for estimated loan losses based on evaluating known and inherent risks in the loan portfolio. The allowance is provided based upon management's continuing analysis of the pertinent factors underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, and detailed analysis of individual loans for which full collectibility may not be assured. The detailed analysis includes techniques to estimate the fair value of loan collateral and the existence of potential alternative sources of repayment. The appropriate allowance level is estimated based upon factors and trends identified by management at the time the consolidated financial statements are prepared.

      In accordance with SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT
      OF A LOAN, and SFAS No. 118, an amendment of SFAS No. 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all amounts (principal and interest) due according to the contractual terms of the loan agreement. Large groups of smaller balance homogenous loans such as consumer secured loans, residential mortgage loans, and consumer unsecured loans are collectively evaluated for potential loss. When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except when, as a practical expedient, the current fair value of the collateral, reduced by costs to sell, is used. When the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs, and unamortized premium or discount), an impairment is recognized by creating or adjusting an allocation of the allowance for credit losses. Uncollected accrued interest is reversed against interest income. If ultimate collection of principal is in doubt, all cash receipts on impaired loans are aplied to reduce the principal balance. The Bank adopted SFAS No. 114 and No. 118 as of April 1, 1995.


      PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. Depreciation is generally computed on the straight-line method over the estimated useful lives as follows:

             Buildings and improvements                   3 to 60 years
             Furniture and equipment                      3 to 20 years

      ASSET IMPAIRMENT - Effective April 1, 1996, the Company adopted SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 121 had no material impact on the financial statements.

      LOANS HELD FOR SALE - Under the terms of the Bank's investment policy, the Bank is authorized to sell certain loans when such sales result in higher net yields. Accordingly, such loans are classified as held for sale in the accompanying consolidated financial statements and are carried at the lower of aggregate cost or net realizable value.

      MORTGAGE SERVICING - Fees earned for servicing loans for the FHLMC are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

      Effective January 1, 1997, the Bank records its mortgage servicing rights at fair values in accordance with SFAS No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES, which amended SFAS Nos. 65 and 122. SFAS No. 125 requires the bank to allocate the total cost of all mortgage loans, whether originated or purchased, to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. The Bank is amortizing the mortgage servicing assets over the period of estimated net servicing income.

      CORE DEPOSIT INTANGIBLE - On May 13, 1994, the Bank assumed $42 million of deposits from the Resolution Trust Corporation for a deposit premium of $3.2 million. In conjunction with the assumption of these deposits, the Bank also acquired two branch facilities located in Vancouver and Longview, Washington for $688,200. The deposit premium is reflected on the consolidated statements of financial condition as core deposit intangible and is being amortized to noninterest expense on a straight-line basis over ten years.

      INCOME TAXES - The Bank accounts for income taxes in accordance with the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires the use of the asset and liability method of accounting for income taxes and eliminates, on a prospective basis, the exemption from deferred income taxes of thrift bad debt reserves. These thrift bad debt reserves are included in taxable income of later years only if the allowance for losses is used subsequently for purposes other than to absorb bad debt losses. Because the Bank does not intend to use the allowance for purposes other than to absorb loan losses, no deferred taxes have been provided for the thrift bad debt reserves. Bad debt deductions on which federal income taxes have not been provided approximate $1,100,000 at March 31, 1997. The Bank files a consolidated federal income tax return.

      LAND HELD FOR DEVELOPMENT - Land held for development, which is carried at the lower of cost or net realizable value, consists of a parcel of land which the Bank intends to develop either for Bank operation or for ultimate sale.

      EMPLOYEE STOCK OWNERSHIP PLAN - The Bank sponsors a leveraged Employee Stock Ownership Plan ("ESOP"). The ESOP is accounted for in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position 93-6, EMPLOYER'S ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLAN. Accordingly, the debt of the ESOP is recorded as other borrowed funds of the Bank and the shares pledged as collateral are reported as unearned shares issued to the employee stock ownership trust in the statement of financial condition. As shares are released from collateral, compensation expense is recorded equal to the then current market price of the shares, and the shares become outstanding for earnings-per-share calculations. Stock and cash dividends on allocated shares are recorded as a reduction of retained earnings and paid directly to plan participants or distributed directly to participants' accounts. Cash dividends on unallocated shares are recorded as a reduction of debt and accrued interest. Stock dividends on unallocated shares are recorded as an increase to the unearned shares issued to the employee stock ownership trust contra-equity account and distributed to participants over the remaining debt service period.

      EARNINGS PER SHARE - The weighted average number of shares of common stock outstanding for all periods presented have been retroactively restated for a 10% stock dividend declared on March 19, 1997 and payable on April 11, 1997. ESOP shares are not considered outstanding for earnings per share purposes until they are allocated. Allocated ESOP shares for the year ended March 31, 1997 were considered outstanding for three months. Shares granted but not yet issued under the Bank's stock option plans are considered common stock equivalents for earnings per share calculations; however, these options had less than a 3% dilutive effect and, therefore, are not reflected in the per share data.

      SFAS No. 128, EARNINGS PER SHARE, issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement is effective for the Bank's financial statements beginning with the quarter ending December 31, 1997. This statement requires restatement of all prior period EPS data presented. The impact of the adoption of this statement is not expected to be material to the Bank.

      STATEMENT OF CASH FLOWS - Cash includes amounts on hand, due from banks, and interest-earning deposits in other banks with maturities of 90 days or less.

      STOCK-BASED COMPENSATION - The Company accounts for stock compensation using the intrinsic value method as prescribed in Accounting Principles Board APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Under the intrinsic value based method, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Stock options granted have no intrinsic value at the grant date and, under APB No. 25, there is no compensation cost to be recognized.

      Effective April 1, 1996, the Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which encourages, but does not require, companies to record compensation costs for stock-based employee compensation plans at fair value. The fair value approach measures compensation costs based on factors such as the term of the option, the market price at grant date, and the option exercise price, with expense recognized over the vesting period. See Note 11 for pro forma effect on net income and earnings per share as if the fair value method encouraged by SFAS No. 123 was used.

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - During 1997, the Financial Accounting Standards Board issued SFAS No. 129, DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE.

      SFAS No. 129 establishes standards for disclosing information about an entity's capital structure. It applies to all entities. This Statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, OMNIBUS OPINION - 1966, and No. 15, EARNINGS PER SHARE, and FASB Statement No. 47, DISCLOSURE OF LONG-TERM OBLIGATIONS, for entities that were subject to the requirements of those standards. This Statement is effective for financial statements beginning with the quarter ending December 31, 1997. It contains no change in disclosure requirements for entities that were previously subject to the requirements of Opinions 10 and 15 and Statement 47. The adoption of the provisions of SFAS No. 129 is not expected to have a significant impact on the financial statements of the Bank.

2.    INTEREST RATE RISK MANAGEMENT

      The Bank is engaged principally in gathering deposits and providing first mortgage loans to individuals and commercial enterprises. At March 31, 1997 and 1996, the asset portfolio consisted of fixed and variable rate interest-earning assets. Those assets were funded primarily with short-term deposits that have market interest rates that vary over time. The shorter maturity of the interest-sensitive liabilities indicates that the Bank could be exposed to interest rate risk because, generally in an increasing rate environment, interest-bearing liabilities will be repricing faster at higher interest rates than interest-earning assets, thereby reducing net interest income, as well as the market value of long-term assets. Management is aware of this interest rate risk and in its opinion actively monitors such risk and manages it to the extent practicable.

3.    INVESTMENT SECURITIES

      The amortized cost and approximate fair value of investment securities held to maturity consisted of the following:



                                               GROSS         GROSS        ESTIMATED
                               AMORTIZED     UNREALIZED   UNREALIZED        FAIR
MARCH 31, 1997                   COST          GAINS        LOSSES          VALUE

Agency securities           $ 12,467,000     $ 60,000     $ (79,000)   $ 12,448,000
U.S. Treasury securities       7,989,000       12,000       (11,000)      7,990,000
                            ------------     --------     ----------   ------------

                           $ 20,456,000     $ 72,000     $ (90,000)   $ 20,438,000
                            ============     ========     ==========   ============

                                      F-10


                                               GROSS         GROSS        ESTIMATED
                               AMORTIZED     UNREALIZED   UNREALIZED        FAIR
MARCH 31, 1996                   COST          GAINS        LOSSES          VALUE

Agency securities           $ 17,742,000    $ 225,000     $ (70,000)    $ 17,897,000
U.S. Treasury securities      11,987,000       91,000       (19,000)     12,059,000
                            ------------     --------     ----------   ------------

                            $ 29,729,000    $ 316,000     $ (89,000)   $ 29,956,000
                            ============     ========     ==========   ============

      The contractual maturities of securities held to maturity are as follows:

                                                       MARCH 31, 1997
                                           ---------------------------------
                                             AMORTIZED          ESTIMATED
                                               COST             FAIR VALUE

Due in one year or less                      $  8,988,000      $  8,995,000
Due after one year through five years          10,468,000        10,476,000
Due after five years through ten years          1,000,000           967,000
                                            --------------     ------------
                                             $ 20,456,000      $ 20,438,000
                                            ==============     ============

      There were no sales of securities held to maturity during the years ended March 31, 1997 and 1996.

      The amortized cost and approximate fair value of investment securities available for sale consisted of the following:

                                           GROSS        GROSS        ESTIMATED
                           AMORTIZED     UNREALIZED   UNREALIZED        FAIR
MARCH 31, 1997               COST          GAINS        LOSSES          VALUE

Agency securities         $ 1,000,000     $      -     $ (25,000)    $   975,000
U.S. Treasury securities    2,993,000     $      -     $ (69,000)    $ 2,924,000
                          -----------    ----------   -----------    -----------

                          $ 3,993,000     $      -     $ (94,000)    $ 3,899,000
                          ===========    ==========   ===========    ===========

MARCH 31, 1996

Agency securities         $ 3,002,000     $      -     $ (62,000)    $ 2,940,000
U.S. Treasury securities      992,000     $      -     $        -    $   992,000
                          -----------    ----------   -----------    -----------

                          $ 3,994,000     $      -     $ (62,000)    $ 3,932,000
                          ===========    ==========   ===========    ===========

      The contractual maturities of securities available for sale are as follows:

                                                MARCH 31, 1997
                                        --------------------------------
                                          AMORTIZED         ESTIMATED
                                            COST           FAIR VALUE

Due after one year through five years    $  1,995,000      $  1,961,000
Due after five years through ten years      1,998,000         1,938,000
                                        --------------- ---------------

                                         $  3,993,000      $  3,899,000
                                         ============== == ============

      Securities with a book value of $1,000,000 and a fair value of $967,000 and $1,016,000 at March 31, 1997 and 1996, respectively, were pledged as collateral for public funds held by the Bank.

4.    MORTGAGE-BACKED SECURITIES

      Mortgage-backed securities held to maturity consisted of the following:

                                                            GROSS         GROSS        ESTIMATED
                                            AMORTIZED     UNREALIZED   UNREALIZED        FAIR
MARCH 31, 1997                                COST          GAINS        LOSSES          VALUE

Real estate mortgage investment conduits   $  6,641,000    $ 139,000   $   (4,000)    $  6,776,000
FHLMC mortgage-backed securities              6,800,000       89,000      (94,000)       6,795,000
FNMA mortgage-backed securities              12,961,000      125,000     (169,000)      12,917,000
                                           ------------    ---------   -----------    ------------

                                           $ 26,402,000    $ 353,000   $ (267,000)    $ 26,488,000
                                           ============    =========   ===========    ============
MARCH 31, 1996

Real estate mortgage investment conduits   $  5,108,000    $ 255,000   $         -    $  5,363,000
FHLMC mortgage-backed securities              9,030,000       82,000      (40,000)       9,072,000
FNMA mortgage-backed securities              14,237,000      108,000      (64,000)      14,281,000
                                           ------------    ---------   -----------    ------------

                                           $ 28,375,000    $ 445,000   $ (104,000)    $ 28,716,000
                                           ============    =========   ===========    ============


      The real estate mortgage investment conduits consist of FHLMC and FNMA securities.


      The contractual maturities of mortgage-backed securities held to maturity are as follows:

                                                   MARCH 31, 1997
                                           --------------------------------
                                            AMORTIZED          ESTIMATED
                                              COST             FAIR VALUE

Due after one year through five years       $    490,000      $     478,000
Due after five years through ten years        10,815,000         10,638,000
Due after ten years                           15,097,000         15,372,000
                                           -------------      -------------

                                           $  26,402,000      $  26,488,000
                                           =============      =============

      There were no sales of mortgage-backed securities held to maturity during the years ended March 31, 1997 and 1996.

      Mortgage-backed securities available for sale consisted of the following:

                                                                      GROSS        GROSS       ESTIMATED
                                                      AMORTIZED     UNREALIZED   UNREALIZED       FAIR
MARCH 31, 1997                                           COST         GAINS        LOSSES        VALUE

Real estate mortgage investment conduits             $ 1,922,000    $       -    $ (19,000)    $ 1,903,000
FHLMC mortgage-backed securities
                                                       1,100,000            -      (13,000)      1,087,000
                                                     -----------    ---------    ----------    -----------
                                                     $ 3,022,000    $       -    $ (32,000)    $ 2,990,000
                                                     ===========    =========    ==========    ===========
MARCH 31, 1996

Real estate mortgage investment conduits             $ 2,002,000    $   2,000    $        -    $ 2,004,000
                                                     ===========    =========    ==========    ===========



      The real estate mortgage investment conduits consist of FHLMC and FNMA securities.



      Expected maturities of mortgage-backed securities held to maturity will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

      The contractual maturities of mortgage-backed securities available for sale are as follows:

                                                   MARCH 31, 1997
                                           --------------------------------
                                             AMORTIZED         ESTIMATED
                                               COST           FAIR VALUE

Due after five years through ten years      $  2,019,000      $  1,999,000
Due after ten years                            1,003,000           991,000
                                           -------------      ------------

                                            $  3,022,000      $  2,990,000
                                           =============      ============

      Mortgage-backed securities held to maturity with a book value of $82,000 and $85,000 and a fair value of $82,000 and $84,000 at March 31, 1997 and 1996, respectively, were pledged as collateral for public funds held by the Bank.

      The Bank, as a member of the Federal Home Loan Bank System, is required to maintain cash and certain marketable securities in an amount equal to 5% of its deposits. The Bank met this requirement as of March 31, 1997 and 1996.

5.    LOANS RECEIVABLE

      Loans receivable consisted of the following:

                                                       MARCH 31,
                                       ---------------------------------------
                                                1997                 1996
Residential:
  One to four family                      $   94,456,000       $   86,199,000
  Multi-family                                 5,439,000            2,958,000
Construction:
  One to four family                          32,529,000           22,596,000
  Multi-family                                   547,000              361,000
  Commercial real estate                         634,000              500,000
Commercial                                       794,000              969,000
Consumer:
  Secured                                     12,797,000            8,545,000
  Unsecured                                    1,496,000            1,254,000
Land                                           7,900,000            7,546,000
Non-residential                                8,997,000            6,518,000
                                          --------------       --------------
                                             165,589,000          137,446,000
Less:
  Undisbursed portion of loans                11,087,000            8,876,000
  Deferred loan fees                           1,967,000            1,678,000
  Allowance for possible loan losses             831,000              653,000

  Unearned discounts                              10,000               11,000
                                          --------------       --------------
           Loans receivable, net          $  151,694,000       $  126,228,000
                                          ==============       ==============

      Loans, by maturity or repricing date, were as follows:

                                             MARCH 31,
                                   ------------------------------------
                                           1997                1996
Adjustable rate loans:
  Within one year                   $   73,628,000      $   56,942,000
  After one but within five years        1,884,000           6,864,000
  After five but within ten years          281,000                   -
  After ten years                        2,381,000                   -
                                    --------------       --------------

                                        78,174,000          63,806,000
                                    --------------       --------------


Fixed rate loans:
  Within one year                       11,203,000           3,443,000
  After one but within five years       18,086,000           6,278,000
  After five but within ten years       16,555,000           6,720,000
  After ten years                       41,571,000          57,199,000
                                    --------------      --------------
                                        87,415,000          73,640,000
                                    --------------      --------------

                                    $  165,589,000      $  137,446,000
                                    ================    ==============

      Loans receivable with adjustable rates primarily reprice based on the one year treasury index. The remaining adjustable rate loans adjust based on the Federal Home Loan Bank ("FHLB") cost of funds index. Adjustable rate loans may reprice a maximum of 2% per year and up to 6% over the life of the loan.

      At March 31, 1997, 99% of the loans in the portfolio were secured by properties located in Washington and Oregon.


      The Bank services loans for others totaling $98,751,000 and $106,167,000, and $112,663,000 as of March 31, 1997 and 1996, and 1995, respectively. These loan balances are not included in the consolidated statements of financial condition as they are not assets of the Bank.

      At March 31, 1997, the Bank had commitments to originate fixed rate mortgage loans of $524,000 at interest rates ranging from 7.875% to 10.00%. At March 31, 1997, adjustable rate mortgage loan commitments were $1,536,000 at interest rates ranging from 6.50% to 10.50%. The Bank has the same credit policies in making commitments as it does for on-balance sheet loans. Collateral is not required to support commitments.


      Consumer loan commitments totaled $4,428,000 at March 31, 1997.

      Aggregate loans to officers and directors, all of which are current, consist of the following:

                                       YEAR ENDED MARCH 31,
                        ------------------------------------------------------
                            1997               1996               1995

Beginning balance        $  1,000,000      $   1,107,000      $     764,000
Originations                  155,000            243,000            540,000

Principal repayments         (141,000)          (350,000)          (197,000)
                         -------------     --------------    ---------------
           Total         $  1,014,000      $   1,000,000      $   1,107,000
                         =============     ==============    ===============

6.    ALLOWANCE FOR LOSSES ON LOANS RECEIVABLE

      Valuation allowances for loans receivable were as follows:

                            1997            1996            1995

BEGINNING BALANCE       $  653,000      $  657,000      $  647,000

Provision for losses       180,000               -               -
Write-offs                 (11,000)        (23,000)        (19,000)
Recoveries                   9,000          19,000          29,000
                        -----------     -----------     -----------

ENDING BALANCE          $  831,000      $  653,000      $  657,000
                        ===========     ===========     ===========

      At March 31, 1997 and 1996, the Bank's recorded investment in loans for which an impairment has been recognized under the guidance of SFAS No. 114 and SFAS No. 118 was $87,000 and $548,000. The allowance for loan losses in excess of specific reserves is available to absorb losses from all loans, although allocations have been made for certain loans and loan categories as part of management's analysis of the allowance. The average investment in impaired loans was approximately $326,000 and $219,000 during the years ended March 31, 1997 and 1996.

7.    PREMISES AND EQUIPMENT

      Premises and equipment consisted of the following:

                                           MARCH 31,
                               ------------------------------------
                                    1997               1996

Land                            $   1,399,000      $   1,399,000
Buildings and improvements          3,679,000          3,552,000
Furniture and equipment             2,424,000          2,056,000
                               ---------------- ----------------

           Subtotal                 7,502,000          7,007,000
Less accumulated depreciation      (2,870,000)        (2,608,000)
                               ---------------- -----------------

           Total                $   4,632,000      $   4,399,000
                                ===============    =============

      Rent expense was $8,000, $12,000, and $35,000 for the years ended March 31, 1997, 1996, and 1995, respectively.

8.    DEPOSIT ACCOUNTS

      Deposit accounts consisted of the following:

                                AVERAGE                            AVERAGE
                                INTEREST         MARCH 31,         INTEREST         MARCH 31,
        ACCOUNT TYPE              RATE             1997              RATE             1996

NOW Accounts:
  Noninterest-bearing            0.00 %       $    7,085,00          0.00 %     $   5,347,000
  Regular                        1.50            18,474,000          1.50          17,005,000
  Maxi                           1.75             1,606,000          1.75           1,624,000
Insured money market             3.75            17,553,000          3.75          16,147,000
Savings accounts                 2.75            21,234,000          2.75          21,775,000
Certificate accounts             5.62           103,464,000          5.72          96,261,000
                                              -------------                     -------------
           Total                              $ 169,416,000                     $ 158,159,000
                                              =============                     =============
Weighted average interest rate                     4.35 %                           4.42 %
                                                   ======                           ======

      Certificate accounts as of March 31, 1997, mature as follows:

                                                     AMOUNT

Less than one year                               $  79,709,000
One year to two years                               14,778,000
Two years to three years                             3,438,000
Three years to four years                            3,110,000
Four years to five years                             1,782,000
After five years                                       647,000
                                                --------------
           Total                                 $ 103,464,000
                                                ==============


      Deposit accounts in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation.


      Interest expense by deposit type was as follows:

                                                YEAR ENDED MARCH 31,
                              --------------------------------------------------
                                   1997              1996              1995
NOW Accounts:
  Regular                      $     234,000     $     247,000     $     264,000
  Maxi                                29,000            37,000            43,000
Insured money market accounts        588,000           562,000           288,000
Savings accounts                     588,000           617,000           919,000
Certificate accounts               5,595,000         5,120,000         3,607,000
                              --------------     -------------     -------------

           Total              $    7,034,000      $  6,583,000      $  5,121,000
                              ==============     =============     =============

9.    FEDERAL HOME LOAN BANK ADVANCES

      At March 31, 1997, advances from the FHLB totaled $27,180,000, of which $22,550,000 had fixed interest rates ranging from 5.54% to 8.15% with a weighted average interest rate of 6.452%. The remaining $4,630,000 adjustable rate advance had an interest rate of 6.70%, which is the "Cash Management Advance Rate" quoted by the FHLB from time to time, each change in interest rate to take effect simultaneously with the corresponding change in the Cash Management Rate.

      At March 31, 1997, the Bank had additional borrowing commitments available of $51,355,000 from the FHLB.

      FHLB advances are collateralized as provided for in the Advance, Pledge and Security Agreements with the FHLB by certain investment and mortgage-backed securities, stock owned by the Bank, deposits with the FHLB, and certain mortgages on deeds of trust securing such properties as provided in the agreements with the FHLB.

      Payments required to service the Bank's FHLB advances during the next five years ended March 31 are as follows: 1998 - $12,630,000; 1999 - $7,000,000; 2000 - $7,000,000; 2001 - $550,000; and 2002 - zero.

10.   FEDERAL INCOME TAXES

      Income tax expense attributable to operations for the three years ended March 31 consisted of the following:

                                           1997            1996           1995

Current                              $  1,035,000   $     882,000   $  1,168,000
Deferred                                        -         493,000         52,000
                                     ------------   -------------   ------------
           Total                     $  1,035,000   $   1,375,000   $  1,220,000
                                     ============   =============   ============

      A reconciliation between the statutory federal income taxes computed at the statutory rate and the effective tax rate for the year ended March 31 is as follows:



                                          1997            1996           1995

Federal statutory rate                   34.0 %          34.0 %          34.0 %
ESOP market value adjustment              0.7             0.5             0.3
Other, net                               (0.7)             --            (1.0)
                                     ------------   -------------   ------------
           Total                         34.0 %          34.5 %          33.3 %
                                     ============   =============   ============


      Taxes related to gains on sales of securities were $13,000, $72,000, and $9,000 for the years ended March 31, 1997, 1996, and 1995, respectively.

      The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at March 31, 1997 and 1996 are as follows:

                                                        1997              1996
Deferred tax assets:
  Deferred compensation                             $  225,000      $   186,000
  Loan loss reserve                                    195,000          153,000
  Core deposit intangible                              106,000           69,000
  Accrued expenses                                      72,000           36,000
  Accumulated depreciation                              56,000           24,000
  Deferred loan fees                                    16,000           70,000
  Unrealized loss on securities available for sale      43,000           20,000
                                                    ----------      -----------
           Total deferred tax asset                    713,000          558,000
                                                    ----------      -----------
Deferred tax liabilities:

  FHLB stock dividend                                 (350,000)        (306,000)
  Tax qualified loan loss reserve                     (282,000)        (282,000)
  Other                                               (224,000)        (113,000)
                                                    -----------      -----------
           Total deferred tax liability               (856,000)        (701,000)
                                                    -----------      -----------
Deferred tax liability, net                         $ (143,000)      $ (143,000)
                                                    ===========      ===========

      For the fiscal year ended March 31, 1996 and years prior, the Company determined bad debt expense to be deducted from taxable income based on 8% of taxable income before such deduction as provided by a provision in the Internal Revenue Code ("IRC"). In August 1996, the provision in the IRC allowing the 8% of taxable income deduction was repealed. Accordingly, the Company is required to use the write-off method to record bad debt in the current period and must recapture the excess reserve accumulated from April 1, 1987 to March 31, 1996 from use of the 8% method ratably over a six-taxable year period. The income tax provision from 1987 to 1996 included an amount of $282,000 for the tax effect on such excess reserves. The IRC regulation allows the Bank the opportunity to defer the recapture of the excess reserve for a period of up to two years if the Bank meets a residential loan requirement. The Bank met the requirement to delay recapture for the current taxable year.

      No valuation allowance for deferred tax assets was deemed necessary at March 31, 1997 or 1996, based on the Bank's anticipated future ability to generate taxable income from operations.

11.   EMPLOYEE BENEFITS PLANS

      RETIREMENT PLAN - The Riverview Retirement and Savings Plan (the "Plan") is a defined contribution profit-sharing plan incorporating the provisions of Section 401(k) of the Internal Revenue Code. The retirement plan covers all employees with at least one year of service who are over the age of
      21. The Bank matches 50% of the employee's elective contribution up to 3% of the employee's compensation. Bank expenses related to this plan for the years ended March 31, 1997, 1996, and 1995 were $52,000, $66,000, and
      $49,000, respectively.

      DIRECTOR DEFERRED COMPENSATION PLAN - Directors may elect to defer their monthly directors' fees until retirement with no income tax payable by the director until retirement benefits are received. This alternative is made available to them through a nonqualified deferred compensation plan. The Bank accrues annual interest on assets under the plan based upon a formula relating to gross revenues, which amounted to 7.90%, 7.65%, and 7.32% for the years ended March 31, 1997, 1996, and 1995, respectively. The estimated liability under the plan is accrued as earned by the participant. At March 31, 1997 and 1996, the Bank's aggregate liability under the plan was $663,000 and $546,000, respectively.

      BONUS PROGRAMS - The Bank maintains a bonus program for senior management. The senior management bonus represents approximately 5% of fiscal year profits, assuming profit goals are attained, and is divided among senior management members in proportion to their salaries. Under these programs, the Bank paid $140,000, $87,000, and $181,000 in bonuses during the years ended March 31, 1997, 1996, and 1995, respectively. Accrued bonuses were $201,000 and $140,000 at March 31, 1997 and 1996.

      STOCK OPTION PLANS - The Board of Directors approved a Stock Option and Incentive Plan for officers, directors, and key employees ("Stock Plan"), which authorizes the grant of stock options. The maximum number of shares of common stock of the Bank which may be issued under the Stock Plan is 96,431 shares. All options granted under the Stock Plan are immediately exercisable and expire October 22, 2003.

      Stock option activity, which includes the impact of stock dividends, is summarized in the following table:

                                                                  WEIGHTED
                                                                  AVERAGE
                                                NUMBER OF       OPTION PRICE
                                                 SHARES          PER SHARE

OUTSTANDING AND EXERCISABLE APRIL 1, 1995         74,301         $   7.20

  Grants                                           6,050            11.36
  Options exercised                                 (605)            7.16
                                                 --------        --------

OUTSTANDING AND EXERCISABLE MARCH 31, 1996        79,746             7.51

  Grants                                           5,500            15.27
  Options exercised                               (1,650)            7.16
                                                 --------        --------

OUTSTANDING AND EXERCISABLE MARCH 31, 1997        83,596         $   8.03
                                                 ========        ========

      Additional information regarding options outstanding as of March 31, 1997 is as follows:

                              OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                ----------------------------------------  --------------------------
                                WEIGHTED AVG.   WEIGHTED                    WEIGHTED
                                  REMAINING      AVERAGE                    AVERAGE
   EXERCISE        NUMBER        CONTRACTUAL    EXERCISE     NUMBER         EXERCISE
    PRICES      OUTSTANDING      LIFE (YRS)       PRICE    EXERCISABLE       PRICE

$7.16 to 11.36    78,096           6.58         $  7.52       78,096        $  7.52
14.77 to 16.03     5,500           6.58           15.27        5,500          15.27

      ADDITIONAL STOCK PLAN INFORMATION - As discussed in Note 1, the Bank continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

      SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the disclosure of pro forma net income and earnings per share had the Bank adopted the fair value method as of the beginning of fiscal 1996. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such
      models were developed   to  estimate  the  fair  value  of  freely
      tradable, fully transferable options without vesting restrictions, which significantly differ from the Bank's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Bank's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions:

                 RISK FREE
                  INTEREST     EXPECTED     EXPECTED    EXPECTED
                    RATE         LIFE      VOLATILITY  DIVIDENDS

Fiscal 1997        6.85 %      6.58 yrs      25.03 %     2.46 %
Fiscal 1996        6.33 %      7.58 yrs      28.78 %     3.16 %

      The Bank's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. The weighted average fair value of 1997 and 1996 awards was $5.20 and $4.24, respectively. If the accounting provisions of the new pronouncement had been adopted as of the beginning of fiscal 1996, the effect on 1997 and 1996 net income and earnings per share in both years would not have been material.

12.   EMPLOYEE STOCK OWNERSHIP PLAN

      The Bank sponsors a leveraged ESOP that covers all employees with at least one year of service who are over the age of 21. The Bank makes annual contributions to the ESOP equal to the ESOP's debt service. All unreleased ESOP shares are pledged as collateral for this debt. Shares are released for allocation and allocated to participant accounts on the same date annual debt payments are due, which is at December 31 of each year until 1999. Dividends on allocated ESOP shares may either be paid directly to Plan participants or retained in the participant's accounts. Cash dividends on unallocated shares are recorded as a reduction to ESOP debt and accrued interest. ESOP compensation expense included in salaries and benefits was $173,000, $148,000, and $111,000 for the years ended March 31, 1997, 1996, and 1995, respectively.

      ESOP share activity is summarized in the following table:

                                UNRELEASED       ALLOCATED
                                   ESOP          AND RELEASED
                                  SHARES           SHARES           TOTAL

BALANCE, APRIL 1, 1995            45,540           18,216           63,756

December 31, 1995                 (9,108)           9,108                -
Adjusted for stock dividend        3,644            2,732            6,376
                                 --------          ------           ------
BALANCE, MARCH 31, 1996           40,076           30,056           70,132

December 31, 1996                (10,019)          10,019                -
Adjusted for stock dividend        3,005            4,009            7,014
                                 --------          ------           ------

BALANCE, MARCH 31, 1997           33,062           44,084           77,146
                                 ========          ======           ======

      The fair value of unreleased shares was $661,000, $646,000, and $569,000 at March 31, 1997, 1996, and 1995, respectively.

      Other  borrowed  funds  consisted of a promissory  note to fund the Bank's
      ESOP. Interest is payable at the prime rate (8.25% at March 31, 1997), adjusted each December 31. Annual principal payments of $78,860 plus interest are due through December 31, 1999. All unreleased ESOP shares are pledged as collateral for this promissory note.

      The Employee Stock Ownership Trust Term Loan Agreement contains certain negative and affirmative covenants regarding eligible acquisitions and investments, restrictions on incurring debt and other liabilities, and standards of recordkeeping. The Bank was in compliance with all covenants as of March 31, 1997.

13.   SHAREHOLDERS' EQUITY AND REGULATORY CAPITAL REQUIREMENTS

      The Board of Directors authorized 1,000,000 shares of serial preferred stock as part of the stock offering and reorganization completed on October 22, 1993. No preferred shares were issued or outstanding at March 31, 1997 or 1996.

      Office of Thrift Supervision ("OTS") regulations permit the MHC to waive receipt of dividends from the Bank with prior OTS approval. Under the provisions of the notice of intent to waive dividends approved by the OTS, the cumulative amount of such waived dividends, beginning March 7, 1995, constitutes restricted retained earnings and is available for declaration as a dividend solely to the MHC. Such dividends must be considered as having been paid by the Bank in evaluating any proposed dividend under OTS capital distribution regulations. As of March 31, 1997, the cumulative amount of dividends waived by the MHC and restricted by the above provisions was $579,000.

      The Bank is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk, weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, of Tier 1 capital to total assets, and tangible capital to tangible assets (set forth in the table below). Management believes the Bank meets all capital adequacy requirements to which it is subject as of March 31, 1997.

      As of March 31, 1997, the most recent notification from the OTS categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

      The Bank's actual and required minimum capital amounts and ratios are presented in the following table:



                                                                                          CATEGORIZED AS "WELL
                                                                                           CAPITALIZED" UNDER
                                                                     FOR CAPITAL           PROMPT CORRECTIVE
                                            ACTUAL                ADEQUACY PURPOSES        ACTION PROVISION
                                     ------------------------- ------------------------ -----------------------
                                         AMOUNT        RATIO      AMOUNT         RATIO     AMOUNT        RATIO
AS OF MARCH 31, 1997
  Total Capital:
    (To Risk Weighted Assets)         $ 22,986,000    20.89 %  $ 8,804,000       8.0 %  $ 11,005,000    10.0 %
  Tier I Capital:
    (To Risk Weighted Assets)           22,777,000    20.70 %          N/A         N/A     6,603,000     6.0 %
  Tier 1 Capital:
    (To Total Assets)                   22,777,000    10.25 %    6,664,000       3.0 %    11,107,000     5.0 %
  Tangible Capital:
    (To Tangible Assets)                22,777,000    10.26 %    3,330,000       1.5 %           N/A       N/A

AS OF MARCH 31, 1996
  Total Capital:
    (To Risk Weighted Assets)           20,502,000    21.13 %    7,763,000       8.0 %     9,704,000    10.0 %
  Tier I Capital:
    (To Risk Weighted Assets)           20,470,000    21.09 %          N/A         N/A     5,823,000     6.0 %
  Tier 1 Capital:
    (To Total Assets)                   20,470,000     9.89 %    6,207,000       3.0 %    10,344,000     5.0 %
  Tangible Capital:
    (To Tangible Assets)                20,470,000     9.89 %    3,103,000       1.5 %           N/A       N/A



      The following table is a reconciliation of the Bank's capital,  calculated
      according  to  generally   accepted   accounting   principles  (GAAP),  to
      regulatory tangible and risk-based capital at March 31, 1997:

Equity                                        $  25,022,000
Unrealized securities loss, net                      84,000
Core deposit intangible asset                    (2,329,000)
                                             ---------------

           Tangible capital                      22,777,000
Land held for development                          (471,000)
General valuation allowance                         680,000
                                             ---------------

           Total capital                     $   22,986,000
                                             ===============

      On August 23, 1993, the OTS issued a regulation which would add an interest rate risk component to the risk capital standards (the "final IRR rule"). Institutions with a greater than normal interest rate risk exposure will be required to take a deduction from the total capital available to meet their risk based capital requirement. That deduction is equal to one-half of the difference between the Bank's actual measured exposure as defined by the regulation. Savings institutions, such as the Bank, with less than $300,000,000 in assets and risk-based capital in excess of 12% will not be subject to the final IRR rule.

      At periodic intervals, the OTS and the Federal Deposit Insurance Corporation ("FDIC") routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on their examinations, these regulators can direct that the Bank's financial statements be adjusted in accordance with their findings. A future examination by the OTS or the FDIC could include a review of certain transactions or other amounts reported in the Bank's 1997 financial statements. In view of the uncertain regulatory environment in which the Bank operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1997 financial statements cannot presently be determined.

      On September 30, 1996, the United States Congress passed and the President signed into law the omnibus appropriations package (C.R.), including the Bank Insurance Fund/Savings Association Insurance Fund ("BIF/SAIF") and Regulatory Burden Relief packages. Included in this legislation is a requirement for SAIF-insured institutions to recapitalize the SAIF insurance fund through a one-time special assessment to be paid within 60 days of the first of the month following the enactment. The FDIC is charged with the ultimate responsibility of determining the specific assessment, which was determined to be 65.7 basis points of the March 31, 1995 SAIF deposit assessment base. As the Bank is insured by the SAIF, the assessment resulted in a pre-tax charge to other expenses of $947,000, based on the SAIF assessment base of $144.2 million.

14.   STOCK DIVIDEND

      On March 19, 1997, the Bank declared a 10% stock dividend, payable April 11, 1997 to shareholders of record on March 31, 1997. Average shares outstanding, and all per share amounts included in the financial statements and notes, have been adjusted retroactively to reflect this dividend.

15.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data in the development of the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The estimated fair value of financial instruments is as follows at March 31, 1997 and 1996:

                                           1997                             1996
                                   ------------------------------  ----------------------------------
                                      CARRYING           FAIR             CARRYING           FAIR
                                       VALUE             VALUE              VALUE            VALUE
Assets:
  Cash                             $  6,951,000     $  6,951,000       $  5,585,000     $  5,585,000
  Investment securities              20,456,000       20,438,000         29,729,000       29,956,000
  Investment securities available     3,993,000        3,899,000          3,994,000        3,932,000
    for sale
  Mortgage-backed securities         26,402,000       26,488,000         28,375,000       28,716,000
  Mortgage-backed securities          3,022,000        2,990,000          2,002,000        2,004,000
    available for sale
  Loans receivable, net             151,694,000      150,436,000        126,228,000      127,045,000
  Loans held for sale, net               80,000           82,000          1,941,000        1,941,000
  FHLB stock                          1,756,000        1,756,000          1,627,000        1,627,000

Liabilities:
  Demand deposits                    65,952,000       65,952,000         61,898,000       61,898,000
  Time deposits                     103,464,000      103,401,000         96,261,000       96,628,000
  FHLB advances - short-term         12,630,000       12,678,000         10,500,000       10,585,000
  FHLB advances - long-term          14,550,000       14,401,000         15,550,000       15,643,000
  Other borrowed funds                  237,000          237,000            315,000          315,000



      Fair value estimates, methods, and assumptions are set forth below for the Bank's financial instruments.

      INVESTMENTS AND MORTGAGE-BACKED SECURITIES - Fair values were based on quoted market rates and dealer quotes.

      LOANS RECEIVABLE - Loans were priced using a discounted cash flow method. The discount rate used was the rate currently offered on similar products, risk adjusted for credit concerns or dissimilar characteristics.

      No adjustment was made to the entry-value interest rates for changes in credit of performing loans for which there are no known credit concerns. Management believes that the risk factor embedded in the entry-value interest rates, along with the general reserves applicable to the loan portfolio for which there are no known credit concerns, result in a fair valuation of such loans on an entry-value basis.

      DEPOSITS - The fair value of time deposits with no stated maturity such as noninterest-bearing demand deposits, savings, NOW accounts, and money market and checking accounts is equal to the amount payable on demand. The fair value of time deposits was based on the discounted value of contractual cash flows. The discount rate was estimated using rates available in the local market.


      FHLB ADVANCES - The fair value for FHLB advances is based on the discounted cash flow method. The discount rate was estimated using rates currently available from the FHLB.


      OFF-BALANCE SHEET FINANCIAL INSTRUMENTS - The estimated fair value of loan commitments approximates fees recorded associated with such commitments as of March 31, 1997 and 1996.

      OTHER - The carrying value of other financial instruments was determined to be a reasonable estimate of their fair value.

      LIMITATIONS - The fair value estimates presented herein were based on pertinent information available to management as of March 31, 1997 and 1996. Although management was not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements on those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

      Fair value estimates were based on existing financial instruments without attempting to estimate the value of anticipated future business. The fair value has not been estimated for assets and liabilities that were not considered financial instruments. Significant assets and liabilities that are not financial instruments include the mortgage banking operations, deferred tax liabilities, premises and equipment.

16.   PLAN OF CONVERSION AND STOCK ISSUANCE - SUBSEQUENT EVENT (UNAUDITED)

      On May 21, 1997, the Board of Directors of Riverview, M.H.C., the mutual holding company of the Bank, adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert Riverview, M.H.C. to stock form and to reorganize Riverview, M.H.C., and the Bank by forming a new stock Washington stock corporation to become the parent company of the Bank. The new Washington corporation will exchange certain shares of its common stock for the outstanding common stock of the Bank and will issue and offer for sale certain additional shares of its common stock. The additional shares of common stock of the new Washington corporation will be offered to eligible account holders of the Bank as of December 31, 1995, who will receive nontransferable subscription rights to purchase these shares, as well as certain other persons as provided for in the Plan. The amount and pricing of the proposed stock offering will be based on an independent appraisal of the Bank.

      In connection with the proposed transaction, Riverview, M.H.C. will file applications with the Office of Thrift Supervision and a registration statement with the U.S. Securities and Exchange Commission with respect to the reorganization and common stock offering. After receipt of the required regulatory approvals, the Plan of Conversion will be submitted to the members of Riverview, M.H.C. for approval by at least a majority of the votes eligible to be cast at a special meeting and will also be submitted to the Bank's stockholders for approval at a special meeting. The transaction is expected to be completed during the third calendar quarter of 1997.


      The Plan provides that when the conversion is completed, a "Liquidation Account" will be established in an amount equal to the amount of dividends with respect to the common stock of the Bank waived by Riverview, M.H.C. plus the greater of (1) the Bank's total retained earnings as of the date of the latest statement of financial condition contained in the final offering circular used in connection with the Bank's reorganization as a majority-owned subsidiary of Riverview M.H.C., or (2) 58.3% of the Bank's total shareholders' equity as of the date of the latest statement of financial condition contained in the final Prospectus used in connection with the conversion. The Liquidation Account is established to provide a limited priority claim to the assets of the Bank to qualifying depositors as of specified dates (as set forth in the Plan) who continue to maintain deposits in the Bank after the conversion. In the unlikely event of a complete liquidation of the Bank, and only in such an event, such qualifying depositors would receive from the Liquidation Account a liquidation distribution based on their proportionate share of the then total remaining qualifying deposits.


      Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirement.

      Costs relating to the conversion will be deferred and, upon conversion, such costs and any additional costs will be charged against the proceeds from the sale of stock. As of March 31, 1997, deferred costs relating to the conversion were not material. If the conversion is not completed, these deferred costs will be expensed to operations.

                                   * * * * * *
                                      F-25

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Riverview Bancorp, Inc., Riverview, M.H.C. or Riverview Savings Bank, FSB. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Riverview Bancorp, Inc., Riverview, M.H.C. or Riverview Savings Bank, FSB since any of the dates as of which information is furnished herein or since the date hereof.

                               Table of Contents         Page

Prospectus Summary...................................
Selected Consolidated Financial Information..........
Risk Factors.........................................
Riverview Bancorp, Inc...............................
Riverview Savings Bank, FSB..........................
Use of Proceeds......................................
Dividend Policy......................................
Market for Common Stock..............................
Capitalization.......................................
Historical and Pro Forma Regulatory Capital Compliance
Pro Forma Data.......................................
Conversion Shares to be Purchased by Management
 Pursuant to Subscription Rights.....................
Riverview Savings Bank, FSB and Subsidiary
 Consolidated Statements of Income...................
Management's Discussion and Analysis of Financial
 Condition and Results of Operations.................

Recent Developments..................................

Business of the Holding Company......................
Business of the Savings Bank.........................
Management of the Holding Company....................
Management of the Savings Bank.......................
Regulation...........................................
Taxation.............................................
The Conversion and Reorganization....................
Comparison of Stockholders' Rights...................
Restrictions on Acquisition of the Holding Company...
Description of Capital Stock of the Holding Company
Registration Requirements............................
Legal and Tax Opinions...............................
Experts..............................................
Additional Information...............................
Index to Consolidated Financial Statements...........

UNTIL THE LATER OF ______, 1997, OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING OF COMMON STOCK, IF ANY, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                             RIVERVIEW BANCORP, INC.

                                     [Logo]

                          (Proposed Holding Company for
                          Riverview Savings Bank, FSB)



                        3,938,561 to 5,328,642 Shares of
                                  Common Stock



                                   PROSPECTUS



                       CHARLES WEBB & COMPANY, a Division
                        of Keefe, Bruyette & Woods, Inc.


                         PACIFIC CREST SECURITIES, INC.




                                August ___, 1997

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Officers and Directors

     In  accordance   with  the  Washington   Business   Corporation   Law,  RCW
ss.23B.08.570, Article XIII of the Registrant's Articles of Incorporation provides as follows:

     "ARTICLE XIII. Indemnification. The corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

          A. Directors and Officers. In all circumstances and to the full extent permitted by the Washington Business Corporation Act now or hereafter in force, the corporation shall indemnify any person who is or was a director, officer or agent of the corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the corporation), by reason of the fact that he is or was an agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply on account of: (a) acts or omissions of the director and officer finally adjudged to be in violation of law; (b) conduct of the director and officer finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

          B. Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

          C. Survival of Indemnification Rights. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          D. Service for Other Entities. The indemnification and advancement of expenses provided under this Article shall apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporations's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

          E. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and Washington law.

          F. Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person."

Item 25.  Other Expenses of Issuance and Distribution(1)

     Legal fees and expenses................................   $150,000
     Securities Marketing Firm legal fees...................     30,000
     EDGAR, printing, copying, postage, mailing.............    150,000
     Appraisal/business plan fees and expenses..............     30,000
     Accounting fees........................................     90,000
     Securities marketing fees (1)..........................    323,700
     Data processing fees and expenses......................      7,500
     SEC filing fee.........................................     16,500
     OTS filing fee.........................................      8,400
     Blue sky legal fees and expenses.......................      7,500
     Other..................................................     16,400
                                                               --------
           Total............................................   $830,000
                                                               ========


----------
     (1) Assumes a total offering of Conversion Shares of $24.0 million (midpoint of the Estimated Valuation Range), a management fee payable to Webb equal to $25,000 and a success fee of 1.5% of the aggregate Purchase Price of the shares of Common Stock sold in the Subscription and Direct Community Offering and the Syndicated Community Offering, excluding shares purchased by the ESOP and officers and directors of the Savings Bank. See "THE CONVERSION AND REORGANIZATION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."


Item 26.  Recent Sales of Unregistered Securities.

          Not Applicable

Item 27.  Exhibits

          The exhibits filed as part of this Registration Statement are as follows:

(a)  List of Exhibits

 1.1   -- Form of proposed  Agency  Agreement  among  Riverview  Bancorp,  Inc.,
          Riverview Savings Bank, FSB, Riverview, M.H.C. and Charles Webb & Company (a)

 1.2 -- Engagement Letter with Riverview Savings Bank, FSB and Charles Webb & Company (a)

 2     -- Plan  of  Conversion  and  Agreement  and  Plan of  Reorganization  of
          Riverview, M.H.C. and Riverview Savings Bank, FSB (a)

 3.1   -- Articles of Incorporation of Riverview Bancorp, Inc. (a)

 3.2   -- Bylaws of Riverview Bancorp, Inc. (a)

 4     -- Form of Certificate for Common Stock (a)

 5     -- Opinion  of  Breyer  &  Aguggia   regarding   legality  of  securities
          registered (a)

 8.1   -- Federal Tax Opinion of Breyer & Aguggia (a)

 8.2   -- State Tax Opinion of Deloitte & Touche LLP (a)

 8.3 -- Opinion of RP Financial, LC. as to the value of subscription rights (a)

10.1   -- Proposed Form of Employment Agreement for Certain Executive
          Officers (a)

10.2   -- Proposed Form of Severance Agreement for Key Employees (a)

10.3   --  Proposed Form of Employee Stock Ownership Plan (a)

10.4   -- Proposed Form of Employee Severance Compensation Plan (a)

10.5   -- Proposed Form of Employee Savings & Profit Sharing Plan and Trust (a)

11     -- Statement Regarding Computation of Earnings Per Share (a)

21     -- Subsidiaries of Riverview Bancorp, Inc. (a)

23.1   -- Consent of Deloitte & Touche LLP

23.2   -- Consent of Breyer & Aguggia (a)

23.3   -- Consent of RP Financial, LC. (a)

24     -- Power of Attorney (a)

99.1 -- Order and Acknowledgement Form (contained in the marketing materials included herein as Exhibit 99.2) (a)

99.2   -- Solicitation and Marketing Materials (a)

99.3   -- Appraisal Agreement with RP Financial, LC. (a)

99.4   -- Appraisal Report of RP Financial, LC. (b)

99.5   -- Proxy Statement for Special Meeting of Members of Riverview,
          M.H.C. (a)

99.6 -- Proxy Statement for Annual Meeting of Stockholders of Riverview Savings Bank, FSB (a)

----------
(a)  Previously filed.
(b)  To be filed by post-effective amendment.

Item 28. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes to provide the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camas, State of Washington, on this 11th day of August 1997.

                                   RIVERVIEW BANCORP, INC.


                                   By:   /s/ Patrick Sheaffer
                                         -------------------------------------
                                         Patrick Sheaffer
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                             Title                         Date
----------                             -----                         ----


/s/ Patrick Sheaffer          President, Chief Executive        August 11, 1997
-------------------------     and Director
Patrick Sheaffer              (Principal Executive Officer)


/s/ Ron Wysaske*              Treasurer, Chief Financial        August 11, 1997
-------------------------     Officer and Director
Ron Wysaske                   (Principal Financial and
                              Accounting Officer)


/s/ Roger Malfait*            Director                          August 11, 1997
-------------------------
Roger Malfait


/s/ Gary R. Douglass*         Director                          August 11, 1997
-------------------------
Gary R. Douglass


/s/ Dale E. Scarbrough*       Director                          August 11, 1997
-------------------------
Dale E. Scarbrough


/s/ Paul L. Runyan*           Director                          August 11, 1997
-------------------------
Paul L. Runyan


/s/ Robert K. Leick*          Director                          August 11, 1997
-------------------------
Robert K. Leick

*By power of attorney dated June 25, 1997.

     As filed with the Securities and Exchange Commission on August 11, 1997

                                                      Registration No. 333-30203


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS
                                       TO
                               AMENDMENT NO. 2
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933




                             RIVERVIEW BANCORP, INC.
               (Exact name of registrant as specified in charter)



        Washington                         6035                  91-1838969
(State or other jurisdiction of      (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             700 N.E. Fourth Avenue
                             Camas, Washington 98607
                                 (360) 834-2231
          (Address and telephone number of principal executive offices)




                          John F. Breyer, Jr., Esquire
                          Victor L. Cangelosi, Esquire
                                BREYER & AGUGGIA
                                 Suite 470 East
                              1300 I Street, N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)

                                INDEX TO EXHIBITS

1.1 -- Form of proposed Agency Agreement among Riverview Bancorp, Inc., Riverview Savings Bank, FSB, Riverview, M.H.C. and Charles Webb & Company

1.2 -- Engagement Letter between Riverview Savings Bank, FSB and Charles Webb & Company (a)

2     --  Plan of Conversion and Reorganization of Riverview Savings Bank, FSB
          and Riverview, M.H.C. (a)

3.1   --  Articles of Incorporation of Riverview Bancorp, Inc. (a)

3.2   --  Bylaws of Riverview Bancorp, Inc. (a)

4     --  Form of Certificate for Common Stock (a)

5     --  Opinion  of  Breyer  &  Aguggia  regarding  legality  of  securities registered (a)

8.1   --  Federal Tax Opinion of Breyer & Aguggia (a)

8.2   --  State Tax Opinion of Deloitte & Touche LLP (a)

8.3 -- Opinion of RP Financial, LC. as to the value of subscription rights (a)

10.1  --  Proposed Form of Employment Agreement For Senior Officers (a)

10.2  --  Proposed Form of Severance Agreement for Key Officers (a)

10.3  --  Proposed Form of Employee Stock Ownership Plan (a)

10.4  --  Proposed Form of Employee Severance Compensation Plan (a)

10.5  --  Proposed Form of Employee's Savings & Profit Sharing Plan and
          Trust (a)

11    --  Statement Regarding Computation of Earnings Per Share (a)

21    --  Subsidiaries of Riverview Bancorp, Inc. (a)

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Breyer & Aguggia (a)

23.3  --  Consent of RP Financial, LC. (a)

24    --  Power of Attorney (a)

99.1 -- Order and Acknowledgement Form (contained in the marketing materials included herein as Exhibit 99.2) (a)

99.2  --  Solicitation and Marketing Materials (a)

99.3  --  Appraisal Agreement with RP Financial, LC. (a)

99.4  --  Appraisal Report of RP Financial, LC. (b)

99.5  --  Proxy Statement for Special Meeting of Members of Riverview,
          M.H.C. (a)

99.6 -- Proxy Statement for Annual Meeting of Stockholders of Riverview Savings Bank, FSB (a)

---------------------
(a) Previously filed.
(b) To be filed by post-effective amendment.